Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

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In re:	§	Chapter 11
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CORE SCIENTIFIC, INC., et al.,	§	Case No. 22-90341 (DRJ)
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Debtors[1]	§	(Jointly Administered)
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AMENDED JOINT CHAPTER 11 PLAN OF

CORE SCIENTIFIC, INC. AND ITS AFFILIATED DEBTORS

THIS PLAN (AS MAY BE AMENDED) WILL BE SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCE OR REJECTION MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THE INFORMATION IN THE PLAN IS SUBJECT TO CHANGE. THIS PLAN IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY SECURITIES.

WEIL, GOTSHAL & MANGES LLP Alfredo R. Pérez (15776275) Clifford W. Carlson (24090024) 700 Louisiana Street, Suite 1700 Houston, Texas 77002 Telephone: (713) 546-5000 Facsimile: (713) 224-9511

WEIL, GOTSHAL & MANGES LLP

Ray C. Schrock (admitted pro hac vice)

Ronit J. Berkovich (admitted pro hac vice)
767 Fifth Avenue

New York, New York 10153

Telephone: (212) 310-8000

Facsimile: (212) 310-8007

Attorneys for the Debtors and Debtors in Possession

Dated: August 8, 2023
Houston, Texas

1

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: Core Scientific Mining LLC (6971); Core Scientific, Inc. (3837); Core Scientific Acquired Mining LLC (6074); Core Scientific Operating Company (5526); Radar Relay, Inc. (0496); Core Scientific Specialty Mining (Oklahoma) LLC (4327); American Property Acquisition, LLC (0825); Starboard Capital LLC (6677); RADAR LLC (5106); American Property Acquisitions I, LLC (9717); and American Property Acquisitions, VII, LLC (3198). The Debtors’ corporate headquarters and service address is 210 Barton Springs Road, Suite 300, Austin, Texas 78704.

i

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Each of Core Scientific, Inc.; Core Scientific Mining LLC; Core Scientific Acquired Mining LLC; Core Scientific Operating Company; Radar Relay, Inc.; Core Scientific Specialty Mining (Oklahoma) LLC; American Property Acquisition, LLC; Starboard Capital LLC; RADAR LLC; American Property Acquisitions I, LLC; and American Property Acquisitions VII, LLC (each, a “Debtor” and, collectively, the “Debtors”) proposes the following joint chapter 11 plan of reorganization pursuant to section 1121(a) of the Bankruptcy Code. Capitalized terms used herein shall have the meanings set forth in Article I.A. Holders of Claims and Interests may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, and projections of future operations, as well as a summary and description of the Plan, the settlements and transactions contemplated thereby, and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

ALL HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I. DEFINITIONS AND INTERPRETATION.

A. Definitions. The following terms shall have the respective meanings specified below:

1.1 “1145 Rights Offering” means the portion of the Rights Offering to be conducted in reliance upon the exemption from registration under the Securities Act provided in section 1145 of the Bankruptcy Code, in such amount that the New Common Interests issued pursuant to the 1145 Rights Offering are principally in exchange for a Claim or Interest pursuant to section 1145 of the Bankruptcy Code.

1.2 “1145 Subscription Rights” means the Rights Offering Subscription Rights to be distributed pursuant to the 1145 Rights Offering.

1.3 “2018 Equity Plan” means the Core Scientific, Inc. 2018 Omnibus Incentive Plan f/k/a MineCo Holdings, Inc. 2018 Omnibus Incentive Plan.

1.4 “2021 Equity Plan” means the Core Scientific, Inc. 2021 Equity Incentive Plan.

1.5 “36th Street Miner Agreement” means that certain Equipment Schedule No. 13, dated December 17, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Core Scientific Holding Co. (now known as Core Scientific, Inc.), on one hand, and Liberty Commercial Finance LLC, on the other hand, issued in connection with the Liberty Master Lease Agreement and subsequently assigned by Liberty Commercial Finance LLC to 36th Street Capital Partners LLC pursuant to that certain Notice and Acknowledgement of Assignment. For the avoidance of doubt, (i) the 36th Street Miner Agreement is not an Unexpired Lease and is a financing agreement and (ii) the equipment that is the subject of the 36th Street Miner Agreement are Assets owned by the applicable Debtor.

1.6 “36th Street Non-Miner Agreements” means, collectively, (i) that certain Equipment Lease Schedule No. 002, dated December 6, 2019, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and 36th Street Capital Partners, LLC, issued in connection with that certain Master Lease Agreement, dated July 18, 2019, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and 36th Street Capital Partners, LLC and (ii) that certain Equipment Lease Schedule No. 004 (including the First Amendment to Equipment Lease Schedule No. 4), dated December 27, 2019, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and 36th Street Capital Partners, LLC, issued in connection with that certain Master Lease

Agreement, dated July 18, 2019, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and 36th Street Capital Partners, LLC. For the avoidance of doubt, (i) the 36th Street Non-Miner Agreements are not Unexpired Leases and are financing agreements and (ii) the equipment that is the subject of the 36th Street Non-Miner Agreements are Assets owned by the applicable Debtor.

1.7 “4(a)(2)/Reg D Rights Offering” means the portion of the Rights Offering to be conducted in reliance upon the exemption from registration under the Securities Act provided in section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, in such amount that is equal to the total size of the Rights Offering minus the size of the 1145 Rights Offering.

1.8 “4(a)(2)/Reg D Subscription Rights” means the Rights Offering Subscription Rights to be distributed pursuant to the 4(a)(2)/Reg D Rights Offering.

1.9 “Accepting Class” means a Class that votes to accept the Plan in accordance with section 1126 of the Bankruptcy Code.

1.10 “Ad Hoc Noteholder Group” means the ad hoc group of certain Convertible Noteholders, or investment advisors, subadvisors, or managers of discretionary accounts that hold Convertible Notes, which is represented by the Ad Hoc Noteholder Group Advisors.

1.11 “Ad Hoc Noteholder Group Advisors” means (i) Paul Hastings LLP and (ii) Moelis & Company LLC.

1.12 “Administrative Expense Claim” means any Claim for a cost or expense of administration incurred during the Chapter 11 Cases pursuant to sections 503(b) and 507(a)(2) of the Bankruptcy Code, including, without limitation, (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for good and other services and leased premises) and (b) Professional Fee Claims. For the avoidance of doubt, the Backstop Commitment Premium payable to the respective Backstop Parties in accordance with Backstop Order, are Allowed Administrative Expense Claims; provided, that the Backstop Commitment Premium shall be satisfied in accordance with the terms of the Backstop Order.

1.13 “Affiliate” shall, with respect to an Entity, have the meaning set forth in section 101(2) of the Bankruptcy Code as if such Entity were a debtor in a case under the Bankruptcy Code.

1.14 “Allowed” means, with respect to any Claim, except as otherwise provided herein: (i) a Claim that is evidenced by a Proof of Claim Filed by the applicable Bar Date established in the Chapter 11 Cases (or for which Claim under the Plan, the Bankruptcy Code or a Final Order of the Bankruptcy Court, a Proof of Claim explicitly is not or shall not be required to be Filed); (ii) a Claim that is listed in the Schedules as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim has been timely Filed that asserts a Claim different in amount or priority from that listed in the Schedule; or (iii) a Claim Allowed pursuant to the Plan or a Final Order; provided that with respect to a Claim described in clauses (i) and (ii) above, such Claim shall be considered Allowed only if and to the extent that with respect to such Claim, no objection to the allowance thereof has been interposed by the Claim Objection Deadline; provided, further that notwithstanding the foregoing, (x) unless expressly waived by the Plan, the Allowed amount of Claims shall be subject to and shall not exceed the limitations under or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 of the Bankruptcy Code, to the extent applicable, and (y) the Reorganized Debtors shall retain all claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to the Plan. “Allow,” “Allowing,” and “Allowance,” shall have correlative meanings.

1.15 “Allowed August Convertible Notes Secured Claims Amount” means (i) the aggregate amount of (a) $325,167,300.73, which is the sum of the principal amount of August Convertible Notes plus accrued and unpaid interest at ten percent (10%) per annum through the Petition Date, plus (b) accrued interest at ten percent (10%) from the Petition Date through the Effective Date or (ii) such higher amount as determined by Final Order.

1.16 “Allowed M&M Lien Secured Claims Amounts” means the amounts set forth on the M&M Lien Claims Schedule in the column titled “Amount of Allowed M&M Lien Secured Claim.”

1.17 “Allowed Miner Equipment Lender Deficiency Claims Amounts” means the amounts set forth on the Miner Equipment Lender Claims Schedule in the column titled “Allowed Deficiency Claim (as of the Petition Date).”

1.18 “Allowed Miner Equipment Lender Secured Claims Amounts” means the amounts set forth on the Miner Equipment Lender Claims Schedule in the column titled “Allowed Secured Claim (as of the Petition Date).”

1.19 “Allowed Non-Settled April Convertible Notes Secured Claims Amount” means (i) the aggregate amount of (a) $239,626,200.28, which is the sum of the principal amount of April Convertible Notes plus accrued and unpaid interest at ten percent (10%) per annum through the Petition Date, plus (b) accrued interest at ten percent (10%) from the Petition Date through the Effective Date or (ii) such higher amount as determined by Final Order.

1.20 “Allowed Secured Mortgage Claims Amounts” means the amounts set forth on the Secured Mortgage Claims Schedule in the column titled “Allowed Secured Claim (as of Petition Date).”

1.21 “Anchorage Agreements” means, collectively, (i) that certain Equipment Loan and Security Agreement, dated March 11, 2022, by and between Core Scientific, Inc. and Anchorage Lending CA, LLC and that certain Promissory Note, dated March 11, 2022, issued in connection therewith and (ii) that certain Equipment Loan and Security Agreement, dated May 23, 2022, by and between Core Scientific, Inc. and Anchorage Lending CA, LLC and that certain Promissory Note, dated May 23, 2022, issued in connection therewith.

1.22 “April Convertible Notes” means the secured convertible notes issued pursuant to the April NPA.

1.23 “April Convertible Notes Secured Claims” means any Claim arising under or related to the April NPA.

1.24 “April NPA” means that certain Secured Convertible Note Purchase Agreement, dated April 19, 2021, by and among Core Scientific Holding Co. (now known as Core Scientific, Inc.), as issuer, the guarantors thereof, the Notes Agent, and the purchasers of the notes issued thereunder, as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time, and including all related credit documents.

1.25 “Asset” means all of the rights, title, and interests of a Debtor in and to property of whatever type or nature, including real, personal, mixed, intellectual, tangible, and intangible property.

1.26 “Assumption Dispute” means an unresolved objection regarding assumption, Cure Amount, “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), or any other issue relating to assumption of an Executory Contract or Unexpired Lease.

1.27 “August Convertible Notes” means the secured convertible notes issued pursuant to the August NPA.

1.28 “August Convertible Notes Secured Claims” means any Claim arising under or related to the August NPA.

1.29 “August NPA” means that certain Convertible Note Purchase Agreement, dated on or about August 20, 2021, by and among Core Scientific Holding Co. (now known as Core Scientific, Inc.), as issuer, the guarantors thereof, the Notes Agent, and the purchasers of the notes issued thereunder, as may be amended, restated, amended and restated, supplemented, or otherwise modified form time to time, and including all related credit documents.

1.30 “Avoidance Actions” means any and all actual or potential Claims and Causes of Action to avoid a transfer of property or an obligation incurred by the Debtors arising under chapter 5 of the Bankruptcy Code, including sections 502(d), 544, 545, 547, 548, 549, 550, 551, and 553(b) of the Bankruptcy Code and applicable non-bankruptcy law.

1.31 “Backstop Commitment” means a “Commitment” as defined in the Backstop Commitment Agreement.

1.32 “Backstop Commitment Agreement” means that certain Backstop Commitment Agreement, dated as of [•], entered into by the Debtors and the Backstop Parties, as the same may be amended, restated, or otherwise modified in accordance with its terms, and approved by the Bankruptcy Court pursuant to the Backstop Order.

1.33 “Backstop Commitment Premium” means the aggregate amount of $[•] to be paid to the Backstop Parties on the Effective Date in the form of New Common Interests issued, pursuant to the terms and conditions in this Plan and the Backstop Commitment Agreement.

1.34 “Backstop Order” means the Order (I) Authorizing the Debtors to Enter into Backstop Commitment Agreement, (II) Approving All Obligations Thereunder, and (III) Granting Related Relief (Docket No. [•]).

1.35 “Backstop Parties” means those parties that agree to backstop the Rights Offering pursuant to the Backstop Commitment Agreement, each in its respective capacity as such.

1.36 “Backstop Shares” means the Rights Offering Shares purchased by the Backstop Parties pursuant to their respective Backstop Commitments as set forth in and in accordance with the terms of the Backstop Commitment Agreement.

1.37 “Ballot” means the form distributed to each holder of a Claim or Interest in a Class entitled to vote on the Plan (as set forth herein), on which is to be indicated, among other things, acceptance or rejection of the Plan.

1.38 “Bank of the West Agreement” means that certain Equipment Financing Agreement, dated March 15, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Bank of the West.

1.39 “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. § 101, et seq., as amended from time to time, as applicable to the Chapter 11 Cases.

1.40 “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division having jurisdiction over the Chapter 11 Cases, and to the extent of any reference made under section 157 of title 28 of the United States Code or if the Bankruptcy Court is determined not to have authority to enter a Final Order on an issue, the District Court having jurisdiction over the Chapter 11 Cases under section 151 of title 28 of the United States Code.

1.41 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code and any Local Bankruptcy Rules of the Bankruptcy Court, in each case, as amended from time to time and applicable to the Chapter 11 Cases.

1.42 “Bar Date” means, collectively, the General Bar Date and the Governmental Bar Date.

1.43 “Bar Date Order” means the Order (I) Establishing Deadlines to File Proofs of Claim and (II) Approving Form and Manner of Notice Thereof (Docket No. 652).

1.44 “Barings Agreements” means, collectively, (i) that certain Collateral Schedule No. 1, dated March 24, 2022, by and between Core Scientific, Inc. and Barings BDC, Inc., issued in connection with that certain Master Security Agreement, dated March 24, 2022, by and between Core Scientific, Inc., on one hand, and Barings BDC, Inc., Barings Capital Investment Corporation, and Barings Private Credit Corp., on the other hand, and as amended by that certain Amendment No. 1 to Collateral Schedule No. 1, dated August 12, 2022, by and between Core Scientific Inc. and Barings BDC, Inc., (ii) that certain Collateral Schedule No. 2, dated March 24, 2022, by and between Core Scientific, Inc. and Barings Capital Investment Corporation, issued in connection with that certain Master Security Agreement, dated March 24, 2022, by and between Core Scientific, Inc., on one hand, and Barings BDC, Inc., Barings Capital Investment Corporation, and Barings Private Credit Corp., on the other hand, and as amended by that certain Amendment No. 1 to Collateral Schedule No. 2, dated August 12, 2022, by and between Core Scientific Inc. and Barings Capital Investment Corporation, (iii) that certain Collateral Schedule No. 3, dated March 24, 2022, by and between Core Scientific, Inc. and Barings Private Credit Corp., issued in connection with that certain Master Security Agreement, dated March 24, 2022, by and between Core Scientific, Inc., on one hand, and Barings BDC, Inc., Barings Capital Investment Corporation, and Barings Private Credit Corp., on the other hand, and as amended by that certain Amendment No. 1 to Collateral Schedule No. 3, dated August 12, 2022, by and between Core Scientific Inc. and Barings Private Credit Corp., (iv) that certain Collateral Schedule No. 4, dated April 27, 2022, by and between Core Scientific, Inc. and Barings BDC Inc., issued in connection with that certain Master Security Agreement, dated March 24, 2022, by and between Core Scientific, Inc., on one hand, and Barings BDC, Inc., Barings Capital Investment Corporation, and Barings Private Credit Corp., on the other hand, and as amended by that certain Amendment No. 1 to Collateral Schedule No. 4, dated August 12, 2022, by and between Core Scientific Inc. and Barings BDC Inc., (v) that certain Collateral Schedule No. 5, dated April 27, 2022, by and between Core Scientific, Inc. and Barings Capital Investment Corporation, issued in connection with that certain Master Security Agreement, dated March 24, 2022, by and between Core Scientific, Inc., on one hand, and Barings BDC, Inc., Barings Capital Investment Corporation, and Barings Private Credit Corp., on the other hand, and as amended by that certain Amendment No. 1 to Collateral Schedule No. 5, dated August 12, 2022, by and between Core Scientific Inc. and Barings Capital Investment Corporation, and (vi) that certain Collateral Schedule No. 6, dated April 27, 2022, by and between Core Scientific, Inc. and Barings Private Credit Corp., issued in connection with that certain Master Security Agreement, dated March 24, 2022, by and between Core Scientific, Inc., on one hand, and Barings BDC, Inc., Barings Capital Investment Corporation, and Barings Private Credit Corp., on the other hand, and as amended by that certain Amendment No. 1 to Collateral Schedule No. 6, dated August 12, 2022, by and between Core Scientific Inc. and Barings Private Credit Corp.

1.45 “Bitmain Transaction” means the transaction described in the Debtors’ Motion for Entry of an Order (I) Authorizing Core Scientific, Inc.’s Entry Into Asset Purchase Agreement and (II) Granting Related Relief (Docket No. [•]) and approved by the Bankruptcy Court pursuant to the Order (I) Authorizing Core Scientific, Inc.’s Entry Into Asset Purchase Agreement and (II) Granting Related Relief (Docket No. [•]).

1.46 “BlockFi Agreements” means those certain Facility and Security Agreements, each dated December 30, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and BlockFi Lending LLC.

1.47 “Bremer Agreements” means (i) that certain Loan Agreement, dated October 4, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Bremer Bank, National Association, as amended by that certain 2021 Amendment to Loan Agreement, dated December 10, 2021, (ii) that certain Security Agreement, dated October 4, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Bremer Bank, National Association, as amended by that certain Leasehold Mortgage Modification Agreement and Extension Affidavit, dated December 10, 2021, (iii) those certain Promissory Notes, dated October 4, 2021, October 4, 2021, and December 10, 2021, issued in connection therewith, and (iv) those certain other Loan Documents (as defined in the Loan Agreement described in clause (i) hereof).

1.48 “Bremer Secured Claim” means the Claim held by Bremer Bank, National Association arising from the Bremer Agreements.

1.49 “Brown Agreement” means that certain Purchase Money Deed to Secured Debt, dated September 28, 2018, by and between American Property Acquisitions VI, LLC (and assigned by operation of law to American Property Acquisition, LLC, the sole member of American Property Acquisitions VI, LLC, following the dissolution of American Property Acquisitions VI, LLC) and Brown Corporation, securing the indebtedness evidenced by that certain Promissory Note, dated September 28, 2018, issued in connection therewith, which is secured by that certain facility leased by the Core Scientific Operating Company located in Dalton, Georgia.

1.50 “Brown Settlement” means the settlement of all Claims and controversies among the Debtors and Brown Corporation and the consideration given or received, as applicable, by each as set forth in the Plan and as summarized in section 5.14 hereof.

1.51 “Business Day” means any day other than a Saturday, Sunday, “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or day on which banking institutions in New York, New York are authorized by law or other governmental action to close.

1.52 “B. Riley Unsecured Claims” means any Claim arising under or related to (i) that certain Bridge Promissory Note, dated April 7, 2022, by and between Core Scientific, Inc. and B. Riley Commercial Capital, LLC, as amended by that certain Amended and Restated Bridge Promissory Note, dated August 1, 2022, by and between Core Scientific, Inc. and B. Riley Commercial Capital, LLC and (ii) that certain Bridge Promissory Note, dated April 7, 2022, by and between Core Scientific, Inc. and BRF Finance Co, LLC, as amended by that certain Amended and Restated Bridge Promissory Note, dated August 1, 2022, by and between Core Scientific, Inc. and BRF Finance Co, LLC.

1.53 “B. Riley Settlement” means the settlement of all Claims and controversies among the Debtors, on one hand, and B. Riley Commercial Capital, LLC and BRF Finance Co, LLC, on the other hand, and the consideration given or received, as applicable, by each as set forth in the Plan and as summarized in section 5.16 hereof.

1.54 “Cash” means the legal tender of the United States of America.

1.55 “Causes of Action” means any action, claim, cross-claim, third-party claim, cause of action, controversy, dispute, proceeding, demand, right, lien, indemnity, contribution, guaranty, suit, obligation, liability, loss, debt, fee or expense, damage, interest, judgment, cost, account, defense, remedy, offset, power, privilege, proceeding, license and franchise of any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively (including any alter ego theories), choate or inchoate, reduced to judgment or otherwise, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including, without limitation, under any state or federal securities laws). Causes of Action also includes: (i) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (ii) the right to object to Claims or Interests; (iii) any claim pursuant to section 362 of the Bankruptcy Code; (iv) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; (v) any state law fraudulent transfer claim; and (vi) any Avoidance Actions.

1.56 “Chapter 11 Cases” means, with respect to a Debtor, such Debtor’s case under chapter 11 of the Bankruptcy Code commenced on the Petition Date in the Bankruptcy Court, jointly administered with all other Debtors’ cases under chapter 11 of the Bankruptcy Code.

1.57 “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code, as against any Debtor.

1.58 “Claim Objection Deadline” means the deadline for objecting to Filed Proofs of Claim or scheduled claims, which shall be, unless otherwise extended pursuant to the Plan (i) the one hundred eightieth (180th) day following the later of (a) the Effective Date and (b) the date that a Proof of Claim is Filed or amended or a Claim is otherwise asserted or amended in writing by or on behalf of a Holder of such Claim; or (ii) such later date as may be fixed by the Bankruptcy Court; provided, however, that the Debtors may extend the Claim Objection Deadline for an additional ninety (90) days in their sole discretion upon the filing of a notice with the Bankruptcy Court, with further extensions thereafter permitted after notice and a hearing.

1.59 “Claims and Noticing Agent” means Stretto, Inc., the claims, noticing, and solicitation agent retained by the Debtors pursuant to the Order Authorizing the Employment and Retention of Stretto, Inc. as Claims, Noticing, and Solicitation Agent (Docket No. 28).

1.60 “Class” means any group of Claims or Interests classified as set forth in Article III of the Plan pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

1.61 “Collateral” means any Asset of an Estate that is subject to a Lien securing the payment or performance of a Claim, which Lien is not invalid and has not been avoided under the Bankruptcy Code or applicable nonbankruptcy law.

1.62 “Company” means, collectively, the Debtors and their non-Debtor Affiliates.

1.63 “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

1.64 “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order.

1.65 “Confirmation Hearing” means the hearing to be held by the Bankruptcy Court to consider Confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.66 “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1.67 “Convertible Noteholders” means Holders of the April Convertible Notes and/or the August Convertible Notes.

1.68 “Convertible Notes” means, collectively, the August Convertible Notes and the April Convertible Notes.

1.69 “Convertible Notes Agreements” means, collectively, the April NPA and the August NPA.

1.70 “Convertible Notes Secured Claims” means, collectively, the April Convertible Notes Secured Claims and the August Convertible Notes Secured Claims.

1.71 “Creditors’ Committee” means the official committee of unsecured creditors of the Debtors, appointed by the U.S. Trustee in these Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code on January 9, 2023 (Docket No. 256) and reconstituted on February 3, 2023 (Docket No. 456), the membership of which may be further reconstituted from time to time.

1.72 “Cure” means the payment of Cash by the Debtors, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to (i) cure a monetary default by the Debtors in accordance with the terms of an Executory Contract or Unexpired Lease of the Debtors and (ii) permit the Debtors to assume such Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code.

1.73 “Cure Amount” means the payment of Cash by the Debtors, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to (i) cure a monetary default by the Debtors in accordance with the terms of an Executory Contract or Unexpired Lease of the Debtors and (ii) permit the Debtors to assume such Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code.

1.74 “Cure Notice” means a notice to parties to Executory Contracts or Unexpired Leases to be assumed or assumed and assigned reflecting the Debtors’ intention to potentially assume or assume and assign the contract or lease in connection with the Plan and, where applicable, setting forth the proposed Cure Amount (if any).

1.75 “D&O Policy” means, collectively, all insurance policies (including any “tail policy”) issued or providing coverage to any of the Debtors for current or former directors’, managers’, and officers’ liability, and all agreements, documents, or instruments related thereto.

1.76 “Debtor or Debtors” has the meaning set forth in the introductory paragraph of the Plan.

1.77 “Debtors in Possession” means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a), and 1108 of the Bankruptcy Code.

1.78 “Default Miner Equipment Lender Treatment” has the meaning set forth in section 4.3 hereof.

1.79 “Default Mortgage Treatment” has the meaning set forth in section 4.6 hereof.

1.80 “Dell Agreements” means that certain Payment Agreement, dated February 25, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Dell Financial Services L.L.C.

1.81 “DIP Agent” means B. Riley Commercial Capital, LLC, solely in its capacity as administrative agent and collateral agent under the DIP Credit Agreement, its successors, assigns, or any replacement agent appointed pursuant to the terms of the DIP Credit Agreement.

1.82 “DIP Claims” means all Claims held by the DIP Lenders or the DIP Agent on account of, arising under, or relating to the DIP Credit Agreement, the DIP Facility, or the DIP Order, including Claims for all principal amounts outstanding, and any and all fees, interest, expenses, indemnification obligations, reimbursement obligations, and other amounts due under the DIP Loan Documents, which, for the avoidance of doubt, shall include all “Replacement DIP Obligations” as such term is defined in the DIP Order.

1.83 “DIP Commitment” shall have the meaning ascribed to the term “DIP Term Loan Commitment” in the DIP Credit Agreement.

1.84 “DIP Credit Agreement” means that certain Senior Secured Super-Priority Replacement Debtor-in-Possession Loan and Security Agreement, dated February 27, 2023, by and among Core Scientific, Inc., as borrower, the other guarantors party thereto, the DIP Agent, and the DIP Lenders, as approved by the DIP Order, as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

1.85 “DIP Facility” means the multiple-draw term-loan credit facility with aggregate DIP Commitment of $70,000,000, as approved by the DIP Order.

1.86 “DIP Lenders” means the lenders from time to time party to the DIP Credit Agreement.

1.87 “DIP Loan Documents” means the Replacement DIP Loan Documents (as defined in the DIP Order).

1.88 “DIP Order” means, as applicable, the Final Order (I) Authorizing the Debtors to (A) Obtain Senior Secured Non-Priming Superpriority Replacement Postpetition Financing and (B) Use Cash Collateral, (II) Granting Liens and Providing Claims With Superpriority Administrative Expense Status, (III) Modifying the Automatic Stay, and (IV) Granting Related Relief (Docket No. 608) or the Order (I) Authorizing the Debtors on an Interim Basis to (A) Obtain Senior Secured Non-Priming Superpriority Replacement Postpetition Financing and (B) Use Cash Collateral, (II) Authorizing the Debtors to Refinance Existing Postpetition Financing on a Final Basis, (III) Granting Liens and Providing Claims With Superpriority Administrative Expense Status, (IV) Granting Adequate Protection to the Prepetition Secured Parties on a Final Basis, (V) Modifying the Automatic Stay, (VI) Scheduling a Final Hearing, and (VII) Granting Related Relief (Docket No. 447), authorizing the Debtors to enter into the DIP Credit Agreement and access the DIP Facility, as may be amended, supplemented or modified from time to time.

1.89 “Disallowed” means any Claim, or any portion thereof, that (i) has been disallowed by Final Order or settlement; (ii) is scheduled at zero or as contingent, disputed, or unliquidated on the Schedules and as to which no Proof of Claim has been timely Filed or deemed timely Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court, including any claims bar date order, or otherwise deemed timely Filed under applicable law; or (iii) is not scheduled on the Schedules and as to which no Proof of Claim has been timely Filed or deemed timely Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely Filed under applicable law. “Disallow” and “Disallowance” shall have correlative meanings.

1.90 “Disbursing Agent” means any Entity (including any applicable Debtor or Reorganized Debtor if it acts in such capacity) in its capacity as a disbursing agent under Article VI of the Plan.

1.91 “Disclosure Statement” means the disclosure statement for the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, and all exhibits, schedules, supplements, modifications, amendments, annexes, and attachments to such disclosure statement.

1.92 “Disclosure Statement Approval Order” means the [•] (Docket No. [•]).

1.93 “Disputed” means with respect to a Claim, (i) any Claim, which Claim is disputed under Section 7.1 of the Plan or as to which the Debtors have interposed and not withdrawn an objection or request for estimation that has not been determined by a Final Order; (ii) any Claim, proof of which was required to be Filed by order of the Bankruptcy Court but as to which a Proof of Claim was not timely or properly Filed by the applicable claims bar date; (iii) any Claim that is listed in the Schedules as unliquidated, contingent, or disputed, and as to which no request for payment or Proof of Claim has been Filed by the applicable claims bar date; or (iv) any Claim that is otherwise disputed by any of the Debtors or the Reorganized Debtors, as applicable, in accordance with applicable law or contract, which dispute has not been withdrawn, resolved or overruled by a Final Order. To the extent the Debtors dispute only the amount of a Claim, such Claim shall be deemed Allowed in the amount the Debtors do not dispute, if any, and Disputed as to the balance of such Claim.

1.94 “Disputed Claims Reserve” means any reserve for Disputed Claims established pursuant to section 7.9 of the Plan.

1.95 “Distribution Record Date” means, other than with respect to Holders of public Securities, the record date for purposes of determining which Holders of Allowed Claims are eligible to receive distributions under the Plan, which, unless otherwise specified, shall be the earlier of (i) the date that is two (2) Business Days before the Effective Date or such other date as is designated by the Debtors and (ii) the date such Claim becomes Allowed. The Distribution Record Date shall not apply to any public Securities the Holders of which shall receive a distribution in accordance with Article VI of the Plan and the customary procedures of DTC, as applicable.

1.96 “DTC” means The Depository Trust Company.

1.97 “Effective Date” means, with respect to the Plan, the date that is a Business Day selected by the Debtors on which: (i) no stay of the Confirmation Order is in effect; (ii) all conditions precedent specified in section 9.1 have been satisfied or waived (in accordance with section 9.3); and (iii) the Plan is declared effective. Without limiting the foregoing, any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

1.98 “Eligible Holder” means each holder of Existing Common Interests that is an “accredited investor” within the meaning of 501 of Regulation D under the Securities Act, as verified pursuant to the Rights Offering Procedures.

1.99 “Employee Arrangements” means all employment or employee-related arrangements, agreements, programs, and policies, and all compensation and benefits plans, policies, award letters, key employee retention agreements, and programs of the Debtors applicable to their respective employees, retirees, consultants, contractors, and non-employee directors, including all agreements with professional employer organizations, savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans (including equity and equity-based plans), welfare benefits plans, life and accidental death and dismemberment insurance plans, and the Unvested RSUs.

1.100 “Enterprise Value” means the enterprise value of the Reorganized Debtors, which shall be [•].

1.101 “Entity” means an individual, corporation, partnership, limited liability partnership, limited liability company, association, joint stock company, joint venture, estate, trust, unincorporated organization, Governmental Unit or any political subdivision thereof, or other Person or other entity.

1.102 “Equity Committee” means the official committee of equity security Holders, appointed by the U.S. Trustee in these Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code on March 23, 2023 (Docket No. 724), the membership of which may be reconstituted from time to time.

1.103 “Equity Incentive Plans” means, collectively, the (i) 2018 Equity Plan and (ii) 2021 Equity Plan.

1.104 “Estate or Estates” means individually or collectively, the estate or estates of the Debtors created under section 541 of the Bankruptcy Code.

1.105 “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.106 “Existing Common Interests” means (i) the common stock issued by Core Scientific, Inc. that existed immediately prior to the Effective Date, including any Restricted Stock and (ii) any Vested RSUs, in each case held by the Holders as reflected in the Debtors’ books and records, including the records of the Debtors’ transfer agent(s), and/or DTC’s records immediately prior to the Effective Date.

1.107 “Exit Agent” means the administrative agent and collateral agent under the Exit Credit Agreement.

1.108 “Exit Credit Agreement” means that certain Credit Agreement to be entered into in connection with the Exit Facility, to be dated as of the Effective Date, by and among Reorganized Parent, as borrower, the Exit Agent, and the Exit Lenders, which shall be in form and substance consistent with the Exit Term Sheet.

1.109 “Exit Facility” means the first-lien delayed draw term loan exit facility to be provided on the terms and conditions set forth in the Exit Term Sheet and arising pursuant to the Exit Credit Agreement in an aggregate principal amount of approximately $82,000,000, comprised of (i) the Allowed DIP Claims, which are estimated to be approximately $19,000,000, (ii) approximately $38,000,000 on account of the Allowed B. Riley Unsecured Claims, and (iii) approximately $25,000,000.00 in new delayed draw term loan commitments.

1.110 “Exit Lenders” means the lenders from time to time party to the Exit Credit Agreement, including any permitted assignees thereof.

1.111 “Exit Term Sheet” means that certain term sheet attached hereto as Exhibit A that sets forth the principal terms of the Exit Facility.

1.112 “Exculpated Parties” means each of the following in their capacity as such and, in each case, to the maximum extent permitted by law: (i) the Debtors; and (ii) Equity Committee and its members, solely in their capacity as such.

1.113 “Federal Judgment Rate” means the interest rate of 4.64% per annum as provided under 28 U.S.C. § 1961(a), calculated as of the Petition Date.

1.114 “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or, with respect to the filing of a Proof of Claim or proof of Interest, with the Claims and Noticing Agent.

1.115 “Final Order” means as applicable, an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified, or amended, including any order subject to appeal but for which no stay of such order has been entered, and as to which the time to appeal, seek certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be Filed has been withdrawn with prejudice, resolved by the highest court to which the order or judgment was appealed or from which certiorari could be sought, or any request for new trial, reargument, or rehearing has been denied, resulted in no stay pending appeal or modification of such order, or has otherwise been dismissed with prejudice; provided, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be Filed with respect to such order or judgment.

1.116 “Foundry” means Foundry Digital LLC (f/k/a DCG Foundry LLC).

1.117 “Foundry Allowed Claims” has the meaning set forth in section 5.17(g) hereof.

1.118 “Foundry Hosting Agreements” means, collectively, (i) the Master Services Agreement, dated November 23, 2019, between Core Scientific Operating Company (f/k/a Core Scientific, Inc.) and Foundry (the “2019 Foundry MSA”), and each of the Orders (as defined in the 2019 Foundry MSA) entered into or executed between Core Scientific Operating Company or Core Scientific, Inc. (as applicable) pursuant to or in connection with the 2019 Foundry MSA, including the Master Services Agreement Order #5, Master Services Agreement Order #6 and Master Services Agreement Order #7, in each case, as amended, supplemented or modified in accordance with the terms thereof and (ii) the Master Services Agreement, dated September 21, 2022, between Core Scientific, Inc. and Foundry (the “2022 Foundry MSA”), and each of the Orders (as defined in the 2022 Foundry MSA) entered into or executed between Core Scientific Operating Company or Core Scientific, Inc. (as applicable) pursuant to or in connection with the 2022 Foundry MSA, including the Master Services Agreement Order #1, in each case, as amended, supplemented or modified in accordance with the terms thereof.

1.119 “Foundry POCs” means Proofs of Claim numbers 360 and 361, each in the amount of not less than $18,404,990.08, filed by Foundry against certain of the Debtors.

1.120 “Foundry Settlement” means the settlement, transactions and agreements among the Debtors and Foundry, and the consideration given or received, as applicable, by each, as set forth in, and subject to the terms and conditions of, the Foundry Settlement Documents, and as provided in section 5.17 hereof.

1.121 “Foundry Settlement Agreement” means that certain Settlement Agreement, dated as of [•], by and among Foundry, Core Scientific, Inc. and the other Debtors, to be included in the Plan Supplement (with any appropriate redactions), which the Debtors shall have obtained or shall seek approval of from the Bankruptcy Court, including all appendices, exhibits, and schedules thereto.

1.122 “Foundry Settlement Documents” means the Foundry Settlement Agreement, the Foundry Hosting Agreements, any other hosting agreement, any bill of sale and any other agreement or document entered or entered into, or to be entered or entered into, in connection therewith or with the Foundry Settlement, each in form and substance acceptable to Foundry and the Debtors in their respective sole discretion. Notwithstanding anything to the contrary herein, the Foundry Settlement Documents shall govern in the event of a conflict between any such document, on the one hand, and the Plan, on the other hand.

1.123 “General Bar Date” means April 14, 2023, at 5:00 p.m. (prevailing Central Time), which is the deadline by which all Persons, except Governmental Units, were required to have Filed Proofs of Claim against the Debtors as established by the Bar Date Order.

1.124 “General Contract” means any agreement, contract, or purchase order between a Debtor that owns or leases real property and a General Contractor for the provision of labor, materials, equipment, and/or services in connection with the construction, development, or improvement of any real property owned or leased by such Debtor.

1.125 “General Contractor” means a Person contracting directly with any Debtor pursuant to a General Contract.

1.126 “General Contractor Unsecured Claim” means a Claim held by a General Contractor arising from a General Contract that is not a Secured Claim, which Claim shall be Allowed as a General Unsecured Claim in the amount set forth on the M&M Lien Claims Schedule in the column titled “Allowed Unsecured Claim Amount”.

1.127 “General Unsecured Claim” means all Claims, excluding the B. Riley Unsecured Claims, that are not a Secured Claim, Priority Tax Claim, Priority Non-Tax Claim, Professional Fee Claim, DIP Claim, Intercompany Claim, 510(b) Claim, or an Administrative Expense Claim. For the avoidance of doubt, except as otherwise provided herein, all Miner Equipment Lender Deficiency Claims are General Unsecured Claims. Any interest accruing on General Unsecured Claims from the Petition Date through the Effective Date shall accrue at the Federal Judgment Rate.

1.128 “Governmental Bar Date” means June 19, 2023, at 5:00 p.m. (prevailing Central Time), which is the deadline by which all Governmental Units were required to have Filed Proofs of Claim against the Debtors, as established by Bankruptcy Local Rule 3003-1 and ratified by the Bar Date Order.

1.129 “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

1.130 “Holder” means any Person holding (including as successor or assignee pursuant to a valid succession or assignment) a Claim or an Interest, as applicable, solely in its capacity as such.

1.131 “Holliwood Agreements” means that certain Purchase Money Mortgage, dated December 19, 2018, by and between American Property Acquisition, LLC and Holliwood LLC, securing the indebtedness evidenced by that certain Promissory Note, dated December 19, 2018, by and between American Property Acquisition, LLC and Holliwood LLC, which is secured by that certain facility owned by American Property Acquisition, LLC located in Calvert City, Kentucky.

1.132 “Holliwood Settlement” means the settlement of all Claims and controversies among the Debtors and Holliwood LLC and the consideration given or received, as applicable, by each as set forth in the Plan and as summarized in section 5.15 hereof.

1.133 “Identified Miners” means the 2,106 Bitmain Antminer S19 XP mining machines owned by certain of the Debtors and identified in the Foundry Settlement Agreement, each in condition and at location(s) reasonably acceptable to Foundry.

1.134 “Impaired” means, with respect to a Claim, Interest, or Class of Claims or Interests, “impaired” within the meaning of section 1124 of the Bankruptcy Code.

1.135 “Indemnification Obligation” means any existing or future obligation of any Debtor to indemnify current and former directors, officers, members, managers, agents or employees of any of the Debtors who served in such capacity, with respect to or based upon such service or any act or omission taken or not taken in any of such capacities, or for or on behalf of any Debtor, whether pursuant to agreement, the Debtors’ respective memoranda, articles or certificates of incorporation or formation, corporate charters, bylaws, operating agreements, limited liability company agreements, or similar corporate or organizational documents or other applicable contract or law in effect as of the Effective Date, excluding any obligation to indemnify any of the foregoing parties with respect to any act or omission for or on behalf of the Debtors arising out of any act or omission determined by a Final Order to constitute actual fraud, willful misconduct, or gross negligence.

1.136 “Indigo Agreement” means that certain Equipment Schedule No. 1, dated December 10, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Core Scientific Holding Co. (now known as Core Scientific, Inc.), on one hand, and Liberty Commercial Finance LLC, on the other hand, issued in connection with the Liberty Master Lease Agreement and subsequently assigned by Liberty Commercial Finance LLC to Indigo Direct Lending, LLC pursuant to that certain Notice and Acknowledgement of Assignment. For the avoidance of doubt, (i) the Indigo Agreement is not an Unexpired Lease and is a financing agreement and (ii) the equipment that is the subject of the Indigo Agreement are Assets owned by the applicable Debtor.

1.137 “Ineligible Holder” means each holder of an Existing Common Interest who duly certifies in accordance with the Rights Offering Procedures that it is not an “Accredited Investor” as defined in Rule 501(a) of the Securities Act.

1.138 “Initial DIP Loan Documents” means the DIP Loan Documents as defined in the Interim Order (I) Authorizing the Debtors to (A) Obtain Senior Secured Priming Superpriority Postpetition Financing and (B) Use Cash Collateral, (II) Granting Liens and Providing Claims with Superpriority Administrative Expense Status, (III) Granting Adequate Protection to the Prepetition Secured Parties, (IV) Modifying the Automatic Stay, (V) Scheduling a Final Hearing, and (VI) Granting Related Relief (Docket No. 130).

1.139 “Initial KERP” means the Debtors’ key employee retention program that was approved by the Bankruptcy Court pursuant to the KERP Order.

1.140 “Insured Litigation Claims” means any insured claims constituting General Unsecured Claims or Section 510(b) Claims, as applicable.

1.141 “Intercompany Claim” means any Claim against a Debtor held by another Debtor.

1.142 “Intercompany Interest” means an Interest in a Debtor held by another Debtor.

1.143 “Interests” means any equity in a Debtor as defined in section 101(16) of the Bankruptcy Code, including all ordinary shares, units, common stock, preferred stock, membership interest, partnership interest, or other instruments evidencing an ownership interest, or equity security (as defined in section 101(16) of the Bankruptcy Code) in any of the Debtors, whether or not transferable, and any restricted stock (including the Restricted Stock), warrant or right, contractual or otherwise, including, without limitation, equity-based employee incentives, grants, stock appreciation rights, Vested RSUs, performance shares/units, incentive awards, or other instruments issued to employees of the Debtors, to acquire any such interests in a Debtor that existed immediately before the Effective Date (in each case whether or not arising under or in connection with any employment agreement); provided, that the foregoing shall not apply to any entitlement to participate in or receive any Interests of the Reorganized Debtors; provided, further, that Interests shall include neither the Unvested RSUs nor the Stock Options.

1.144 “KERP Order” means the Order Approving and Authorizing Payments Under Key Employee Retention Plan (Docket No. 738).

1.145 “KERPs” means the Initial KERP and the Supplemental KERP.

1.146 “Liberty Master Lease Agreement” means that certain Master Equipment Lease Agreement #32109, dated June 3, 2021, by and between Liberty Commercial Finance LLC and Core Scientific, Inc. (now known as Core Scientific Operating Company).

1.147 “Liberty Miner Agreement” means that certain Equipment Schedule No. 16, dated December 22, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Core Scientific Holding Co. (now known as Core Scientific, Inc.), on one hand, and Liberty Commercial Finance LLC, on the other hand, issued in connection with the Liberty Master Lease Agreement. For the avoidance of doubt, (i) the Liberty Miner Agreement is not an Unexpired Lease and is a financing agreement and (ii) the equipment that is the subject of the Liberty Miner Agreement are Assets owned by the applicable Debtor.

1.148 “Liberty Non-Miner Agreements” means, collectively, (i) that certain Equipment Schedule No. 6, dated July 16, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Liberty Commercial Finance LLC, issued in connection with the Liberty Master Lease Agreement, (ii) that certain Equipment Schedule No. 7, dated July 16, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Liberty Commercial Finance LLC, issued in connection with the Liberty Master Lease Agreement, (iii) that certain Equipment Schedule No. 14, dated December 29, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Core Scientific Holding Co. (now known as Core Scientific, Inc.), on one hand, and Liberty Commercial Finance LLC, on the other hand, issued in connection with the Liberty Master Lease Agreement, and (iv) that certain Equipment Schedule No. 15, dated December 29, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Core Scientific Holding Co. (now known as Core Scientific, Inc.), on one hand, and Liberty Commercial Finance LLC, on the other hand, issued in connection with the Liberty Master Lease Agreement. For the avoidance of doubt, (i) the Liberty Non-Miner Agreements are not Unexpired Leases and are financing agreements and (ii) the equipment that is the subject of the Liberty Non-Miner Agreements are Assets owned by the applicable Debtor.

1.149 “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.150 “Local Bankruptcy Rules” means the Bankruptcy Local Rules for the United States Bankruptcy Court for the Southern District of Texas.

1.151 “M&M Lien” or “M&M Liens” means the mechanics’, materialmens’, workmens’, and repairmens’ Liens and other similar Liens and encumbrances arising under state law, including any Liens filed, asserted, or held by General Contractors and Subcontractors, encumbering any real property owned or leased by any Debtor, regardless of whether a Proof of Claim has been filed relating to such Liens, which Liens and encumbrances (i) may be determined to be validly perfected prepetition or may be deemed to be validly perfected prepetition pursuant to applicable state laws permitting relation back, in each case, if the applicable lienholder complied with the state law procedures required to perfect the same and (ii) allegedly satisfy the requirements of Bankruptcy Code section 546(b).

1.152 “M&M Lien Claims Schedule” means the schedule attached hereto as Exhibit I.

1.153 “M&M Lien Secured Claims” means, collectively, the Claims, the amount of which the Debtors’ books and records reflect are attributable to the provision by General Contractors and Subcontractors of labor, materials, equipment and/or services in connection with the construction, development or improvement of any real property owned or leased by any Debtor and for which such General Contractors and Subcontractors may be entitled to an M&M Lien, as set forth on the M&M Lien Claims Schedule in the column titled “Amount of Allowed M&M Lien Secured Claim,” in each case held by the applicable Holder, secured by the applicable Collateral, and in the applicable amounts as set forth on the M&M Lien Claims Schedule.

1.154 “M&M Lien Settlement” means any settlement of an M&M Lien Secured Claim approved by the Bankruptcy Court, each in accordance with the terms and provisions of the relevant settlement agreement, including the settlements approved by the Bankruptcy Court pursuant to the (i) Order Approving (I) Global Settlement Between Debtors and Condair Inc. and (II) Granting Related Relief (Docket No. [•]), (ii) Order Approving (I) Global Settlement Between Debtors and Trilogy LLC and (II) Granting Related Relief (Docket No. [•]), (iii) Order Approving (I) Global Settlement Between Debtors and JW Didado Electric LLC and (II) Granting Related Relief (Docket No. [•]), and (iv) Order Approving (I) Global Settlement Between Debtors and Huband-Mantor Construction, Inc. and (II) Granting Related Relief (Docket No. [•]).

1.155 “M&M Lien Takeback Debt” means the secured debt to be issued to each Holder of an M&M Lien Secured Claim (unless receiving a different form of consideration pursuant to an M&M Lien Settlement) by the applicable Debtor that owns or leases the real property encumbered by the applicable M&M Lien, in each case in the principal amount equal to the amount of the applicable Allowed M&M Lien Secured Claim Amount, on the terms and conditions set forth in the New M&M Lien Debt Term Sheet. The M&M Lien Takeback Debt issued by a Debtor to each such Holder of an M&M Lien Secured Claim shall (i) evidence such Holder’s M&M Liens encumbering an applicable real property owned or leased by such Debtor, (ii) be pari passu to all other M&M Lien Takeback Debt issued by such Debtor in respect of, and secured by, M&M Liens encumbering such applicable real property owned or leased by such Debtor, and (iii) be senior to all other Liens encumbering such applicable real property owned or leased by such Debtor.

1.156 “Management Incentive Plan” means a post-emergence equity-based management incentive plan under which up to ten percent (10%) of the New Common Interests outstanding on a fully diluted basis issued on the Effective Date may be issued to members of the Reorganized Debtors’ management on the terms described in section 5.23 of the Plan.

1.157 “MassMutual Agreements” means, collectively, (i) that certain Schedule No. 001, dated December 15, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and MassMutual Asset Finance LLC, issued in connection with that certain Master Lease Agreement, dated December 3, 2021, by and between Core Scientific, Inc. (now known as Core Scientific

Operating Company) and MassMutual Asset Finance LLC, and as amended by that certain Amendment No. 1 to Schedule No. 001, dated August 12, 2022, by and between Core Operating Company and MassMutual Asset Finance LLC, (ii) that certain Schedule No. 002, dated December 15, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and MassMutual Asset Finance LLC, issued in connection with that certain Master Lease Agreement, dated December 3, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and MassMutual Asset Finance LLC, and as amended by that certain Amendment No. 1 to Schedule No. 002, dated August 12, 2022, by and between Core Scientific Operating Company and MassMutual Asset Finance LLC, (iii) that certain Schedule No. 003, dated December 15, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and MassMutual Asset Finance LLC, issued in connection with that certain Master Lease Agreement, dated December 3, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and MassMutual Asset Finance LLC, and as amended by that certain Amendment No. 1 to Schedule No. 003, dated August 12, 2022, by and between Core Scientific Operating Company and MassMutual Asset Finance LLC, (iv) that certain Schedule No. 004, dated December 15, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and MassMutual Asset Finance LLC, issued in connection with that certain Master Lease Agreement, dated December 3, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and MassMutual Asset Finance LLC, and as amended by that certain Amendment No. 1 to Schedule No. 004, dated August 12, 2022, by and between Core Scientific Operating Company and MassMutual Asset Finance LLC, and (v) that certain Schedule No. 005, dated December 15, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and MassMutual Asset Finance LLC, issued in connection with that certain Master Lease Agreement, dated December 3, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and MassMutual Asset Finance LLC, and as amended by that certain Amendment No. 1 to Schedule No. 005, dated August 12, 2022, by and between Core Scientific Operating Company and MassMutual Asset Finance LLC. For the avoidance of doubt, (i) the MassMutual Agreements are not Unexpired Leases and are financing agreements and (ii) the equipment that is the subject of the MassMutual Agreements are Assets owned by the applicable Debtor.

1.158 “Meridian Agreement” means that certain Equipment Lease Agreement, dated June 8, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Meridian Equipment Finance LLC. For the avoidance of doubt, (i) the Meridian Agreement is not an Unexpired Lease and is a financing agreement and (ii) the equipment that is the subject of the Meridian Agreement are Assets owned by the applicable Debtor.

1.159 “Miner Equipment Lender Agreements” means, collectively, the 36th Street Miner Agreement, the Anchorage Agreements, the Barings Agreements, the BlockFi Agreements, the Liberty Miner Agreements, the MassMutual Agreements, the Novak Agreements, the Stonebriar Agreement, the Trinity Agreements OpCo, and the Trinity Agreement Parent.

1.160 “Miner Equipment Lender Claims” means, collectively, the Miner Equipment Lender Secured Claims and Miner Equipment Lender Deficiency Claims and listed on the Miner Equipment Lender Claims Schedule, in each case, held by the applicable Holder, arising pursuant to the applicable Agreement(s), secured by the applicable Collateral, and in the applicable amounts as set forth the Miner Equipment Lender Claims Schedule. Any interest accruing on Miner Equipment Lender Claims from the Petition Date through the Effective Date shall accrue at the Federal Judgment Rate and shall be added to the Miner Equipment Lender Deficiency Claim, not the Miner Equipment Lender Secured Claim.

1.161 “Miner Equipment Lender Claims Schedule” means the schedule attached hereto as Exhibit J.

1.162 “Miner Equipment Lender Deficiency Claims” means, collectively, the Miner Equipment Lender Claims that are not Secured Claims.

1.163 “Miner Equipment Lender Secured Claims” means, collectively, Miner Equipment Lender Claims that are Secured Claims.

1.164 “Miner Equipment Lender Settlement” means the settlement of all Claims and controversies among the Debtors and the Settling Miner Equipment Lenders and the consideration given or received, as applicable, by each as set forth in the Plan and as summarized in section 5.13 hereof.

1.165 “Miner Equipment Lender Takeback Debt (Default)” means the secured debt to be issued by the Debtor that is party to the applicable Miner Equipment Lender Agreement to each Holder of a Miner Equipment Lender Secured Claim that is receiving the Default Miner Equipment Lender Treatment, in the principal amount of each applicable Holder’s Allowed Miner Equipment Lender Secured Claim Amount, on the terms and conditions set forth in the New Miner Equipment Lender Debt Documents (Default), which shall contain terms consistent with the New Miner Equipment Lender Debt Term Sheet (Default).

1.166 “Miner Equipment Lender Takeback Debt (Election 2)” means the secured debt to be issued by the Debtor that is party to the applicable Miner Equipment Lender Agreement to each Holder of a Miner Equipment Lender Secured Claim that elects and is entitled to receive Miner Equipment Lender Treatment Election 2, in each case, in the principal amount of eighty percent (80%) of each applicable Holder’s Allowed Miner Equipment Lender Claim as of the Effective Date, on the terms and conditions set forth in the New Miner Equipment Lender Debt Documents (Election 2), which shall contain terms consistent with the New Miner Equipment Lender Debt Term Sheet (Election 2).

1.167 “Miner Equipment Lender Treatment Election 1” has the meaning set forth in section 4.3 hereof.

1.168 “Miner Equipment Lender Treatment Election 2” has the meaning set forth in section 4.3 hereof.

1.169 “Mortgage Agreements” means, collectively, the Holliwood Agreements and the Brown Agreement.

1.170 “Mortgage Takeback Debt” means, collectively, the Mortgage Takeback Debt (Holliwood) and Mortgage Takeback Debt (Brown).

1.171 “Mortgage Takeback Debt (Brown)” means the secured debt to be issued by Core Scientific Operating Company to Brown Corporation, if Brown Corporation does not elect the Mortgage Treatment Election, in the principal amount of Brown Corporation’s Allowed Secured Mortgage Claim Amount, on the terms and conditions set forth in the Brown Agreement but with a maturity of December 31, 2025.

1.172 “Mortgage Takeback Debt (Holliwood)” means the secured debt to be issued by American Property Acquisition, LLC to Holliwood LLC, if Holliwood, LLC does not elect the Mortgage Treatment Election, in the principal amount of Holliwood, LLC’s Allowed Secured Mortgage Claim Amount, on the terms and conditions set forth in the Holliwood Agreements but with a maturity of December 31, 2025.

1.173 “Mortgage Treatment Election” has the meaning set forth in section 4.6 hereof.

1.174 “New April Secured Notes (Option 1)” means the secured notes to be issued, if Class 1 is an Accepting Class, by Reorganized Parent and guaranteed by the applicable Debtors that are currently guarantors under the April NPA, in the principal amount up to seventy-five percent (75%) of the Settled April Convertible Notes Secured Claims Amount based on Holders’ elections in accordance with section 4.1 hereof, on the terms and conditions set forth in the New April Secured Notes Documents (Option 1), which shall contain terms consistent with the New April Secured Notes Term Sheet (Option 1).

1.175 “New April Secured Notes (Option 2)” means the secured notes to be issued, if Class 1 is not an Accepting Class, by Reorganized Parent and guaranteed by the applicable Debtors that are currently guarantors under the April NPA, in the principal amount equal to the Allowed Non-Settled April Convertible Notes Secured Claims Amount, on the terms and conditions set forth in the New April Secured Notes Documents (Option 2), which shall contain terms consistent with the New April Secured Notes Term Sheet (Option 2).

1.176 “New April Secured Notes Agent” means the note agent and collateral agent under the New April Secured Notes Indenture (Option 1) or New April Secured Notes Indenture (Option 2), as the case may be depending on whether Class 1 is an Accepting Class.

1.177 “New April Secured Notes Documents (Option 1)” means, collectively, the New April Secured Notes Indenture (Option 1) and all other “Note Documents” (as defined in the New April Secured Notes Indenture (Option 1)), including all other agreements, documents, and instruments delivered or entered into pursuant thereto or in connection therewith (including any guarantee agreements and collateral documentation) (in each case, as amended, restated, modified, or supplemented from time to time), each of which shall, to the extent applicable, contain terms consistent with the New April Secured Notes Term Sheet (Option 1).

1.178 “New April Secured Notes Documents (Option 2)” means, collectively, the New April Secured Notes Indenture (Option 2) and all other “Note Documents” (as defined in the New April Secured Notes Indenture (Option 2)), including all other agreements, documents, and instruments delivered or entered into pursuant thereto or in connection therewith (including any guarantee agreements and collateral documentation) (in each case, as amended, restated, modified, or supplemented from time to time), each of which shall, to the extent applicable, contain terms consistent with the New April Secured Notes Term Sheet (Option 2).

1.179 “New April Secured Notes Indenture (Option 1)” means that certain indenture, dated as of the Effective Date (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), which shall contain terms consistent with the New April Secured Notes Term Sheet (Option 1).

1.180 “New April Secured Notes Indenture (Option 2)” means that certain indenture, dated as of the Effective Date (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), which shall contain terms consistent with the New April Secured Notes Term Sheet (Option 2).

1.181 “New April Secured Notes Term Sheet (Option 1)” means that certain term sheet attached hereto as Exhibit B that sets forth the principal terms of the New April Secured Notes (Option 1).

1.182 “New April Secured Notes Term Sheet (Option 2)” means that certain term sheet attached hereto as Exhibit C that sets forth the principal terms of the New April Secured Notes (Option 2).

1.183 “New August Secured Notes (Option 1)” means the secured notes to be issued, if Class 2 is an Accepting Class, by Reorganized Parent and guaranteed by the applicable Debtors that are currently guarantors under the August NPA, in the principal amount up to seventy-five percent (75%) of the Allowed August Convertible Notes Secured Claims Amount based on Holders’ elections in accordance with section 4.2 hereof, on the terms and conditions set forth in the New August Secured Notes Documents (Option 1), which shall contain terms consistent with the New August Secured Notes Term Sheet (Option 1).

1.184 “New August Secured Notes (Option 2)” means the secured notes to be issued, if Class 2 is not an Accepting Class, by Reorganized Parent and guaranteed by the applicable Debtors that are currently guarantors under the August NPA, in the principal amount equal to the Allowed August Convertible Notes Secured Claims Amount, on the terms and conditions set forth in the New August Secured Notes Documents (Option 2), which shall contain terms consistent with the New August Secured Notes Term Sheet (Option 2).

1.185 “New August Secured Notes Agent” means the note agent and collateral agent under the New August Secured Notes Indenture (Option 1) or New August Secured Notes Indenture (Option 2), as the case may be depending on whether Class 2 is an Accepting Class.

1.186 “New August Secured Notes Documents (Option 1)” means, collectively, the New August Secured Notes Indenture (Option 1) and all other “Note Documents” (as defined in the New August Secured Notes Indenture (Option 1)), including all other agreements, documents, and instruments delivered or entered into pursuant thereto or in connection therewith (including any guarantee agreements and collateral documentation) (in each case, as amended, restated, modified, or supplemented from time to time), each of which shall, to the extent applicable, contain terms consistent with the New August Secured Notes Term Sheet (Option 1).

1.187 “New August Secured Notes Documents (Option 2)” means, collectively, the New August Secured Notes Indenture (Option 2) and all other “Note Documents” (as defined in the New August Secured Notes Indenture (Option 2)), including all other agreements, documents, and instruments delivered or entered into pursuant thereto or in connection therewith (including any guarantee agreements and collateral documentation) (in each case, as amended, restated, modified, or supplemented from time to time), each of which shall, to the extent applicable, contain terms consistent with the New August Secured Notes Term Sheet (Option 2).

1.188 “New August Secured Notes Indenture (Option 1)” means that certain indenture, dated as of the Effective Date (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), which shall contain terms consistent with the New August Secured Notes Term Sheet (Option 1).

1.189 “New August Secured Notes Indenture (Option 2)” means that certain indenture, dated as of the Effective Date (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), which shall contain terms consistent with the New August Secured Notes Term Sheet (Option 2).

1.190 “New August Secured Notes Term Sheet (Option 1)” means that certain term sheet attached hereto as Exhibit D that sets forth the principal terms of the New August Secured Notes (Option 1).

1.191 “New August Secured Notes Term Sheet (Option 2)” means that certain term sheet attached hereto as Exhibit E that sets forth the principal terms of the New August Secured Notes (Option 2).

1.192 “New B. Riley ELOC Facility” means that certain common stock purchase agreement, by and between Reorganized Parent and B. Riley Principal Capital II, LLC, in which B. Riley Principal Capital II has committed to purchase from Reorganized Parent, at Reorganized Parent’s direction, up to $150,000,000 of shares of New Common Interests, subject to terms and conditions specified therein.

1.193 “New B. Riley ELOC Facility Term Sheet” means that certain term sheet attached hereto as Exhibit [•] that sets forth the principal terms of the New B. Riley ELOC Facility.

1.194 “New Board” means the board of directors or managers of Reorganized Parent.

1.195 “New Common Interests” means the new common equity of Reorganized Parent to be issued (a) on the Effective Date or thereafter under the Plan or (b) as otherwise permitted pursuant to the Plan and the New Corporate Governance Documents.

1.196 “New Secured Notes” means, as applicable, the New April Secured Notes (Option 1), if any, the New August Secured Notes (Option 1), if any, the New April Secured Notes (Option 2), if any, and/or the New August Secured Notes (Option 2), if any.

1.197 “New Secured Notes Documents” means, as applicable, the New April Secured Notes Documents (Option 1), if any, the New August Secured Notes Documents (Option 1), if any, the New April Secured Notes Documents (Option 2), if any, and/or the New August Secured Notes Documents (Option 2), if any.

1.198 “New Secured Notes Indentures” means, as applicable, the New April Secured Notes Indenture (Option 1), if any, the New August Secured Notes Indenture (Option 1), if any, the New April Secured Notes Indenture (Option 2), if any, and/or the New August Secured Notes Indenture (Option 2), if any.

1.199 “New Corporate Governance Documents” means the certificate of incorporation, certificate of formation, bylaws, limited liability company agreements, shareholder agreement (if any), operating agreement or other similar organizational or formation documents, as applicable, of the Reorganized Debtors.

1.200 “New Intercreditor Agreement” means that certain intercreditor agreement, to be entered into, or deemed entered into, on the Effective Date, by and between the Exit Agent, the New April Secured Notes Agent, the New August Secured Notes Agent, and Holders of Allowed Miner Equipment Lender Claims electing the Default Miner Equipment Lender Treatment or Miner Equipment Lender Treatment Election 2, substantially in the form to be contained in the Plan Supplement.

1.201 “New M&M Lien Debt Term Sheet” means that certain term sheet attached hereto as Exhibit H that sets forth the principal terms of the M&M Lien Takeback Debt.

1.202 “New Miner Equipment Lender Debt Documents” means, as applicable, the New Miner Equipment Lender Debt Documents (Default), if any, and the New Miner Equipment Lender Debt Documents (Election 2), if any.

1.203 “New Miner Equipment Lender Debt Documents (Default)” means, collectively, the New Miner Equipment Lender Debt Facilities (Default) and all other agreements, documents, and instruments delivered or entered into pursuant thereto or in connection therewith (including any collateral documentation) (in each case, as amended, restated, modified, or supplemented from time to time in accordance with the terms thereof), each of which shall, to the extent applicable, contain terms consistent with the New Miner Equipment Lender Debt Term Sheet (Default).

1.204 “New Miner Equipment Lender Debt Documents (Election 2)” means, collectively, the New Miner Equipment Lender Debt Facilities (Election 2) and all other agreements, documents, and instruments delivered or entered into pursuant thereto or in connection therewith (including any collateral documentation) (in each case, as amended, restated, modified, or supplemented from time to time in accordance with the terms thereof), each of which shall, to the extent applicable, contain terms consistent with the New Miner Equipment Lender Debt Term Sheet (Election 2) and be in form and substance otherwise reasonably acceptable to the Debtors and the Settling Miner Equipment Lenders.

1.205 “New Miner Equipment Lender Debt Term Sheet (Default)” means that certain term sheet attached hereto as Exhibit F that sets forth the principal terms of the Miner Equipment Takeback Debt (Default).

1.206 “New Miner Equipment Lender Debt Term Sheet (Election 2)” means that certain term sheet attached hereto as Exhibit G that sets forth the principal terms of the Miner Equipment Takeback Debt (Election 2).

1.207 “New Miner Equipment Lender Debt Facilities (Default)” means those certain loan and security agreements, dated as of the Effective Date (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), in each case, by and between the Debtor that is party to the applicable Miner Equipment Lender Agreement and the applicable Holder, which shall contain terms consistent with the New Miner Equipment Lender Debt Term Sheet (Default).

1.208 “New Miner Equipment Lender Debt Facilities (Election 2)” means those certain loan and security agreements, dated as of the Effective Date (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), in each case, by and between the Debtor that is party to the applicable Miner Equipment Lender Agreement and the applicable Holder, which shall contain terms consistent with the New Miner Equipment Lender Debt Term Sheet (Election 2) and be in form and substance otherwise reasonably acceptable to the Debtors and the Settling Miner Equipment Lenders.

1.209 “Non-Miner Equipment Lender Claim (36th Street)” means the Claim held by 36th Street Capital Partners, LLC arising from the 36th Street Non-Miner Agreements.

1.210 “Non-Miner Equipment Lender Claim (Bank of the West)” means the Claim held by Bank of the West arising from the Bank of the West Agreement.

1.211 “Non-Miner Equipment Lender Claim (Dell)” means the Claim held by Dell Financial Services L.L.C. arising from the Dell Agreements.

1.212 “Non-Miner Equipment Lender Claim (Indigo)” means the Claim held by Indigo Direct Lending, LLC arising from the Indigo Agreement.

1.213 “Non-Miner Equipment Lender Claim (Meridian)” means the Claim held by Meridian Equipment Finance LLC arising from the Meridian Agreement.

1.214 “Non-Miner Equipment Lender Claim (North Mill)” means the Claim held by North Mill Equipment Finance LLC arising from the North Mill Agreements.

1.215 “Non-Miner Equipment Lender Claim (North Star)” means the Claim held by North Star Leasing arising from the North Star Agreements.

1.216 “Non-Miner Equipment Lender Claim (Prime)” means the Claim held by Prime Alliance Bank, Inc. arising from the Prime Agreements.

1.217 “Non-Miner Equipment Lender Claim (Wingspire)” means the Claim held by Wingspire Equipment Finance LLC (f/k/a Liberty Commercial Finance LLC) arising from the Liberty Non-Miner Agreements.

1.218 “North Mill Agreements” means, collectively, the North Mill Agreement (Schedule 3) and the North Mill Agreement (Schedule 5). For the avoidance of doubt, (i) the North Mill Agreements are not Unexpired Leases and are financing agreements and (ii) the equipment that is the subject of the North Mill Agreements are Assets owned by the applicable Debtor.

1.219 “North Mill Agreement (Schedule 3)” means that certain Equipment Schedule No. 3, dated November 16, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Liberty Commercial Finance LLC, issued in connection with the Liberty Master Lease Agreement and subsequently assigned by Liberty Commercial Finance LLC to North Mill Equipment Finance LLC pursuant to that certain Notice and Acknowledgement of Assignment.

1.220 “North Mill Agreement (Schedule 5)” means that certain Equipment Schedule No. 5, dated November 16, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Liberty Commercial Finance LLC, issued in connection with the Liberty Master Lease Agreement and subsequently assigned by Liberty Commercial Finance LLC to North Mill Equipment Finance LLC pursuant to that certain Notice and Acknowledgement of Assignment.

1.221 “North Star Agreements” means that certain Amended and Restated Equipment Schedule No. 4, dated November 16, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Liberty Commercial Finance LLC, issued in connection with the Liberty Master Lease Agreement and subsequently assigned by Liberty Commercial Finance LLC to North Star Leasing pursuant to that certain Notice and Acknowledgement of Assignment. For the avoidance of doubt, (i) the North Star Agreements are not Unexpired Leases and are financing agreements and (ii) the equipment that is the subject of the North Star Agreements are Assets owned by the applicable Debtor.

1.222 “Notes Agent” means U.S. Bank National Association, as note agent and collateral agent under the April NPA and the August NPA, and any successor in such capacity.

1.223 “Notes Agent Fees and Expenses” means the claims for reasonable fees, indemnities, compensation, expenses, disbursements, advancements, and any other amounts due to the Notes Agent or its predecessor arising under the April NPA or August NPA, including, among other things, attorneys’ fees, expenses and disbursements, incurred by the Notes Agent or its predecessor prior to the Petition Date and through and including the Effective Date, and reasonable fees and expenses incurred in connection with distributions made pursuant to the Plan or the cancellation and discharge of the Convertible Notes.

1.224 “Novak Agreements” means that certain Term Loan and Purchase Money Security Agreement, dated January 30, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Jack Novak, and that certain Promissory Note, dated January 30, 2021, issued in connection therewith.

1.225 “Other Beneficial Owner” means any current or former beneficial owner of equity securities of Core Scientific, Inc., purchased during the period from January 3, 2022 through December 20, 2022, inclusive.

1.226 “Other Secured Claims” means, collectively, the Bremer Secured Claim, Non-Miner Equipment Lender Claim (36th Street), Non-Miner Equipment Lender Claim (Bank of the West), Non-Miner Equipment Lender Claim (Dell), Non-Miner Equipment Lender Claim (Indigo), Non-Miner Equipment Lender Claim (Meridian), Non-Miner Equipment Lender Claim (North Mill), Non-Miner Equipment Lender Claim (North Star), Non-Miner Equipment Lender Claim (Prime), and Non-Miner Equipment Lender Claim (Wingspire).

1.227 “Other Secured Claims Agreements” means, collectively, the 36th Street Non-Miner Agreements, the Bremer Agreements, the Dell Agreements, the Indigo Agreement, the Liberty Non-Miner Agreements, the Meridian Agreement, the North Mill Agreements, the North Star Agreements, and the Prime Agreements.

1.228 “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, Governmental Unit, or other Entity.

1.229 “Petition Date” means, with respect to a Debtor, the date on which such Debtor commenced its Chapter 11 Case.

1.230 “Plan” means this joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including, without limitation, any appendices, schedules, and supplements to the Plan contained in the Plan Supplement), as the same may be amended, supplemented, or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

1.231 “Plan Distribution” means the payment or distribution of consideration to Holders of Allowed Claims and Existing Common Interests under the Plan.

1.232 “Plan Documents” means any of the documents, other than the Plan, to be executed, delivered, assumed, or performed in connection with the occurrence of the Effective Date, including the documents to be included in the Plan Supplement.

1.233 “Plan Settlements” means, collectively, the Miner Equipment Lender Settlement, the B. Riley Settlement, the Brown Settlement, the Holliwood Settlement, and the Foundry Settlement.

1.234 “Plan Supplement” means a supplemental appendix to the Plan containing certain documents and forms of documents, schedules, and exhibits relevant to the implementation of the Plan, as may be amended, modified, or supplemented from time to time in accordance with the terms hereof and the Bankruptcy Code and Bankruptcy Rules, which shall include, but not be limited to: (i) the New Corporate Governance Documents solely with respect to the Reorganized Parent; (ii) the New April Secured Notes Indenture (Option 1); (iii) the New August Secured Notes Indenture (Option 1); (iv) the New April Secured Notes Indenture (Option 2); (v) New August Secured Notes Indenture (Option 2); (vi) the New Miner Equipment Lender Debt Documents; (vii) the Exit Credit Agreement; (viii) the New B. Riley ELOC Facility; (ix) the Rights Offering Procedures; (x) the New Intercreditor Agreement; (xi) the Foundry Settlement Agreement (with any appropriate redactions); (xii) to the extent known, information required to be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code; (xiii) the Restructuring Transactions Exhibit; (xiv) the Schedule of Retained Causes of Action; (xv) the Schedule of Rejected Contracts; (xvi) the Schedule of Assumed Contracts; and (xvii) any Management Incentive Plan allocation and related documents, if applicable; provided, that through the Effective Date, the Debtors shall have the right to amend the Plan Supplement and any schedules, exhibits, or amendments thereto, in accordance with the terms of the Plan; provided, further, that the Rights Offering Procedures shall be in form and substance otherwise reasonably acceptable to the Equity Committee.

1.235 “Plan Supplement Date” means the Business Day that is at least ten (10) days before the Voting Deadline or such other later date determined by the Debtors.

1.236 “Plan Value” means the value of a New Common Interest taking into account Enterprise Value, total debt issued by the Reorganized Debtors under the Plan, and the total number of New Common Interests issued under the Plan to Holders of Allowed Claims and Existing Common Interests in Classes 1, 2, 3, 8, 12, and 13 (but not including New Common Interests issued upon conversion, if any, of the New April Secured Notes (Option 1) or the New August Secured Notes (Option 1)); provided, however, Plan Value shall not take into account any New Common Shares issued under the Management Incentive Plan or any later issuance not specifically contemplated by the Plan.

1.237 “Prerequisite Condition” shall have the meaning ascribed to such term in Section 9.2 of the Plan.

1.238 “Prime Agreements” means, collectively, (i) that certain Equipment Schedule No. 2, dated November 16, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Liberty Commercial Finance LLC, issued in connection with the Liberty Master Lease Agreement and subsequently assigned by Liberty Commercial Finance LLC to Prime Alliance Bank, Inc. pursuant to that certain Notice and Acknowledgement of Assignment, (ii) that certain Equipment Schedule No. 8, dated December 10, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Core Scientific Holding Co. (now known as Core Scientific, Inc.), on one hand, and Liberty Commercial Finance LLC, on the other hand, issued in connection with the Liberty Master Lease Agreement and subsequently assigned by Liberty Commercial Finance LLC to Prime Alliance Bank, Inc. pursuant to that certain Notice and Acknowledgement of Assignment, and (iii) that certain Equipment Schedule No. 9, dated December 10, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Core Scientific Holding Co. (now known as Core Scientific, Inc.), on one hand, and Liberty Commercial Finance LLC, on the other hand, issued in connection with the Liberty Master Lease Agreement and subsequently assigned by Liberty Commercial Finance LLC to Prime Alliance Bank, Inc. pursuant to that certain Notice and Acknowledgement of Assignment. For the avoidance of doubt, (i) the Prime Agreements are not Unexpired Leases and are financing agreements and (ii) the equipment that is the subject of the Prime Agreements are Assets owned by the applicable Debtor.

1.239 “Priority Non-Tax Claim” means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code.

1.240 “Priority Tax Claim” means any Secured Claim or unsecured Claim of a Governmental Unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.241 “Professional” means an Entity (i) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered on or after the Petition Date and before or on the Effective Date pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code; or (ii) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code that are not Restructuring Fees and Expenses.

1.242 “Professional Fee Claims” means all Claims for fees and expenses (including transaction and success fees) incurred by a Professional on or after the Petition Date and before or on the Effective Date to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court; provided, that any Professional Fee Claims of the Equity Committee shall be consistent with the Agreed Order Directing the Appointment of an Official Committee of Equity Security Holders (Docket No. 642).

1.243 “Professional Fee Claims Estimate” means the aggregate unpaid Professional Fee Claims through the Effective Date as estimated in accordance with section 2.7 of the Plan.

1.244 “Professional Fee Escrow” means an escrow account established and funded pursuant to section 2.6 of the Plan.

1.245 “Pro Rata Share” means the proportion that an Allowed Claim or Existing Common Interest in a particular Class bears to the aggregate amount of Allowed Claims or Existing Common Interests in that Class, or the proportion that Allowed Claims or Existing Common Interests in a particular Class bear to the aggregate amount of Allowed Claims and Disputed Claims or Existing Common Interests in a particular Class and other Classes entitled to share in the same recovery as such Class under the Plan.

1.246 “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

1.247 “Reinstate, Reinstated, or Reinstatement” means, with respect to Claims and Interests, the treatment provided for in section 1124(2) of the Bankruptcy Code.

1.248 “Related Parties” means with respect to a Person, that Person’s current and former Affiliates, and such Person’s and its current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, predecessors, participants, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, fiduciaries, trustees, advisory board members, financial advisors, partners, limited partners, general partners, attorneys, accountants, managed accounts or funds, management companies, fund advisors, investment bankers, consultants, representatives, and other professionals, and such Person’s respective heirs, executors, estates, and nominees, each in their capacity as such.

1.249 “Released Parties” means, collectively: (i) the Debtors; (ii) the Reorganized Debtors; (iii) the Equity Committee and its members, solely in their capacity as such; (iv) the Backstop Parties; (v) B. Riley Commercial Capital, LLC; (vi) BRF Finance Co, LLC; (vii) the Settling Miner Equipment Lenders; (viii) Brown Corporation; (ix) Holliwood LLC; (x) Foundry; and (xi) with respect to each of the foregoing Persons in clauses (i) through (x), all current and former Related Parties. Notwithstanding the foregoing, any Person that opts out of the releases set forth in section 10.6(b) of the Plan shall not be deemed a Released Party thereunder.

1.250 “Releasing Parties” means collectively, and in each case solely in their capacity as such, (i) the Debtors; (ii) the Reorganized Debtors; (iii) with respect to each of the foregoing Persons in clauses (i) through (ii), all Related Parties; (iv) the Holders of all Claims or Interests that vote to accept the Plan; (v) the Holders of all Claims or Interests whose vote to accept or reject the Plan is solicited but that do not vote either to accept or to reject the Plan and do not opt out of granting the releases set forth herein; (vi) the Holders of all Claims or Interests that vote, or are deemed, to reject the Plan or that are presumed to accept the Plan but do not opt out of granting the releases set forth herein; and (vii) the Holders of all Claims and Interests and all Other Beneficial Owners that were given notice of the opportunity to opt out of granting the releases set forth herein but did not opt out.

1.251 “Reorganized Debtors” means a Debtor, or any successor or assign thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Effective Date, including Reorganized Parent.

1.252 “Reorganized Parent” means, Core Scientific, Inc., a Delaware corporation, on and after the Effective Date.

1.253 “Residual Equity Pool” means the New Common Interests remaining following (i) any and all distributions of New Common Interests to (a) Holders of Allowed April Convertible Notes Secured Claims in Class 1 pursuant to section 4.1 hereof, (b) Holders of Allowed August Convertible Notes Secured Claims in Class 2 pursuant to section 4.2 hereof, (c) Holders of Allowed Miner Equipment Lender Secured Claims pursuant to section 4.3 hereof, (d) Holders of Allowed General Unsecured Claims in Class 8 pursuant to section 4.8 hereof, (e) Holders of Existing Common Interests that participate in the Rights Offering on account of Rights Offering Shares, and (f) the Backstop Parties on account of the Backstop Commitment Premium and (ii) the issuance and reservation of New Common Interests pursuant to the Bitmain Transaction. For the avoidance of doubt, New Common Interests issued pursuant to the assumed Stock Option Award Agreements and RSU Award Agreements (if and when the Stock Options and Unvested RSUs are exercised or become vested, respectively) shall dilute the Residual Equity Pool.

1.254 “Restricted Stock” means restricted stock that is outstanding pursuant to the terms of the 2018 Equity Plan and the applicable individual Restricted Stock Award Agreement.

1.255 “Restricted Stock Award Agreement” means an award agreement by and between Core Scientific, Inc. (or any of its predecessors in interest, including MineCo Holdings, Inc.) and a grantee evidencing a grant of restricted stock pursuant to the 2018 Equity Plan.

1.256 “Restructuring Fees and Expenses” means the reasonable and documented fees, costs and expenses of the Ad Hoc Noteholder Group Advisors, the Backstop Parties pursuant to the Backstop Commitment Agreement, the Settling Miner Equipment Lenders subject to the terms and conditions set forth in the Miner Equipment Lender Settlement, and the DIP Lenders, in each case, in connection with the negotiation, formulation, preparation, execution, delivery, implementation, consummation and/or enforcement of the Plan, the Rights Offering, and/or the transactions contemplated hereby and, to the extent applicable, consistent with the terms and provisions of the DIP Order.

1.257 “Restructuring Transactions” means one or more transactions to occur on the Effective Date or as soon as reasonably practicable thereafter, that may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including: (i) the execution and delivery of any appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Persons may agree, including the documents comprising the Plan Supplement; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable Persons agree; (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, amalgamation, consolidation, conversion, or dissolution pursuant to applicable state law; (iv) such other transactions that are required to effectuate the Restructuring Transactions Exhibit in the most tax efficient manner for the Debtors and Reorganized Debtors, including any mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations; (v) the issuance of securities, all of which shall be authorized and approved in all respects, in each case, without further action being required under applicable law, regulation, order or rule; and (vi) all other actions that the applicable Persons determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

1.258 “Restructuring Transactions Exhibit” means a memorandum setting forth the transactions that are required to effectuate the Restructuring Transactions contemplated by the Plan and included in the Plan Supplement.

1.259 “Rights Offering” means, collectively, the 1145 Rights Offering and the 4(a)(2)/Reg D Rights Offering, in each case pursuant to the Rights Offering Procedures.

1.260 “Rights Offering Procedures” means the procedures in form and substance acceptable to the Backstop Parties for the implementation of the Rights Offering, as approved by the Bankruptcy Court pursuant to the Backstop Order.

1.261 “Rights Offering Record Date” means August [•], 2023.

1.262 “Rights Offering Shares” means the New Common Interests purchased via the exercise of Subscription Rights pursuant to the Rights Offering Procedures.

1.263 “RSA” means that certain Restructuring Support Agreement, dated December 22, 2022, by and among Core Scientific, Inc. and the Consenting Creditors (as defined in the RSA), which was terminated on February 9, 2023.

1.264 “RSU” means a restricted stock unit that is outstanding pursuant to the terms of an Equity Incentive Plan and the applicable individual RSU Award Agreement.

1.265 “RSU Award Agreement” means an individual award agreement, by and between Core Scientific, Inc. (or any of its predecessors in interest, e.g., MineCo Holdings, Inc.) and a grantee evidencing a grant of RSUs pursuant to the 2018 Equity Plan or the 2021 Equity Plan, as applicable.

1.266 “Schedule of Assumed Contracts” means the schedule of Executory Contracts and Unexpired Leases to be assumed by the Debtors pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time.

1.267 “Schedule of Rejected Contracts” means the schedule of Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan, if any, as the same may be amended, modified, or supplemented from time to time.

1.268 “Schedule of Retained Causes of Action” means the schedule of Causes of Action to be retained by the Reorganized Debtors as set forth in the Plan Supplement.

1.269 “Schedules” means any schedules of Assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code, as the same may have been amended, modified, or supplemented from time to time.

1.270 “Section 510(b) Claims” means any Claim against any Debtor (i) arising from the rescission of a purchase or sale of an Interest of any Debtor or an Affiliate of any Debtor (including the Existing Common Interests); (ii) for damages arising from the purchase or sale of such Interest; or (iii) for reimbursement or contribution Allowed under section 502 of the Bankruptcy Code on account of such a Claim. For the avoidance of doubt, (i) any claims asserted or assertable against the Debtors in the Securities Class Action and (ii) Proofs of Claim Nos. 52, 54, 81, 82, 241, 351, and 556 shall, in each case, constitute Section 510(b) Claims.

1.271 “Secured Claim” means a Claim (i) secured by a Lien on Collateral to the extent of the value of such Collateral as (a) set forth in the Plan, (b) agreed to by the Holder of such Claim and the Debtors, or (c) determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code exceeds the value of the Claim, or (ii) secured by the amount of any right of setoff of the Holder thereof in accordance with section 553 of the Bankruptcy Code.

1.272 “Secured Mortgage Claim (Brown)” means the Secured Claim held by Brown Corporation arising from the Brown Agreement.

1.273 “Secured Mortgage Claim (Holliwood)” means the Secured Claim held by Holliwood LLC arising from the Holliwood Agreements.

1.274 “Secured Mortgage Claims” means, collectively, the Secured Mortgage Claim (Brown) and the Secured Mortgage Claim (Holliwood).

1.275 “Secured Mortgage Claims Schedule” means the schedule attached hereto as Exhibit K.

1.276 “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

1.277 “Securities Class Action” means the class action pending in the United States District Court for the Western District of Texas, Austin Division, styled as Pang v. Levitt et al., Case No. 1:22-cv-01191.

1.278 “Security” means any Security, as such term is defined in section 101(49) of the Bankruptcy Code.

1.279 “Settled B. Riley Unsecured Claims Amount” means approximately $38,000,000.

1.280 “Settled April Convertible Notes Secured Claims Amount” means, in the aggregate, (i) $316,581,246.28, which is the sum of (a) the principal amount of April Convertible Notes, plus (b) accrued and unpaid interest at ten percent (10%) per annum through the Petition Date, plus (c) $76,955,046.00 in accreted original issue discount through the Petition Date, plus (ii) accrued interest at ten percent (10%) from the Petition Date through the Effective Date.

1.281 “Settling Miner Equipment Lenders” means 36th Street Capital Partners LLC; Anchorage Lending CA, LLC; Barings BDC, Inc.; Barings Capital Investment Corporation; Barings Private Credit Corp.; BlockFi Lending LLC, MassMutual Asset Finance LLC; Stonebriar Commercial Finance LLC; Trinity Capital Inc.; and any other Holder of Miner Equipment Lender Claims that agrees with the Debtors to become a Settling Miner Equipment Lender prior to the Voting Deadline.

1.282 “SIR” means self-insured retention or similar deductible.

1.283 “Solicitation Materials” means materials used in connection with the solicitation of votes on the Plan, including the Disclosure Statement, the Disclosure Statement Approval Order, and any procedures established by the Bankruptcy Court with respect to solicitation of votes on the Plan.

1.284 “Stock Option” means a stock option that is outstanding (and unexercised) pursuant to the terms of the 2018 Equity Plan and the applicable individual Stock Option Award Agreement.

1.285 “Stock Option Award Agreement” means an award agreement by and between Core Scientific, Inc. (or any of its predecessors in interest, including MineCo Holdings, Inc.) and a grantee evidencing a grant of stock options pursuant to the 2018 Equity Plan.

1.286 “Stonebriar Agreement” means that certain Equipment Finance Agreement #50324, dated March 22, 2022, by and between Core Scientific, Inc. and Liberty Commercial Finance LLC, and subsequently assigned by Liberty Commercial Finance LLC to Stonebriar Commercial Finance LLC pursuant to that certain Notice and Acknowledgment of Assignment. For the avoidance of doubt, (i) the Stonebriar Agreement is not an Unexpired Lease and is a financing agreement and (ii) the equipment that is the subject of the Stonebriar Agreement are Assets owned by the applicable Debtor.

1.287 “Subcontractor” means a Person that labors or has furnished labor, materials equipment and/or services to fulfill an obligation to a General Contractor or to a Subcontractor of any tier to perform all or part of the work required by a General Contract.

1.288 “Subscription Rights” means the right to participate in the Rights Offering and shall encompass both the 1145 Subscription Rights and the 4(a)(2)/Reg D Subscription Rights.

1.289 “Subcontractor Claim” means a Claim held by a Subcontractor, which Claim shall be Disallowed.

1.290 “Subsequent Condition” shall have the meaning ascribed to such term in Section 9.2 of the Plan.

1.291 “Substantive Consolidation Settlement” means a settlement, approved by the Bankruptcy Court pursuant to Bankruptcy Rule 9019 and implemented in accordance with the Plan, authorizing the substantive consolidation of the of the Assets and liabilities of the Substantively Consolidated Debtors.

1.292 “Substantively Consolidated Debtors” means, collectively, American Property Acquisition, LLC, American Property Acquisitions I, LLC, American Property Acquisitions VII, LLC, and Core Scientific Operating Company.

1.293 “Supplemental KERP” means the Debtors’ supplemental key employee retention program, which the Debtors are requesting that the Bankruptcy Court approve pursuant to the Supplemental KERP Motion.

1.294 “Supplemental KERP Motion” means [•].

1.295 “Supplemental KERP Order” means any order approving the Supplemental KERP Motion.

1.296 “Trading Order” means the Final Order Establishing Noticing Procedures and Approving Restrictions on (A) Certain Transfers of Interests in the Debtors, and (B) Claiming of Certain Worthless Stock Deductions, Pursuant to Section 362 and 105(a) of the Bankruptcy Code (Docket No. 120).

1.297 “Trinity Agreements OpCo” means, collectively, (i) that certain Equipment Financing Schedule No. 1, dated August 31, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Trinity Capital Inc., issued in connection with that certain Master Equipment Financing Agreement, dated August 31, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Trinity Capital Inc., (ii) that certain Equipment Financing Schedule No. 2, dated August 31, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Trinity Capital Inc., issued in connection with that certain Master Equipment Financing Agreement, dated August 31, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Trinity Capital Inc., and (iii) that certain Equipment Financing Schedule No. 3, dated December 10, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Trinity Capital Inc., issued in connection with that certain Master Equipment Financing Agreement, dated August 31, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Trinity Capital Inc.

1.298 “Trinity Agreement Parent” means that certain Equipment Financing Schedule No. 4, dated February 9, 2022, by and between Core Scientific, Inc. and Trinity Capital Inc., issued in connection with that certain Master Equipment Financing Agreement, dated August 31, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Trinity Capital Inc.

1.299 “U.S. Trustee” means the United States Trustee for Region 7.

1.300 “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.301 “Unimpaired” means, with respect to a Claim, Interest, or Class of Claims or Interests, not “impaired” within the meaning of section 1124 of the Bankruptcy Code.

1.302 “Unvested Restricted Stock” means any Restricted Stock that, as of immediately prior to the Effective Date, remains unvested pursuant to the terms of the 2018 Equity Plan and the applicable Restricted Stock Award Agreement.

1.303 “Unvested RSU” means any RSU that, as of immediately prior to the Effective Date, remains unvested pursuant to the terms of the applicable Equity Incentive Plan and RSU Award Agreement.

1.304 “Unvested Stock Option” means any Stock Option that, as of immediately prior to the Effective Date, remains unvested pursuant to the terms of the applicable Equity Incentive Plan and Stock Option Award Agreement.

1.305 “Vested Restricted Stock” means any Restricted Stock that, as of immediately prior the Effective Date, has vested (but remains unsettled) in accordance with the terms of the applicable Equity Incentive Plan and Restricted Stock Award Agreement.

1.306 “Vested RSU” means any RSU that, as of immediately prior to the Effective Date, has vested (but remains unsettled) in accordance with the terms of the applicable Equity Incentive Plan and RSU Award Agreement.

1.307 “Vested Stock Option” means any Stock Option that, as of immediately prior to the Effective Date, has vested (but remains unsettled) in accordance with the terms of the applicable Equity Plan and Stock Option Award Agreement.

1.308 “Voting Deadline” means the date and time as may be set by the Bankruptcy Court pursuant to the Solicitation Materials.

1.309 “Workers’ Compensation Programs” has the meaning as set forth in the Final Order (I) Authorizing Debtors to (A) Continue Insurance Programs and Surety Bond, (B) Pay Certain Obligations with Respect Thereto; (II) Granting Relief from the Automatic Stay with Respect to Workers’ Compensation Claims; and (III) Granting Related Relief (Docket No. 118).

B. Interpretation; Application of Definitions and Rules of Construction.

For purposes herein: (i) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) except as otherwise provided herein, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (iii) except as otherwise provided, any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, restated, supplemented, or otherwise modified in accordance with the Plan and/or the Confirmation Order, as applicable; (iv) unless otherwise specified herein, all references herein to “Articles” are references to Articles of the Plan or hereto; (v) unless otherwise stated herein, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (vi) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (vii) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (viii) unless otherwise specified, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the Plan; (ix) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (x) any docket number references in the Plan shall refer to the docket number of any document Filed with the Bankruptcy Court in the Chapter 11 Cases; (xi) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (xii) except as otherwise provided herein, any reference to a document or agreement that is to be issued or entered into that is dependent on an election to be made pursuant to the Plan or an event occurring shall be deemed to be followed by the words “if applicable”; (xiii) any immaterial effectuating provisions may be interpreted by the Debtors, or after the Effective Date, the Reorganized Debtors, in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; provided, that any effectuating provision that has an economic impact will not be considered “immaterial”; and (xiv) except as otherwise provided, any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter. To the extent that the treatment, allowance, or disallowance of any Claim herein is interpreted as a claim objection, the Plan shall be deemed a Claim objection to such Claim.

C. Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next Business Day but shall be deemed to have been completed as of the required date.

D. Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to the legal tender of the United States of America, unless otherwise expressly provided.

E. Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

F. Controlling Document.

In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or the Confirmation Order). In the event of an inconsistency between the Plan and any other instrument or document created or executed pursuant to the Plan, or between the Plan and the Disclosure Statement, the Plan shall control. The provisions of the Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, that, if there is determined to be any inconsistency between any Plan provision and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern and any such provision of the Confirmation Order shall be deemed a modification of the Plan.

ARTICLE II. ADMINISTRATIVE EXPENSE CLAIMS, PROFESSIONAL FEE CLAIMS, DIP CLAIMS, AND PRIORITY TAX CLAIMS.

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims (including DIP Claims, Professional Fee Claims, Priority Tax Claims, and postpetition Intercompany Claims) have not been classified and, thus, are excluded from the classification of Claims and Interests set forth in Article III.

2.1. Administrative Expense Claims.

Except to the extent that a Holder of an Allowed Administrative Expense Claim agrees to different treatment, each Holder of an Allowed Administrative Expense Claim (other than a Professional Fee Claim or Restructuring Fees and Expenses) shall receive, in full and final satisfaction of such Claim, (i) Cash in an amount equal to such Allowed Administrative Expense Claim on, or as soon thereafter as is reasonably practicable, the later of (a) the Effective Date and (b) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim or (ii) such other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code; provided, however, Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as Debtors in Possession, shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders, course of dealing or agreements governing, instruments evidencing, or other documents relating to such transactions. For the avoidance of doubt, the Administrative Expense Claim asserted by Celsius Mining LLC shall not be an Allowed Administrative Expense Claim unless and until Allowed by a Final Order.

2.2. Professional Fee Claims.

(a) All Professionals seeking approval by the Bankruptcy Court of Professional Fee Claims shall (i) File, on or before the date that is forty-five (45) days after the Effective Date (unless extended by the Reorganized Debtors), their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (ii) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court or authorized to be paid in accordance with the order(s) relating to or allowing any such Professional Fee Claims.

(b) The Reorganized Debtors are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.

2.3. Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to less favorable treatment, each Holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim, at the sole option of the Debtors or the Reorganized Debtors, as applicable, (i) Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of (a) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim on the Effective Date, (b) the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, and (c) the date such Allowed Priority Tax Claim is due and payable in the ordinary course, or (ii) such other treatment reasonably acceptable to the Debtors or Reorganized Debtors (as applicable) and consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code; provided that the Debtors and the Reorganized Debtors, as applicable, are authorized in their absolute discretion, but not directed, to prepay all or a portion of any such amounts at any time without penalty or premium. For the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.

2.4. DIP Claims.

On the Effective Date, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Claim, each Holder of an Allowed DIP Claim shall receive, on a dollar-for-dollar basis, first-lien delayed draw term loans under the Exit Credit Agreement in the principal amount equal to such Allowed DIP Claim. Upon the indefeasible payment or satisfaction of the Allowed DIP Claims in Cash and/or in the form of first-lien loans under the Exit Credit Agreement, on the Effective Date, all Liens granted to secure the Allowed DIP Claims shall be terminated and of no further force and effect.

2.5. Restructuring Fees and Expenses and Notes Agent Fees and Expenses.

(a) The Restructuring Fees and Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date or as soon as reasonably practicable thereafter (to the extent not previously paid or satisfied during the course of the Chapter 11 Cases) without any requirement to File a fee application with the Bankruptcy Court or without any requirement for Bankruptcy Court review or approval. All Restructuring Fees and Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least three (3) Business Days before the anticipated Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to such Restructuring Fees and Expenses. On the Effective Date, or as soon as practicable thereafter, final invoices for all Restructuring Fees and Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors.

(b) Pursuant to the August NPA and April NPA, all accrued and unpaid reasonable and documented Notes Agent Fees and Expenses incurred up to (and including) the Effective Date shall be paid in full in Cash on the Effective Date, in each case without (i) any reduction to recoveries of the holders of April Convertible Notes Secured Claims or August Convertible Notes Secured Claims, (ii) any requirement to File a fee application with the Bankruptcy Court, (iii) the need for itemized time detail, or (iv) any requirement for Bankruptcy Court review.

2.6. Professional Fee Escrow.

(a) As soon as reasonably practicable after the Confirmation Date and no later than the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow with Cash equal to the Professional Fee Claims Estimate, and no Liens, Claims, or interests shall encumber the Professional Fee Escrow in any way. The Professional Fee Escrow (including funds held in the Professional Fee Escrow) (i) shall not be and shall not be deemed property of the Debtors, the Debtors’ Estates, or the Reorganized Debtors and (ii) shall be held in trust for the Professionals; provided that funds remaining in the Professional Fee Escrow after all Allowed Professional Fee Claims have been irrevocably paid in full shall revert to the Reorganized Debtors. Allowed Professional Fee Claims shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow when such Claims are Allowed by an order of the Bankruptcy Court; provided that the Debtors’ obligations with respect to Professional Fee Claims shall not be limited nor deemed to be limited in any way to the balance of funds held in the Professional Fee Escrow.

(b) If the amount of funds in the Professional Fee Escrow is insufficient to fund payment in full of all Allowed Professional Fee Claims and any other Allowed amounts owed to Professionals, the deficiency shall be promptly funded to the Professional Fee Escrow from the Debtors’ Estates without any further action or order of the Bankruptcy Court.

(c) Any objections to Professional Fee Claims shall be served and Filed no later than twenty-one (21) days after Filing of the final applications for compensation or reimbursement.

2.7. Professional Fee Claims Estimate.

Each Professional shall estimate in good faith its unpaid Professional Fee Claim and other unpaid fees and expenses incurred in rendering services to the Debtors, the Creditors’ Committee, or the Equity Committee, as applicable, before and as of the Effective Date and shall deliver such reasonable, good faith estimate to the Debtors no later than five (5) Business Days prior to the Effective Date; provided that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors shall estimate in good faith the unpaid and unbilled fees and expenses of such Professional.

2.8. Post-Effective Date Fees and Expenses.

(a) Except as otherwise specifically provided in the Plan, on and after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash all reasonable legal, professional, or other fees and expenses related to implementation of the Plan incurred by the Debtors or the Reorganized Debtors, as applicable.

(b) Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention for services rendered after such date shall terminate, and the Debtors or the Reorganized Debtors, as applicable, may employ any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

ARTICLE III. CLASSIFICATION OF CLAIMS AND INTERESTS.

3.1. Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and distribution under the Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided that a Claim or Interest is placed in a particular Class for the purpose of receiving Plan Distributions only to the extent that such Claim or Interest is an Allowed Claim or Existing Common Interest in that Class and such Claim or Interest has not been satisfied, released, or otherwise settled prior to the Effective Date. All of the potential Classes for the Debtors are set forth herein. Certain of the Debtors may not have Holders of Claims or Interests in a particular Class or Classes, and such Claims shall be treated as set forth in section 3.6.

3.2. Summary of Classification.

The following table designates the Classes of Claims against and Interests in the Debtors and specifies which of those Classes are (a) Impaired or Unimpaired by the Plan, (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (c) presumed to accept or deemed to reject the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified. The classification of Claims and Interests set forth herein shall apply separately to each Debtor, with the Substantively Consolidated Debtors treated as a single Debtor for classification purposes to the extent that the Bankruptcy Court determines that an Impaired accepting Class of Claims is required at each Debtor entity pursuant to section 1129(a)(10) of the Bankruptcy Code.

Class	Designation	Treatment	Entitled to Vote
1	April Convertible Notes Secured Claims	Impaired	Yes

2	August Convertible Notes Secured Claims	Impaired	Yes

3	Miner Equipment Lender Secured Claims	Impaired	Yes

4	Other Secured Claims	Unimpaired	No (Presumed to Accept)

5	M&M Lien Secured Claims	Impaired	Yes

6	Secured Mortgage Claims	Impaired	Yes

7	Priority Non-Tax Claims	Unimpaired	No (Presumed to Accept)

8	General Unsecured Claims	Impaired	Yes

9	B. Riley Unsecured Claims	Impaired	Yes

10	Intercompany Claims	Unimpaired/Impaired	No (Presumed to Accept/Deemed to Reject)

11	Intercompany Interests	Unimpaired/Impaired	No (Presumed to Accept/Deemed to Reject)

12	Section 510(b) Claims	Impaired	Yes

13	Existing Common Interests	Impaired	Yes

3.3. Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect, diminish, or impair the rights of the Debtors or the Reorganized Debtors, as applicable, in respect of any Unimpaired Claims or Reinstated Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims or Reinstated Claims; and, except as otherwise specifically provided in the Plan, nothing herein shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense that the Debtors had immediately prior to the Petition Date, against or with respect to any Claim that is Unimpaired (including, for the avoidance of doubt, any Claim that is Reinstated) by the Plan. Except as otherwise specifically provided in the Plan, the Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses that the Debtors had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights with respect to any Reinstated Claim or Claim that is Unimpaired by this Plan may be asserted after the Confirmation Date and the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

3.4. Elimination of Vacant Classes.

Any Class of Claims against or Interests in a Debtor that, as of the commencement of the Confirmation Hearing, does not have at least one Holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan of such Debtor for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether such Debtor’s Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

3.5. No Waiver.

Nothing contained in the Plan shall be construed to waive a Debtor’s or other Person’s right to object on any basis to any Disputed Claim.

3.6. Voting Classes; Presumed Acceptance by Non-Voting Classes.

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be presumed accepted by the Holders of such Claims or Interests in such Class.

3.7. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code.

The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify the Plan to the extent, if any, confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including to implement a merger of two or more Debtor Entities, the assignment of Assets from one Debtor Entity to one or more Debtor Entities, and/or other transactions.

3.8. Substantive Consolidation of Certain Debtors.

As further described in section 5.12 hereof, to the extent that the Bankruptcy Court determines that an Impaired accepting Class of Claims is required at each Debtor Entity under section 1129(a)(10) of the Bankruptcy Code, the Plan may, in the Debtors’ sole discretion, be implemented through a substantive consolidation of the Assets and liabilities of the Substantively Consolidated Debtors in accordance with the Substantive Consolidation Settlement or otherwise. Accordingly, in the event of the substantive consolidation of the Assets and liabilities of the Substantively Consolidated Debtors, each Class of Claims or Interests for the Substantively Consolidated Debtors shall be considered a Class of Claims or Interests for the consolidated Estate of the Substantively Consolidated Debtors.

ARTICLE IV. TREATMENT OF CLAIMS AND INTERESTS.

4.1. April Convertible Notes Secured Claims (Class 1).

(a) Classification: Class 1 consists of the April Convertible Notes Secured Claims.

(b) Allowance: The April Convertible Notes Secured Claims are Allowed pursuant to section 506(a) of the Bankruptcy Code:

(i) if Class 1 is an Accepting Class, in the aggregate amount of the Settled April Convertible Notes Secured Claims Amount, which represents a settlement of the parties’ dispute over whether any amounts are owed in respect of the “Repayment Amount” (as defined in the April NPA); or

(ii) if Class 1 is not an Accepting Class, in the aggregate amount of the Allowed Non-Settled April Convertible Notes Secured Claims Amount.

(c) Treatment: Except to the extent that a Holder of an Allowed April Convertible Notes Secured Claim agrees to a less favorable treatment of such Claim, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the Effective Date or as soon as reasonably practicable thereafter:

(i) If Class 1 is an Accepting Class, (a) a New April Secured Note (Option 1) in the principal amount, of seventy-five percent (75%) of such Holder’s Pro Rata Share of the Settled April Convertible Notes Secured Claims Amount and (b) New Common Interests with a value, based on Plan Value, equal to twenty-five percent (25%) of such Holder’s Pro Rata Share of the Settled April Convertible Notes Secured Claims Amount; provided, that each Holder shall have the option to elect on its Ballot to receive (y) a New April Secured Note (Option 1) in the principal amount of any amount less than (but never more than) seventy-five percent (75%) of such Holder’s Pro Rata Share of the Settled April Convertible Notes Secured Claims Amount and (z) New Common Interests with a value, based on Plan Value, equal to any amount more than (but never less than) twenty-five percent (25%) of such Holder’s Pro Rata Share of the Settled April Convertible Notes Secured Claims Amount; provided, that for the avoidance of doubt, the percentages such Holder elects on its Ballot pursuant to (y) and (z) must equal one-hundred percent (100%) of such Holder’s Pro Rata Share of the Settled April Convertible Notes Secured Claims Amount; and, provided, further, that if such percentages set forth on a Holder’s Ballot, when added together, exceed one-hundred percent (100%) of such Holder’s Pro Rata Share of the Settled April Convertible Notes Secured Claims Amount, the percentage such Holder elects to receive in a New April Secured Note (Option 1) will be reduced down such that the percentages elected pursuant to (y) and (z), when added together, equal one-hundred percent (100%) of such Holder’s Pro Rata Share of the Settled April Convertible Notes Secured Claims Amount.

(ii) If Class 1 is not an Accepting Class, such Holder’s Pro Rata Share of New April Secured Notes (Option 2).

(d) Impairment and Voting: Class 1 is Impaired, and the Holders of April Convertible Notes Secured Claims in Class 1 are entitled to vote to accept or reject the Plan.

4.2. August Convertible Notes Secured Claims (Class 2).

(a) Classification: Class 2 consists of August Convertible Notes Secured Claims.

(b) Allowance: The August Convertible Notes Secured Claims are Allowed pursuant to section 506(a) of the Bankruptcy Code in the aggregate amount of Allowed August Convertible Notes Secured Claims Amount.

(c) Treatment: Except to the extent that a Holder of an Allowed August Convertible Notes Secured Claim agrees to a less favorable treatment of such Claim, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the Effective Date or as soon as reasonably practicable thereafter:

(i) If Class 2 is an Accepting Class, (a) a New August Secured Note (Option 1) in the principal amount, of seventy-five percent (75%) of such Holder’s Pro Rata Share of the Allowed August Convertible Notes Secured Claims Amount and (b) New Common Interests with a value, based on Plan Value, equal to twenty-five percent (25%) of such Holder’s Pro Rata Share of the Allowed August Convertible Notes Secured Claims Amount; provided, that each Holder shall have the option to elect on its Ballot to receive (y) a New August Secured Note (Option 1) in the principal amount of any amount less than (but never more than) seventy-five percent (75%) of such Holder’s Pro Rata Share of the Allowed August Convertible Notes Secured Claims Amount and (z) New Common Interests with a value, based on Plan Value, equal to any amount more than (but never less than) twenty-five percent (25%) of such Holder’s Pro Rata Share of the Allowed August Convertible Notes Secured Claims Amount; provided, that for the avoidance of doubt, the percentages such Holder elects on its Ballot pursuant to (y) and (z) must equal one-hundred percent (100%) of such Holder’s Pro Rata Share of the Allowed August Convertible Notes Secured Claims Amount; and, provided, further, that if such percentages set forth on a Holder’s Ballot, when added together, exceed one-hundred percent (100%) of such Holder’s Pro Rata Share of the Allowed August Convertible Notes Secured Claims Amount, the percentage such Holder elects to receive in a New August Secured Note (Option 1) will be reduced down such that the percentages elected pursuant to (y) and (z), when added together, equal one-hundred percent (100%) of such Holder’s Pro Rata Share of the Allowed August Convertible Notes Secured Claims Amount.

(ii) If Class 2 is not an Accepting Class, such Holder’s Pro Rata Share of New August Secured Notes (Option 2).

(d) Impairment and Voting: Class 2 is Impaired, and the Holders of August Convertible Notes Secured Claims in Class 2 are entitled to vote to accept or reject the Plan.

4.3. Miner Equipment Lender Secured Claims (Class 3).

(a) Classification: Class 3 consists of Miner Equipment Lender Secured Claims. Each Miner Equipment Lender Secured Claim shall be treated as a separate subclass of Class 3 for purposes of voting to accept or reject the Plan and receiving Plan Distributions.

(b) Allowance: Each Miner Equipment Lender Secured Claim and Miner Equipment Lender Deficiency Claim is Allowed pursuant to section 506(a) of the Bankruptcy Code in the applicable Allowed Miner Equipment Lender Secured Claims Amount and the applicable Allowed Miner Equipment Lender Deficiency Claims Amount, respectively.

(c) Treatment: Except to the extent that a Holder of an Allowed Miner Equipment Lender Secured Claim (i) agrees to a less favorable treatment of such Claim or (ii) timely elects the Miner Equipment Lender Treatment Election 1 or Miner Equipment Lender Treatment Election 2 (each as set forth below) on or before the Voting Deadline, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the Effective Date, or as soon as reasonably practicable thereafter, such Holder’s applicable Miner Equipment Lender Takeback Debt (the “Default Miner Equipment Lender Treatment”), and such Holder’s Allowed Miner Equipment Lender Deficiency Claim shall be treated as a General Unsecured Claim in accordance with the terms and provisions set forth in section 4.8 of the Plan.

Each Holder of an Allowed Miner Equipment Lender Secured Claim may elect on its Ballot to receive on the Effective Date, or as soon as reasonably practicable thereafter, in lieu of the Default Miner Equipment Lender Treatment, in each case in full and final satisfaction, settlement, release, and discharge of such Holder’s Allowed Miner Equipment Lender Secured Claim, New Common Interests with a value, based on Plan Value, equal to one hundred percent (100%) of such Holder’s Allowed Miner Equipment Lender Secured Claim Amount (“Miner Equipment Lender Treatment Election 1”).

Each Holder of an Allowed Miner Equipment Lender Secured Claim that is a Settling Miner Equipment Lender may elect on its Ballot to receive on the Effective Date, or as soon as reasonably practicable thereafter, in lieu of the Default Miner Equipment Lender Treatment, in each case in full and final satisfaction, settlement, release, and discharge of such Holder’s Allowed Miner Equipment Lender Claim, such Holder’s applicable Miner Equipment Lender Takeback Debt (Election 2) (“Miner Equipment Lender Treatment Election 2”).

For the avoidance of doubt, the Allowed Miner Equipment Lender Deficiency Claim of each Holder of a Miner Equipment Lender Secured Claim shall be treated as a General Unsecured Claim under the Plan; provided, that any Holder electing Miner Equipment Lender Treatment Election 2 shall waive its recovery on account of its Allowed Miner Equipment Lender Deficiency Claim.

(d) Impairment and Voting: Class 3 is Impaired, and the Holders of Miner Equipment Lender Secured Claims in Class 3 are entitled to vote to accept or reject the Plan.

4.4. Other Secured Claims (Class 4).

(a) Classification: Class 4 consists of Other Secured Claims. Each Other Secured Claim shall be treated as a separate subclass of Class 4 for purposes of voting to accept or reject the Plan and receiving Plan Distributions.

(b) Treatment: On the Effective Date, all Allowed Other Secured Claims shall (i) be Reinstated in accordance with section 1124(2) of the Bankruptcy Code and the applicable Other Secured Claims Agreement and continued after the Effective Date in accordance with the terms and provisions of the applicable Other Secured Claims Agreement.

(c) Impairment and Voting: Class 4 is Unimpaired, and the Holders of Other Secured Claims in Class 4 are not entitled to vote to accept or reject the Plan.

4.5. M&M Lien Secured Claims (Class 5).

(a) Classification: Class 5 consists of M&M Lien Secured Claims. Each M&M Lien Secured Claim shall be treated as a separate subclass of Class 5 for purposes of voting to accept or reject the Plan and receiving Plan Distributions.

(b) Allowance: Each M&M Lien Secured Claim is Allowed pursuant to section 506(a) of the Bankruptcy Code in the applicable Allowed M&M Lien Secured Claims Amount.

(c) Treatment: Except to the extent that a Holder of an Allowed M&M Lien Secured Claim agrees to a less favorable treatment of such Claim or settles such Claim pursuant to an M&M Lien Settlement, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the Effective Date or as soon as reasonably practicable thereafter, such Holder’s applicable M&M Lien Takeback Debt; provided that to the extent any Subcontractor has filed an M&M Lien against a Debtor’s real property with respect to amounts which are secured, in duplication, by an M&M Lien filed by a General Contractor and evidenced by such General Contractor’s M&M Secured Lien Claim, as set forth on the M&M Lien Claims Schedule, (i) the Holder of the M&M Lien Secured Claim shall be the General Contractor, (ii) such Subcontractor shall not be entitled to a separate M&M Secured Lien Claim with respect to any such amounts secured in duplication, (iii) the Reorganized Debtors shall issue M&M Lien Takeback Debt with respect to any such amounts secured in duplication in favor of the General Contractor only as the Holder of the M&M Lien Secured Claim, (iv) the Reorganized Debtors shall repay the M&M Lien Takeback Debt issued to each such General Contractor by making payments directly to the General Contractor and each Subcontractor, pro rata in the percentages set forth next to each such General Contractor and Subcontractor on the M&M Lien Claims Schedule in the column titled “Pro Rata Percentage of applicable M&M Lien Takeback Debt to be repaid to such General Contractor or Subcontractor,” and (v) each payment made directly to a Subcontractor shall reduce the amount of such General Contractor’s M&M Secured Lien Claim, such General Contractor’s M&M Lien, and such Subcontractor’s M&M Lien, in each case on a dollar-for-dollar basis; provided, however, that upon delivery to the Debtors of a final and unconditional lien waiver and release duly executed by a Subcontractor, in recordable form and substance sufficient to permanently waive and release such Subcontractor’s M&M Liens, the Reorganized Debtors shall make all further payments on account of such M&M Lien Takeback Debt attributable to such Subcontractor’s pro rata percentages set forth next to such Subcontractor on the M&M Lien Claims Schedule directly to the Holder of such Allowed M&M Lien Secured Claim; and provided, further, that to the extent any Subcontractor has filed an M&M Lien that is valid and perfected against a Debtor’s real property with respect to amounts which are not secured, in duplication, by an M&M Lien filed by a General Contractor and not evidenced by any General Contractor’s M&M Secured Lien Claim, as set forth on the M&M Lien Claims Schedule, the Subcontractor shall (i) be deemed to be a (a) General Contractor for purposes of the Plan and (b) Holder of an Allowed M&M Lien Secured Claim in the amount set forth on the M&M Lien Claims Schedule and (ii) receive in full and final satisfaction, settlement, release, and discharge of such Claim, on the Effective Date or as soon as reasonably practicable thereafter, such Holder’s applicable M&M Lien Takeback Debt.

Unless and until there is an Event of Default (as defined in the New M&M Lien Debt Term Sheet) under the terms of the applicable M&M Lien Takeback Debt, each Person asserting an M&M Lien shall be precluded from foreclosing or otherwise enforcing such M&M Lien or otherwise taking adverse action against the applicable Debtor with regard to the amounts secured by such M&M Lien.

Any M&M Lien (i) of a Subcontractor, (ii) of a General Contractor, or (iii) otherwise securing an Allowed M&M Lien Secured Claim and/or M&M Lien Takeback Debt shall be (a) fixed, as of the Effective Date, in the amount set forth on the M&M Lien Claims Schedule in the column titled “Amount of Allowed M&M Lien,” (b) reduced on a dollar-for-dollar basis in the amount of each payment made on account of such M&M Lien pursuant to the terms of the M&M Lien Takeback Debt, and (c) fully and finally extinguished upon the repayment in full of all amounts payable under the applicable M&M Lien Takeback Debt, which extinguishment may be evidenced by recording in the applicable real property records a final, unconditional lien waiver, release of lien, and such other documents or certificates required to fully and unconditionally release any such M&M Lien. The Debtors and Reorganized Debtors, as applicable, are hereby authorized to record (and granted power of attorney to effectuate such recordation) such final, unconditional lien waiver, release of lien, and such other documents or certificates required to fully and unconditionally release any such M&M Lien in the applicable real property records, and each applicable clerk is directed to accept such documentation.

Any M&M Lien not on the M&M Lien Claims Schedule is hereby extinguished.

The Debtors shall have no further interest, if any, in the goods in the possession of the General Contractor or Subcontractor set forth on the M&M Lien Claims Schedule opposite such Person’s name, and the amount of the applicable Holder’s Allowed M&M Lien Secured Claim and M&M Lien has been reduced by the value of such equipment as set forth on the M&M Lien Claims Schedule.

For the avoidance of doubt, all General Contractor Unsecured Claims shall be General Unsecured Claims Allowed in the amounts set forth on the M&M Lien Claims Schedule in the column titled “Allowed Unsecured Claim Amount” and treated in accordance with section 4.8 hereof.

(d) Impairment and Voting: Class 5 is Impaired, and the Holders of M&M Lien Secured Claims in Class 5 are entitled to vote to accept or reject the Plan.

4.6. Secured Mortgage Claims (Class 6).

(a) Classification: Class 6 consists of Secured Mortgage Claims. Each Secured Mortgage Claim shall be treated as a separate subclass of Class 6 for purposes of voting to accept or reject the Plan and receiving Plan Distributions.

(b) Allowance: Each Secured Mortgage Claim is Allowed pursuant to section 506(a) of the Bankruptcy Code in the applicable Allowed Secured Mortgage Claims Amount.

(c) Treatment: Except to the extent that a Holder of an Allowed Secured Mortgage Claim (i) agrees to a less favorable treatment of such Claim or (ii) timely elects the Mortgage Treatment Election (as set forth below) on or before the Voting Deadline, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the Effective Date, or as soon as reasonably practicable thereafter, such Holder’s applicable Mortgage Takeback Debt (the “Default Mortgage Treatment”). The Mortgage Agreements of Holders of Allowed Secured Mortgage Claims receiving the Default Mortgage Treatment shall be deemed amended to include a maturity date of December 31, 2025. The Debtors and Reorganized Debtors, as applicable, are hereby authorized to record (and granted power of attorney to effectuate such recordation) any memorandum or such other documents or certificates required to effectuate such deemed amendment in the applicable real property records, and each applicable clerk is directed to accept such documentation.

Each Holder of an Allowed Secured Mortgage Claim may elect on its Ballot to receive, no later than sixty (60) days following the Effective Date, in lieu of the Default Mortgage Treatment, in each case in full and final satisfaction, settlement, release, and discharge of such Holder’s Allowed Secured Mortgage Claim, Cash in an amount equal to ninety-five percent (95%) of such Holder’s Allowed Secured Mortgage Claim Amount (the “Mortgage Treatment Election”).

(d) Impairment and Voting: Class 6 is Impaired, and the Holders of Secured Mortgage Claims in Class 6 are entitled to vote to accept or reject the Plan.

4.7. Priority Non-Tax Claims (Class 7).

(a) Classification: Class 7 consists of Priority Non-Tax Claims.

(b) Treatment: The legal, equitable, and contractual rights of the Holders of Priority Non-Tax Claims are unaltered by the Plan. Except to the extent that a Holder of an Allowed Priority Non-Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of such Allowed Priority Non-Tax Claim, at the option of the Debtors or the Reorganized Debtors, (i) each such Holder shall receive payment in Cash in an amount equal to such Claim, (ii) such Holder’s Allowed Priority Non-Tax Claim shall be Reinstated, or (iii) such Holder shall receive such other treatment so as to render such Holder’s Allowed Priority Non-Tax Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code.

(c) Impairment and Voting: Class 7 is Unimpaired, and the Holders of Priority Non-Tax Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Priority Non-Tax Claims are not entitled to vote to accept or reject the Plan, and the votes of such Holders will not be solicited with respect to Priority Non-Tax Claims.

4.8. General Unsecured Claims (Class 8).

(a) Classification: Class 8 consists of General Unsecured Claims.

(b) Treatment: Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to a less favorable treatment of such Claim, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the Effective Date, or as soon as reasonably practicable thereafter, New Common Interests with a value, based on Plan Value, equal to one-hundred percent (100%) of such Holder’s Allowed General Unsecured Claim.

For purposes of this section 4.8, the Allowed amount of any General Unsecured Claim shall include all interest accrued from the Petition Date through the date of distribution at the Federal Judgment Rate.

For the avoidance of doubt, the Allowed Miner Equipment Lender Deficiency Claim of each Holder of a Miner Equipment Lender Secured Claim shall be treated as an Allowed General Unsecured Claim under the Plan; provided, that any Holder electing Miner Equipment Lender Treatment Election 2 shall waive its recovery on account of its Allowed Miner Equipment Lender Deficiency Claim.

(c) Impairment and Voting: Class 8 is Impaired, and the Holders of General Unsecured Claims in Class 8 are entitled to vote to accept or reject the Plan.

4.9. B. Riley Unsecured Claims (Class 9)

(a) Classification: Class 9 consists of B. Riley Unsecured Claims.

(b) Allowance: The B. Riley Unsecured Claims are Allowed pursuant to section 506(a) of the Bankruptcy Code in the Settled B. Riley Unsecured Claims Amount.

(c) Treatment: In connection with the B. Riley Settlement, each such Holder of an Allowed B. Riley Unsecured Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, and taking into account the commitments made by B. Riley Commercial Capital, LLC and B. Riley Principal Capital II, LLC pursuant to the Exit Facility and the New B. Riley ELOC Facility, respectively, on the Effective Date, or as soon as reasonably practicable thereafter, on a dollar-for-dollar basis, first-lien delayed draw term loans under the Exit Credit Agreement in the principal amount equal to the Settled B. Riley Unsecured Claims Amount. For the avoidance of doubt, and in connection with the B. Riley Settlement, any additional recovery on account of the B. Riley Unsecured Claims shall be waived.

(d) Impairment and Voting: Class 9 is Impaired, and the Holders of B. Riley Unsecured Claims in Class 8 are entitled to vote to accept or reject the Plan.

4.10. Intercompany Claims (Class 10).

(a) Classification: Class 10 consists of Intercompany Claims.

(b) Treatment: On the Effective Date, or as soon as practicable thereafter, all Intercompany Claims shall be adjusted, Reinstated, or discharged (each without any distribution) to the extent reasonably determined to be appropriate by the Debtors or Reorganized Debtors, as applicable.

(c) Impairment and Voting: Holders of Class 10 Claims are either (i) Unimpaired and such Holders are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or (ii) Impaired and such Holders are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Intercompany Claims are not entitled to vote to accept or reject the Plan, and the votes of such Holders will not be solicited with respect to such Intercompany Claims.

4.11. Intercompany Interests (Class 11).

(a) Classification: Class 11 consists of Intercompany Interests.

(b) Treatment: On the Effective Date, and without the need for any further corporate or limited liability company action or approval of any board of directors, management, or shareholders of any Debtor or Reorganized Debtor, as applicable, all Intercompany Interests shall be unaffected by the Plan and continue in place following the Effective Date, solely for the administrative convenience of maintaining the existing corporate structure of the Debtors.

(c) Impairment and Voting: Class 11 is either (i) Unimpaired and such Holders are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or (ii) Impaired, and such Holders are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Intercompany Interests are not entitled to vote to accept or reject the Plan, and the votes of such Holders will not be solicited with respect to such Intercompany Interests.

4.12. Section 510(b) Claims (Class 12).

(a) Classification: Class 12 consists of Section 510(b) Claims.

(b) Treatment: Except to the extent that a Holder of an Allowed 510(b) Claim agrees to a less favorable treatment of such Claim, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the Effective Date, or as soon as reasonably practicable thereafter, such Holder’s Pro Rata Share (taking into account Allowed Claims in Class 12 and Existing Common Interests in Class 13 and valuing the Existing Common Interests in Class 13 as equal to one-hundred percent (100%) of the value, at Plan Value, of the New Common Interests in the Residual Equity Pool) of the Residual Equity Pool.

(c) Impairment and Voting: Section 510(b) Claims are Impaired, and the Holders of Section 510(b) Claims in Class 12 are entitled to vote to accept or reject the Plan.

4.13. Existing Common Interests (Class 13).

(a) Classification: Class 13 consists of Existing Common Interests.

(b) Treatment: Except to the extent that a Holder of an Existing Common Interest agrees to a less favorable treatment of such Interest, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Interest, on the Effective Date, or as soon as reasonably practicable thereafter, (i)(a) with respect to Eligible Holders, the right to participate in the Rights Offering in accordance with the Rights Offering Procedures and (b) with respect to Ineligible Holders, (x) the right to participate in the 1145 Rights Offering in accordance with the Rights Offering Procedures and (y) solely if such Holder fully exercises its 1145 Subscription Rights, New Common Interests or Cash, at the option of the Reorganized Debtors, in an amount equal to the value (if New Common Interests, at Plan Value) of the 4(a)(2)/Reg D Subscription Rights that would have been distributable to such Holder if such Holder was an Eligible Holder and (ii) such Holder’s Pro Rata Share (taking into account Allowed Claims in Class 12 and Existing Common Interests in Class 13 and valuing the Existing Common Interests in Class 13 as equal to one-hundred percent (100%) of the value, at Plan Value, of the New Common Interests in the Residual Equity Pool) of the Residual Equity Pool; provided, that with respect to any Existing Common Interests that are Unvested Restricted Stock, any New Common Interests distributed to Holders on account of such Unvested Restricted Stock will be subject to the same restrictions/vesting conditions applicable to such Unvested Restricted Stock as of the Effective Date.

(c) Impairment and Voting: Existing Common Interests are Impaired, and the Holders of Existing Common Interests in Class 13 are entitled to vote to accept or reject the Plan.

ARTICLE V. MEANS FOR IMPLEMENTATION.

5.1. Compromise and Settlement of Claims, Interests, and Controversies.

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distribution, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Claim Holder or an Interest Holder may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest, including pursuant to the transactions set forth in the Restructuring Transactions Exhibit. Entry of the Confirmation Order shall constitute the

Bankruptcy Court’s approval of the compromise or settlement of all such Allowed Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise, settlement, and transactions are in the best interests of the Debtors, their Estates, and Holders of Allowed Claims and Interests, and is fair, equitable, and is within the range of reasonableness. Subject to the provisions of this Plan governing distributions, all distributions made to Holders of Allowed Claims and Interests in any Class are intended to be and shall be final.

5.2. Continued Corporate Existence; Effectuating Documents; Corporate Action; Restructuring Transactions.

(a) Except as otherwise provided in the Plan or the Plan Documents, the Debtors shall continue to exist after the Effective Date as Reorganized Debtors as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, in accordance with the applicable laws of the respective jurisdictions in which they are incorporated or organized and pursuant to the respective certificate of incorporation or bylaws (or other analogous formation documents) in effect before the Effective Date or the New Corporate Governance Documents, as applicable, except to the extent such certificate of incorporation or bylaws (or other analogous formation, constituent, or governance documents) are amended by the Plan or otherwise, and to the extent any such document is amended, such document is deemed to be amended pursuant to the Plan and requires no further action or approval (other than any requisite filings required under applicable state or federal law).

(b) Notwithstanding anything herein to the contrary, on or about the Effective Date, or as soon as reasonably practicable thereafter, the Debtors or the Reorganized Debtors, as applicable, shall take all actions set forth in and contemplated by the Restructuring Transactions Exhibit, and enter into any transaction and may take all actions as may be necessary or appropriate to effectuate the transactions described in, approved by, contemplated by, or necessary or appropriate to effectuate the Plan, including the Restructuring Transactions and the Rights Offering.

(c) Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects, including (i) the assumption of Executory Contracts and Unexpired Leases as provided herein, (ii) the selection of the managers, directors, or officers for the Reorganized Debtors, (iii) the distribution of the New Common Interests, (iv) the entry into or execution of the New Secured Notes Documents, New Miner Equipment Lender Debt Documents, the Exit Credit Agreement, and the New B. Riley ELOC Facility, as applicable, in each case, including definitive documentation related thereto, (v) any necessary action with respect to the Management Incentive Plan in accordance with section 5.23 hereof, and (vi) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date), in each case in accordance with and subject to the terms hereof.

(d) The Confirmation Order shall and shall be deemed to, pursuant to sections 363, 1123, and 1142 of the Bankruptcy Code, authorize and direct parties, as applicable, among other things, to take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions.

(e) Each officer, member of the board of directors, or manager of the Debtors is (and each officer, member of the board of directors, or manager of the Reorganized Debtors shall be) authorized and directed to issue, execute, deliver, file, or record such contracts, securities, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, all of which shall be authorized and approved in all respects, in each case, without the need for any approvals, authorization, consents, or any further action required under applicable law, regulation, order, or rule (including, without limitation, any action by the stockholders or directors or managers of the Debtors or the Reorganized Debtors) except for those expressly required pursuant to the Plan.

(f) All matters provided for in the Plan involving the corporate or limited liability company structure of the Debtors or the Reorganized Debtors, and any corporate or limited liability company action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Reorganized Debtors or by any other stakeholder, and with like effect as though such action had been taken unanimously by the stockholders, directors, managers, or officers, as applicable, of the Debtors or Reorganized Debtors.

5.3. Intercompany Interests; Corporate Reorganization.

On the Effective Date, the Intercompany Interests (i) shall be Reinstated for the ultimate benefit of the Holders of Claims that receive New Common Interests under the Plan, and shall receive no recovery or distribution, and (ii) without the need for any further corporate action or approval of any board of directors, board of managers, managers, management, or stockholders of any Debtor or Reorganized Debtor, as applicable, the certificates and all other documents representing the Intercompany Interests shall be deemed to be in full force and effect.

5.4. Authorization and Issuance of New April Secured Notes (Option 1).

(a) On the Effective Date, if Class 1 is an Accepting Class, the Reorganized Parent shall issue the New April Secured Notes (Option 1) on the terms set forth in the Plan and the New April Secured Notes Documents (Option 1).

(b) On the Effective Date, if Class 1 is an Accepting Class, the New April Secured Notes Documents (Option 1) shall be executed and delivered. The Reorganized Debtors shall be authorized to execute, deliver, and enter into and perform under the New April Secured Notes Documents (Option 1) (including the issuance of New Common Interests upon conversion of the New April Secured Notes (Option 1)) without the need for any further corporate or limited liability company action and without further action by the holders of Claims or Interests. The New April Secured Notes Documents (Option 1) shall constitute legal, valid, binding, and authorized obligations of the Reorganized Parent, enforceable in accordance with their terms, and, except as provided for thereunder, such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) under applicable law, the Plan, or the Confirmation Order and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable nonbankruptcy law.

(c) Confirmation of the Plan shall be deemed (i) approval of the New April Secured Notes Documents (Option 1), and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the applicable Reorganized Debtors in connection therewith and (ii) authorization to enter into and perform under the New April Secured Notes Documents (Option 1).

(d) On the Effective Date, all Liens and security interests granted pursuant to, or in connection with the New April Secured Notes Documents (Option 1) (i) shall be deemed to be approved and shall, without the necessity of the execution, recordation, or filing of mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, be valid, binding, fully perfected, fully enforceable Liens on, and security interests in, the property described in the New April Secured Notes Documents (Option 1), with the priorities established in respect thereof under applicable non-bankruptcy law and as provided for in the New Intercreditor Agreement, and (ii) shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or the Confirmation Order.

(e) The Reorganized Debtors and the Persons granted Liens and security interests under the New April Secured Notes Documents (Option 1) are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and the occurrence of the Effective Date without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

5.5. Authorization and Issuance of New August Secured Notes (Option 1).

(a) On the Effective Date, if Class 2 is an Accepting Class, the Reorganized Parent shall issue the New August Secured Notes (Option 1) on the terms set forth in the Plan and the New August Secured Notes Documents (Option 1).

(b) On the Effective Date, if Class 2 is an Accepting Class, the New August Secured Notes Documents (Option 1) shall be executed and delivered. The Reorganized Debtors shall be authorized to execute, deliver, and enter into and perform under the New August Secured Notes Documents (Option 1) (including the issuance of New Common Interests upon conversion of the New August Secured Notes (Option 1)) without the need for any further corporate or limited liability company action and without further action by the holders of Claims or Interests. The New August Secured Notes Documents (Option 1) shall constitute legal, valid, binding, and authorized obligations of the Reorganized Parent, enforceable in accordance with their terms, and, except as provided for thereunder, such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) under applicable law, the Plan, or the Confirmation Order and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable nonbankruptcy law.

(c) Confirmation of the Plan shall be deemed (i) approval of the New August Secured Notes Documents (Option 1), and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the applicable Reorganized Debtors in connection therewith and (ii) authorization to enter into and perform under the New August Secured Notes Documents (Option 1).

(d) On the Effective Date, all Liens and security interests granted pursuant to, or in connection with the New August Secured Notes Documents (Option 1) (i) shall be deemed to be approved and shall, without the necessity of the execution, recordation, or filing of mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, be valid, binding, fully perfected, fully enforceable Liens on, and security interests in, the property described in the New August Secured Notes Documents (Option 1), with the priorities established in respect thereof under applicable non-bankruptcy law and as provided for in the New Intercreditor Agreement, and (ii) shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or the Confirmation Order.

(e) The Reorganized Debtors and the Persons granted Liens and security interests under the New August Secured Notes Documents (Option 1) are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and the occurrence of the Effective Date without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

5.6. Authorization and Issuance of New April Secured Notes (Option 2).

(a) On the Effective Date, if Class 1 is not an Accepting Class, the Reorganized Parent shall issue the New April Secured Notes (Option 2) on the terms set forth in the Plan and the New April Secured Notes Documents (Option 2).

(b) On the Effective Date, if Class 1 is not an Accepting Class, the New April Secured Notes Documents (Option 2) shall be executed and delivered. The Reorganized Debtors shall be authorized to execute, deliver, and enter into and perform under the New April Secured Notes Documents (Option 2) without the need for any further corporate or limited liability company action and without further action by the holders of Claims or Interests. The New April Secured Notes Documents (Option 2) shall constitute legal, valid, binding, and authorized obligations of the Reorganized Parent, enforceable in accordance with their terms, and, except as provided for thereunder, such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) under applicable law, the Plan, or the Confirmation Order and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable nonbankruptcy law.

(c) Confirmation of the Plan shall be deemed (i) approval of the New April Secured Notes Documents (Option 2), and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the applicable Reorganized Debtors in connection therewith and (ii) authorization to enter into and perform under the New April Secured Notes Documents (Option 2).

(d) On the Effective Date, all Liens and security interests granted pursuant to, or in connection with the New April Secured Notes Documents (Option 2) (i) shall be deemed to be approved and shall, without the necessity of the execution, recordation, or filing of mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, be valid, binding, fully perfected, fully enforceable Liens on, and security interests in, the property described in the New April Secured Notes Documents (Option 2), with the priorities established in respect thereof under applicable non-bankruptcy law and as provided for in the New Intercreditor Agreement, and (ii) shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or the Confirmation Order.

(e) The Reorganized Debtors and the Persons granted Liens and security interests under the New April Secured Notes Documents (Option 2) are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and the occurrence of the Effective Date without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

5.7. Authorization and Issuance of New August Secured Notes (Option 2).

(a) On the Effective Date, if Class 2 is not an Accepting Class, the Reorganized Parent shall issue the New August Secured Notes (Option 2) on the terms set forth in the Plan and the New August Secured Notes Documents (Option 2).

(b) On the Effective Date, if Class 2 is not an Accepting Class, the New August Secured Notes Documents (Option 2) shall be executed and delivered. The Reorganized Debtors shall be authorized to execute, deliver, and enter into and perform under the New August Secured Notes Documents (Option 2) without the need for any further corporate or limited liability company action and without further action by the holders of Claims or Interests. The New August Secured Notes Documents (Option 2) shall constitute legal, valid, binding, and authorized obligations of the Reorganized Parent, enforceable in accordance with their terms, and, except as provided for thereunder, such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) under applicable law, the Plan, or the Confirmation Order and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable nonbankruptcy law.

(c) Confirmation of the Plan shall be deemed (i) approval of the New August Secured Notes Documents (Option 2), and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the applicable Reorganized Debtors in connection therewith and (ii) authorization to enter into and perform under the New August Secured Notes Documents (Option 2).

(d) On the Effective Date, all Liens and security interests granted pursuant to, or in connection with the New August Secured Notes Documents (Option 2) (i) shall be deemed to be approved and shall, without the necessity of the execution, recordation, or filing of mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, be valid, binding, fully perfected, fully enforceable Liens on, and security interests in, the property described in the New August Secured Notes Documents (Option 2), with the priorities established in respect thereof under applicable non-bankruptcy law and as provided for in the New Intercreditor Agreement, and (ii) shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or the Confirmation Order.

(e) The Reorganized Debtors and the Persons granted Liens and security interests under the New August Secured Notes Documents (Option 2) are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and the occurrence of the Effective Date without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

5.8. New Miner Equipment Lender Debt Facilities.

(a) On the Effective Date, the applicable Reorganized Debtors will enter into the New Miner Equipment Lender Debt Documents. On the Effective Date, all Liens and security interests granted pursuant to, or in connection with the New Miner Equipment Lender Debt Documents (i) shall be deemed to be approved and shall, without the necessity of the execution, recordation, or filing or mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, be valid, binding, fully-perfected, fully-enforceable Liens on, and security interests in, the property described in the New Miner Equipment Lender Debt Documents, with the priorities established in respect thereof under applicable non-bankruptcy law and as provided for in the New Intercreditor Agreement, and (ii) shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or the Confirmation Order.

(b) On the Effective Date, or as soon as reasonably practicable thereafter, the New Miner Equipment Lender Debt Documents shall be delivered. The Reorganized Debtors shall be authorized to execute, deliver, and enter into and perform under the New Miner Equipment Lender Debt Documents without (i) the need for any further corporate or limited liability company action; (ii) notice to or order or other approval of the Bankruptcy Court; (iii) act or omission under applicable law, regulation, order, or rule; (iv) vote, consent, authorization, or approval of any Person; or (v) action by the Holders of Claims or Interests. The New Miner Equipment Lender Debt Documents shall constitute legal, valid, binding and authorized obligations of the applicable Reorganized Debtors, enforceable in accordance with their terms and such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) under applicable law, the Plan, or the Confirmation Order and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable nonbankruptcy law. The New Miner Equipment Lender Debt Documents (and other definitive documentation related thereto) are reasonable and are being entered into, and shall be deemed to have been entered into, in good faith and for legitimate business purposes.

(c) Confirmation of the Plan shall be deemed (i) approval of the New Miner Equipment Lender Debt Documents, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the applicable Reorganized Debtors in connection therewith and (ii) authorization to enter into and perform under the New Miner Equipment Lender Debt Documents.

(d) The Reorganized Debtors and the Persons granted Liens and security interests under the New Miner Equipment Lender Debt Documents are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

5.9. Exit Facility.

(a) On the Effective Date, the Reorganized Debtors shall be authorized to execute, deliver, and enter into the Exit Credit Agreement without further (i) notice to or order or other approval of the Bankruptcy Court, (ii) act or omission under applicable law, regulation, order, or rule, (iii) vote, consent, authorization, or approval of any Person, or (iv) action by the Holders of Claims or Interests. The Exit Credit Agreement shall constitute legal, valid, binding and authorized joint and several obligations of the applicable Reorganized Debtors, enforceable in accordance with its terms and such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination under applicable law, the Plan, or the Confirmation Order. The financial accommodations to be extended pursuant to the Exit Credit Agreement (and other definitive documentation related thereto) are reasonable and are being extended, and shall be deemed to have been extended, in good faith and for legitimate business purposes.

(b) On the Effective Date, all Liens and security interests granted pursuant to the Exit Credit Agreement shall be (i) valid, binding, perfected, and enforceable Liens and security interests in the personal and real property described in and subject to such document, with the priorities established in respect thereof under applicable non-bankruptcy law and as provided for in the New Intercreditor Agreement and (ii) not subject to avoidance, recharacterization, or subordination under any applicable law, the Plan, or the Confirmation Order.

(c) The Reorganized Debtors and the Persons granted Liens and security interests under the Exit Credit Agreement are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

5.10. New B. Riley ELOC Facility.

(a) On the Effective Date, the Reorganized Debtors shall be authorized to execute, deliver, and enter into the New B. Riley ELOC Facility without further (i) notice to or order or other approval of the Bankruptcy Court, (ii) act or omission under applicable law, regulation, order, or rule, (iii) vote, consent, authorization, or approval of any Person, or (iv) action by the Holders of Claims or Interests. The New B. Riley ELOC Facility shall constitute legal, valid, binding and authorized obligations of the Reorganized Parent, enforceable in accordance with its terms and such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination under applicable law, the Plan, or the Confirmation Order. The financial accommodations to be extended pursuant to the New B. Riley ELOC Facility (and other definitive documentation related thereto) are reasonable and are being extended, and shall be deemed to have been extended, in good faith and for legitimate business purposes.

5.11. New Intercreditor Agreement.

On the Effective Date, the Exit Agent, the New April Secured Notes Agent, the New August Secured Notes Agent, and Holders of Allowed Miner Equipment Lender Claims electing the Default Miner Equipment Lender Treatment or Miner Equipment Lender Treatment Election 2 shall enter into, or be deemed to have entered into, the New Intercreditor Agreement. Each lender under the Exit Credit Agreement, the New April Secured Notes Indenture (Option 1) or the New April Secured Notes Indenture (Option 2), as the case may be, and the New August Secured Notes Indenture (Option 1) or New August Secured Notes Indenture (Option 2), as the case may be, shall be deemed to have directed the Exit Agent, the New April Secured Notes Agent, or the New August Secured Notes Agent, as applicable, to execute the New Intercreditor Agreement and shall be bound to the terms of the New Intercreditor Agreement from and after the Effective Date as if it were a signatory thereto.

5.12. Substantive Consolidation of Certain Debtors.

Except as provided in this section, the Plan is a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan for each Debtor.

As set forth in section 3.8 hereof, the Plan may, in the Debtors’ sole discretion, be implemented through a substantive consolidation of the Assets and liabilities of the Substantively Consolidated Debtors either in accordance with the Substantive Consolidation Settlement or otherwise. In the event of such substantive consolidation, (i) the Confirmation Order shall contain findings supporting the conclusions providing for limited substantive consolidation for purposes of distribution to holders of Claims and Interests at the Substantively Consolidated Debtors on the terms set forth in this section of the Plan and (ii) the Assets and liabilities of American Property Acquisition, LLC, American Property Acquisitions I, LLC, and American Property Acquisitions VII, LLC shall be substantively consolidated with Core Scientific Operating Company pursuant to the Plan. The substantive consolidation of the Assets and liabilities and properties of the Substantively Consolidated Debtors shall have the following effects: Solely for voting, Confirmation, and distribution purposes hereunder, the Chapter 11 Cases of the Substantively Consolidated Debtors shall be consolidated, with each being treated as a single consolidated case with respect to Claims against each Debtor. All property of the Estate of each Substantively Consolidated Debtor shall be deemed to be property of the consolidated Estate of the Substantively Consolidated Debtors with respect to the payment of Claims against the consolidated Estate of the Substantively Consolidated Debtors.

(a) All Claims against each Substantively Consolidated Debtor’s Estate shall be deemed to be Claims against the consolidated Estate of the Substantively Consolidated Debtors, and all Proofs of Claim filed against one or more of the Debtors shall be deemed to be a single Claim filed against one or more of the Substantively Consolidated Debtors shall be deemed to be a single Claim filed against the consolidated Estate of the Substantively Consolidated Debtors, and all duplicate Proofs of Claim for the same Claim filed against more than one Substantively Consolidated Debtor shall be deemed expunged.

(b) The substantive consolidation shall not affect (i) the legal and organizational structure of the Debtors, (ii) defenses to any Causes of Action or requirements for any third party to establish mutuality to assert a right of setoff, and (iii) distributions out of any insurance policies or proceeds of such policies.

5.13. Miner Equipment Lender Settlement.

The treatment of the Miner Equipment Lender Claims of the Settling Miner Equipment Lenders under the Plan, together with the other terms and conditions set forth in the Plan and the Confirmation Order (including the releases and exculpations set forth herein and in the Confirmation Order), reflects the proposed compromise and settlement pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code of the Miner Equipment Lender Claims. The Miner Equipment Lender Settlement is incorporated into the Plan and includes the following material terms and conditions in consideration of the value provided by the respective and applicable party pursuant to the Miner Equipment Lender Settlement:

a.	The Miner Equipment Lender Claims of the Settling Miner Equipment Lenders shall be Allowed on the Effective Date in the amounts set forth on the Miner Equipment Lender Claims Schedule.

b.

The Miner Equipment Lender Claims of the Settling Miner Equipment Lenders shall receive the treatment set forth in sections 4.3 and 4.8 hereof, and the Settling Miner Equipment Lenders electing Miner Equipment Lender Treatment Election 2 agree to waive their recovery in Class 8.

c.

Each Settling Miner Equipment Lender shall be entitled to reasonable and documented fees and expenses; provided, that in no event shall the aggregate fees and expenses payable to all Settling Miner Equipment Lenders exceed $3,000,000.

d.	The Settling Miner Equipment Lenders shall support Confirmation of the Plan and shall timely submit Ballots accepting the Plan, subject to receipt of a Bankruptcy Court approved Disclosure Statement.

5.14. Brown Settlement.

The treatment of the Secured Mortgage Claim (Brown) under the Plan, together with the other terms and conditions set forth in the Plan and the Confirmation Order (including the releases and exculpations set forth herein and in the Confirmation Order), reflects the proposed compromise and settlement pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code of the Secured Mortgage Claim (Brown). The Brown Settlement is incorporated into the Plan and includes the following material terms and conditions in consideration of the value provided by the respective and applicable party pursuant to the Brown Settlement:

a.	The Secured Mortgage Claim (Brown) shall be Allowed on the Effective Date against Debtor American Property Acquisition, LLC in the amount of $187,819.93.

b.	The Secured Mortgage Claim (Brown) shall receive the treatment set forth in section 4.6 hereof.

c.	Brown Corporation shall support Confirmation of the Plan and shall timely submit a Ballot accepting the Plan, subject to receipt of a Bankruptcy Court approved Disclosure Statement.

5.15. Holliwood Settlement.

The treatment of the Secured Mortgage Claim (Holliwood) under the Plan, together with the other terms and conditions set forth in the Plan and the Confirmation Order (including the releases and exculpations set forth herein and in the Confirmation Order), reflects the proposed compromise and settlement pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code of the Secured Mortgage Claim (Holliwood). The Holliwood Settlement is incorporated into the Plan and includes the following material terms and conditions in consideration of the value provided by the respective and applicable party pursuant to the Holliwood Settlement:

a.

The Secured Mortgage Claim (Holliwood) shall be Allowed on the Effective Date against Debtor American Property Acquisition, LLC in the amount of (i) $571,961.55, plus (ii) post-petition interest accruing at ten-percent (10%), plus (iii) reasonable and documented legal fees and expenses of Holliwood LLC relating to the Secured Mortgage Claim (Holliwood) and the Chapter 11 Cases not to exceed $25,000.

b.	The Secured Mortgage Claim (Holliwood) shall receive the treatment set forth in section 4.6 hereof.

c.	Holliwood LLC shall support Confirmation of the Plan and shall timely submit a Ballot accepting the Plan, subject to receipt of a Bankruptcy Court approved Disclosure Statement.

5.16. B. Riley Settlement.

The treatment of the B. Riley Unsecured Claims and DIP Claims under the Plan, together with the other terms and conditions set forth in the Plan and the Confirmation Order (including the releases and exculpations set forth herein and in the Confirmation Order), reflects the proposed compromise and settlement pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code of the B. Riley Unsecured Claims and DIP Claims. The B. Riley Settlement is incorporated into the Plan and includes the following material terms and conditions in consideration of the value provided by the respective and applicable party pursuant to the B. Riley Settlement:

a.	The DIP Claims shall receive the treatment set forth in section 2.4 hereof.

b.

The B. Riley Unsecured Claims shall (i) be Allowed on the Effective Date at the Settled B. Riley Unsecured Claims Amount, with the remainder of the B. Riley Unsecured Claims waived and (ii) receive the treatment set forth in section 4.9 hereof on the Effective Date.

a.	B. Riley Commercial Capital, LLC shall enter into commitments to provide the Exit Facility on the terms set forth in the Exit Term Sheet no later than [•].

b.	B. Riley Principal Capital II, LLC shall enter into commitments to provide the New B. Riley ELOC Facility on the terms set forth in the New B. Riley ELOC Facility Term Sheet no later than [•].

c.

B. Riley Commercial Capital, LLC and BRF Finance Co, LLC shall support Confirmation of the Plan and shall timely submit Ballots accepting the Plan, subject to receipt of a Bankruptcy Court approved Disclosure Statement.

5.17. Foundry Settlement.

The Foundry Settlement and the Foundry Settlement Documents shall be deemed to be incorporated into the Plan as if fully set forth herein. Notwithstanding anything to the contrary herein, in the event of a conflict between any of the Foundry Settlement Documents, on the one hand, and the Plan or any other document, agreement, pleading or order, on the other hand, the Foundry Settlement Documents shall govern and control. The terms and conditions of the Foundry Settlement and the Foundry Settlement Documents shall be set forth in the Foundry Settlement Documents.

Notwithstanding anything to the contrary contained in the Plan (including any Plan Document or Plan Supplement), including sections 5.20, 5.21, and 10.3 through 10.7 hereof, nothing herein shall, or shall be deemed to, (i) cancel, terminate, release, waive, discharge or affect the Foundry Settlement, the Foundry Settlement Documents and/or the transactions thereunder, and/or (ii) cancel, terminate, release, waive, discharge or affect any rights, claims, causes of action, remedies, interests or obligations of any of the Debtors, Reorganized Debtors or Foundry (including its successors or assigns) (x) arising from and after the Effective Date and/or (y) under or related to the Foundry Settlement, any of the Foundry Settlement Documents and/or any of the transactions contemplated thereunder.

Notwithstanding anything to the contrary herein, the Foundry Settlement, the Foundry Settlement Documents, and the applicable provisions of the Plan incorporating the Foundry Settlement and the Foundry Settlement Documents remain subject to ongoing negotiations between Foundry and the Debtors. The Debtors and Foundry have not yet agreed, and nothing herein shall be construed as Foundry’s or the Debtors’ agreement to the Foundry Settlement, any of the Foundry Settlement Documents, and/or any descriptions thereof herein, and Foundry’s and the Debtors’ rights with respect to the foregoing and the Plan are fully reserved.

5.18. Rights Offering

(a) General. Following approval by the Bankruptcy Court of the Rights Offering Procedures, the Debtors will commence the Rights Offering in accordance therewith and, on the Effective Date, the Debtors shall consummate the Rights Offering subject to the terms and conditions of the Plan, the Rights Offering Procedures, the Backstop Commitment Agreement, and the Confirmation Order. In accordance with the Backstop Commitment Agreement and the Rights Offering Procedures, each holder of Existing Common Interests as of the Rights Offering Record Date shall have a Subscription Right to purchase up to its pro rata allocation of the New Common Interests to be issued pursuant to the Rights Offering. For the avoidance of doubt, both Eligible and Ineligible Holders may participate in the 1145 Rights Offering, while only Eligible Holders may participate in the 4(a)(2)/Reg D Rights Offering.

(b) The right to participate in the Rights Offering may not be sold, transferred, or assigned. The Rights Offering shall be fully backstopped pursuant to the Backstop Commitment Agreement.

(c) Purpose. On the Effective Date, the proceeds of the Rights Offering may be used to (i) pay all reasonable and documented Restructuring Fees and Expenses, (ii) fund Plan Distributions, case administration expenses, and exit costs, and (iii) provide the Reorganized Debtors with additional liquidity for working capital and general corporate purposes.

(d) Backstop Commitment. In accordance with the Backstop Commitment Agreement and subject to the terms and conditions thereof, each of the Backstop Parties has agreed, severally but not jointly, to purchase for Cash, on or prior to the Effective Date, its respective Backstop Commitment Percentage (as defined in the Backstop Commitment Agreement) of the unsubscribed New Common Interests offered in the Rights Offering.

(e) Backstop Commitment Premium. As consideration for providing the backstop commitment for the Rights Offering, on the Effective Date, the Backstop Commitment Premium shall be allocated among the Backstop Parties in accordance with the Backstop Commitment Agreement.

5.19. Exemption from Securities Laws.

(a) Except as set forth in section 5.19(b) hereof, the offer, issuance, and distribution under the Plan of the New Secured Notes and the New Common Interests (including those issued upon the conversion of the New Secured Notes, if any) shall be exempt, pursuant to section 1145 of the Bankruptcy Code, without further act or action by any Entity, from registration under (i) the Securities Act and (ii) any state or local law requiring registration for the offer, issuance, or distribution of Securities.

(b) The offer, sale, issuance, and distribution of the Rights Offering Shares to be issued pursuant to the 1145 Rights Offering shall be exempt, pursuant to section 1145 of the Bankruptcy Code, without further act or action by any Entity, from registration under (i) the Securities Act and (ii) any state or local law requiring registration for the offer, issuance, or distribution of Securities. The offer, sale, issuance, and distribution of the Rights Offering Shares to be issued pursuant to the 4(a)(2)/Reg D Rights Offering, as well as the Backstop Shares, shall be exempt, pursuant to section 4(a)(2) of the Securities Act and Regulation D thereunder, from registration under (i) the Securities Act and (ii) any state or local law requiring registration for the offer, issuance, or distribution of Securities.

(c) The New Common Interests (other than the Rights Offering Shares issued in the 4(a)(2)/Reg D Rights Offering, as well as the Backstop Shares), New Secured Notes, and the New Common Interests issued upon conversion of the New Secured Notes, if any, may be resold without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, (ii) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments, (iii) applicable regulatory approval, and (iv) the transfer provisions, if any, and other applicable provisions set forth in, as applicable, the New Corporate Governance Documents, and the New Secured Notes Documents.

(d) The offer, issuance and sale of the New Common Interests issued to the Backstop Parties under the Backstop Commitment Agreement comprising the Backstop Commitment Premium is being made in reliance on the exemption pursuant to section 1145 of the Bankruptcy Code, without further act or action by any Entity, from registration under (i) the Securities Act and (ii) any state or local law requiring registration for the offer, issuance, or distribution of Securities.

(e) Persons who purchase the New Common Interests pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder will hold “restricted securities.” Such securities will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act, such as, under certain conditions, the resale provisions of Rule 144 of the Securities Act. Transfers of such securities will also be subject to the transfer provisions, if any, and other applicable provisions set forth in the New Corporate Governance Documents.

(f) Subject to section 6.8 hereof, the Reorganized Debtors may elect, on or after the Effective Date, to reflect all or any portion of the ownership of New Common Interests, the New Secured Notes, and the New Common Interests issued upon conversion of the New Secured Notes, if any, through the facilities of DTC. If the Reorganized Debtors make such election, they shall not be required to provide any further evidence other than the Plan or Confirmation Order with respect to the treatment of such applicable portion of New Common Interests, New Secured Notes, or the New Common Interests issued upon conversion thereof, if any, and such Plan or Confirmation Order shall be deemed to be legal and binding obligations of the Reorganized Debtors in all respects.

(g) DTC and all other Persons shall be required to accept and conclusively rely upon the Plan and the Confirmation Order in lieu of a legal opinion regarding whether the New Common Interests, the New Secured Notes, or the New Common Interests issued upon conversion of the New Secured Notes, if any, are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

(h) Notwithstanding anything to the contrary in the Plan or otherwise, no Person or Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Interests, the New Secured Notes, or the New Common Interests issued upon conversion of the New Secured Notes, if any, are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services or validly issued, fully paid, and non-assessable.

5.20. Cancellation of Existing Securities and Agreements.

Except for the purpose of evidencing a right to a distribution under the Plan and except as otherwise set forth in the Plan, including with respect to Executory Contracts or Unexpired Leases that shall be assumed by the Reorganized Debtors, on the Effective Date, all agreements, instruments, notes, certificates, mortgages, security documents, and any other instruments or documents evidencing any Claim or Interest (other than Intercompany Interests that are not modified by the Plan and the Reinstated Other Secured Claims in Class 4) and any rights of any Holder in respect thereof (including, for the avoidance of doubt, any warrants) shall be deemed cancelled, discharged, and of no force or effect and the obligations of the Debtors thereunder shall be deemed fully and finally satisfied, settled, released, and discharged. Notwithstanding the foregoing, any provision in any document, instrument, lease, or other agreement that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of, or by, the Debtors or their interests, as a result of the cancellations, terminations, satisfaction, releases, or discharges provided for in this section shall be deemed null and void and shall be of no force and effect, and the Debtors shall be entitled to continue to use (in accordance with the remaining provisions of such document, instrument, lease, or other agreement) any land, facilities, improvements, or equipment financed with the proceeds of the Mortgage Agreements, Miner Equipment Lender Agreements, or the Convertible Notes Agreements, as applicable. Nothing contained herein shall be deemed to cancel, terminate, release, or discharge the obligation of the Debtors or any of their counterparties (i) under any Executory Contract or Unexpired Lease to the extent such Executory Contract or Unexpired Lease has been assumed by the

Debtors pursuant to a Final Order of the Bankruptcy Court or hereunder, (ii) relating to the Reinstated Other Secured Claims in Class 4, (iii) relating to allowing the Notes Agent to enforce its rights, claims, and interest vis-à-vis any party other than the Debtors or any Released Party, (iv) relating to allowing the Notes Agent to make distributions in accordance with the Plan (if any), as applicable, (v) relating to preserving any rights of the Notes Agent to payment of fees, expenses and indemnification obligations as against any money or property distributable to holders of April Convertible Secured Notes Claims or August Convertible Secured Notes Claims, (vi) relating to allowing the Notes Agent to enforce any obligations owed to it under the Plan and perform any rights or duties, if any, related thereto, (vii) relating to allowing the Notes Agent to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court; and (viii) relating to permitting the Notes Agent to perform any functions that are necessary to effectuate the forgoing; provided, further, that notwithstanding the foregoing, nothing in this section 5.20 shall affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any expense or liability to the Reorganized Debtors, except to the extent set forth in or provided for under the Plan.

5.21. Cancellation of Liens.

(a) Except as otherwise specifically provided herein, including sections 4.4 and 4.6 hereof, all notes, instruments, certificates evidencing debt of the Debtors and Existing Common Interests will be cancelled and obligations of the Debtors thereunder will be discharged and of no further force or effect, except for the purpose of allowing the applicable agents and trustees to receive distributions from the Debtors under the Plan and to make any further distributions to the applicable Holders on account of their Allowed Claims and Interests.

(b) After the Effective Date and following (i) the distributions to Holders on account of Allowed Convertible Notes Secured Claims and Allowed Miner Equipment Lender Secured Claims and/or (ii) with regard to Allowed M&M Lien Secured Claims, satisfaction of the applicable M&M Lien Takeback Debt, the Debtors or the Reorganized Debtors, at their expense, may, in their sole discretion, take any action necessary to terminate, cancel, extinguish, and/or evidence the release of any and all mortgages, deeds of trust, Liens, pledges, and other security interests with respect to the Convertible Notes Secured Claims, Miner Equipment Lender Secured Claims, and M&M Lien Secured Claims, including, without limitation, the preparation and filing of any and all documents necessary to terminate, satisfy, or release any mortgages, deeds of trust, Liens, pledges, and other security interests held by the Holders of the M&M Lien Secured Claims, Miner Equipment Lender Secured Claims, the Notes Agent, and/or Convertible Noteholders, including, without limitation, UCC-3 termination statements.

5.22. Officers and Boards of Directors.

(a) On or after the Effective Date, the members of the New Board shall be appointed to serve pursuant to the terms of the applicable New Corporate Governance Documents. The current chief executive officer of Core Scientific, Inc. as of the Effective Date shall serve as a member of the New Board. The composition of each board of directors or managers of a Reorganized Debtor, as applicable, and, to the extent applicable, the officers of each Reorganized Debtor, shall be disclosed prior to the Confirmation Hearing in accordance with section 1129(a)(5) of the Bankruptcy Code.

(b) The officers of the respective Debtors immediately before the Effective Date, as applicable, shall serve as the initial officers of each of the respective Reorganized Debtors on and after the Effective Date and in accordance with any employment agreement with the Reorganized Debtors and applicable non-bankruptcy law. After the Effective Date, the selection of officers of the Reorganized Debtors shall be as provided by their respective organizational documents.

(c) Except to the extent that a member of the board of directors or a manager, as applicable, of a Debtor continues to serve as a director or manager of such Debtor on and after the Effective Date, the members of the board of directors or managers of each Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtors on or after the Effective Date and each such director or manager will be deemed to have resigned or shall otherwise cease to be a director or manager of the applicable Debtor on the Effective Date. Commencing on the Effective Date, each of the directors and managers of each of the Reorganized Debtors shall be elected and serve pursuant to the terms of the applicable organizational documents of such Reorganized Debtor and may be replaced or removed in accordance with such organizational documents.

5.23. Management Incentive Plan.

On or after the Effective Date, but in event no later than thirty (30) days after the Effective Date, the New Board shall adopt the Management Incentive Plan. Up to ten percent (10%) of the New Common Interests on the Effective Date, on a fully diluted basis (including shares issuable under any employee incentive plan), will be reserved for issuance under the Management Incentive Plan.

5.24. Authorization, Issuance, and Delivery of New Common Interests; New Listing.

(a) On the Effective Date, Reorganized Parent is authorized to issue or cause to be issued and shall issue the New Common Interests for distribution or reservation, as the case may be, in accordance with the terms of the Plan without the need for any further board, stockholder or other corporate action. All of the New Common Interests issuable under the Plan, including, but not limited to, New Common Interests that may be issued upon conversion of the New Secured Notes, if any, in accordance with the terms and provisions of the applicable New Secured Notes Indenture, when so issued, shall be duly authorized and validly issued. Reorganized Parent shall issue or reserve for issuance a sufficient number of common equity issuances to effectuate all issuances of New Common Interests contemplated by the Plan, including, but not limited to, the Management Incentive Plan, issuances to Holders of Disputed Claims following the allowance of such Claims, issuances pursuant to the assumed Stock Option Award Agreements and RSU Award Agreements (if and when Stock Options and Unvested RSUs are exercised or become vested, respectively), issuances pursuant to the Bitmain Transaction, and any additional issuances following the Effective Date to the extent necessary to ensure that each Holder of an Allowed Claim in Classes 1, 2, 3, and 8 that is entitled to receive New Common Interests pursuant to sections 4.1(c)(i), 4.2(c)(i), 4.3(c), or 4.8(b) of the Plan, as applicable, receives a distribution of New Common Interests equal to the value to which such Holder is entitled pursuant to sections 4.1(c)(i), 4.2(c)(i), 4.3(c), or 4.8(b) of the Plan, as applicable. Additionally, on the Effective Date, each holder of New Common Interests shall be deemed, without further notice or action, to have agreed to be bound by the New Corporate Governance Documents, which shall be deemed to be valid, binding, and enforceable in accordance with their terms, as the same may be amended from time to time following the Effective Date in accordance with their terms, and in each case without the need for execution by any party thereto other than Reorganized Parent. The New Corporate Governance Documents shall be binding on all Entities receiving New Common Interests (and their respective successors and assigns), whether received pursuant to the Plan or otherwise and regardless of whether such Entity executes or delivers a signature page to any New Corporate Governance Document.

(b) Upon the Effective Date, the Reorganized Debtors anticipate that they will continue to be a reporting company under the Exchange Act, 15 U.S.C. §§ 78(a)–78(pp). The Reorganized Debtors anticipate using commercially reasonable efforts to have the New Common Interests listed on the NASDAQ, NYSE, or another nationally recognized exchange, as soon as reasonably practicable, subject to meeting applicable listing requirements following the Effective Date.

5.25. Nonconsensual Confirmation.

The Debtors intend to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code as to any Classes that reject or are deemed to reject the Plan.

5.26. Closing of the Chapter 11 Cases.

After the Effective Date, the Reorganized Debtors shall be authorized, but not directed, to submit an order to the Bankruptcy Court under certification of counsel that is in form and substance reasonably acceptable to the U.S. Trustee that closes and issues a final decree for each of the Chapter 11 Cases.

5.27. Notice of Effective Date.

As soon as practicable, the Debtors shall File a notice of the occurrence of the Effective Date with the Bankruptcy Court.

ARTICLE VI. DISTRIBUTIONS.

6.1. Distributions Generally.

Except as otherwise provided in the Plan, the Disbursing Agent shall make all applicable Plan Distributions to the appropriate Holders of Allowed Claims and Existing Common Interests in accordance with the terms of the Plan. The Reorganized Debtors shall be authorized to cause partial distributions to be made on account of Allowed Claims and Existing Common Interests before all Claims are Allowed. The Reorganized Debtors shall also be authorized to cause distributions of New Common Interests following the Effective Date to carry out the terms of the Plan, including causing distributions to Holders of Disputed Claims that become Allowed Claims and subsequent distributions to the extent necessary to ensure that each Holder of an Allowed Claim in Classes 1, 2, 3, and 8 that is entitled to receive New Common Interests pursuant to section 4.1(c)(i), 4.2(c)(i), 4.3(c), or 4.8(b) of the Plan, as applicable, receives a distribution of New Common Interests equal to the value to which such Holder is entitled pursuant to sections 4.1(c)(i), 4.2(c)(i), 4.3(c), or 4.8(b) of the Plan, as applicable.

6.2. Distribution Record Date.

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors or their respective agents, shall be deemed closed, and there shall be no further changes in the record Holders of any of the Claims or Interests. The Debtors or the Reorganized Debtors shall have no obligation to recognize any transfer of the Claims or Interests occurring on or after the Distribution Record Date. In addition, with respect to payment of any Cure Amounts or disputes over any Cure Amounts, neither the Debtors nor the applicable Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable Executory Contract or Unexpired Lease as of the close of business on the Distribution Record Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure Amount. The Distribution Record Date shall not apply to Securities deposited with DTC, the Holders of which shall receive distributions in accordance with the customary procedures of DTC.

All distributions to Convertible Noteholders shall be deemed to be made to or by the Notes Agent. Regardless of whether such distributions are made by the Notes Agent or by the Disbursing Agent at the reasonable direction of the Notes Agent, the charging liens shall attach to the property to be distributed to the Convertible Noteholders in the same manner as if such distributions were made through the Notes Agent.

Notwithstanding anything in the Plan to the contrary, in connection with any distribution under the Plan to be effected through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise), the Debtors or the Reorganized Debtors, as applicable, shall be entitled to recognize and deal for all purposes under the Plan with Holders of Claims in each Class to the extent consistent with the customary practices of DTC used in connection with such distributions. All New Common Interests or New Secured Notes to be distributed under the Plan pursuant to section 1145 of the Bankruptcy Code shall be issued in the names of such Holders or their nominees in accordance with DTC’s book-entry exchange procedures or on the books and records of a transfer agent; provided, that such New Common Interests or New Secured Notes will only be issued in accordance with DTC book-entry procedures if the same are permitted to be held through DTC’s book-entry system.

6.3. Date of Distributions.

Except as otherwise provided in this Plan (including payments made in the ordinary course of the Debtors’ business) or as paid pursuant to a prior Bankruptcy Court order, on the Effective Date or, if a Claim or Interest is not Allowed on the Effective Date, on the date that such Claim or Interest becomes Allowed, or, in each case, as soon as reasonably practicable thereafter, or as otherwise determined in accordance with the Plan and Confirmation Order, including, without limitation, the treatment provisions of Article IV of the Plan, each Holder of an Allowed Claim or Existing Common Interest shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Existing Common Interests in the applicable Class provided in the Plan; provided that the Reorganized Debtors may implement periodic distribution dates to the extent they determine them to be appropriate; provided, further, that the Reorganized Debtors may make distributions of New Common Interests following the Effective Date, including to Holders of Disputed Claims that become Allowed Claims and subsequent distributions to the extent necessary to ensure that each Holder of an Allowed Claim in Classes 1, 2, 3, and 8 that is entitled to receive New Common Interests pursuant to section 4.1(c)(i), 4.2(c)(i), 4.3(c), or 4.8(b) of the Plan, as applicable, receives a distribution of New Common Interests equal to the value to which such Holder is entitled pursuant to sections 4.1(c)(i), 4.2(c)(i), 4.3(c), or 4.8(b) of the Plan, as applicable. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII; provided that any New Common Interest that is issuable to Holders of Allowed Claims but is withheld from distribution on account of a Holder of a Disputed Claim shall not be issued until such time such Disputed Claim is resolved and the shares are to be distributed. Except as specifically provided in the Plan, Holders of Allowed Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

6.4. Disbursing Agent.

All distributions under the Plan shall be made by the applicable Reorganized Debtor or applicable Disbursing Agent on or after the Effective Date or as otherwise provided herein. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties, and all reasonable fees and expenses incurred by such Disbursing Agent directly related to distributions hereunder shall be reimbursed by the Reorganized Debtors.

6.5. Rights and Powers of Disbursing Agent.

(a) From and after the Effective Date, each Disbursing Agent, solely in its capacity as Disbursing Agent, shall be exculpated by all Entities, including, without limitation, Holders of Claims against and Interests in the Debtors and other parties in interest, from any and all claims, Causes of Action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Disbursing Agent by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent. No Holder of a Claim or Interest or other party in interest shall have or pursue any claim or Cause of Action vested in a Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by such Disbursing Agent to be necessary and proper to implement the provisions hereof.

(b) Powers of Disbursing Agent. Each Disbursing Agent shall be empowered to: (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (ii) make all applicable distributions or payments provided for under the Plan; (iii) employ professionals to represent it with respect to its responsibilities; and (iv) exercise such other powers (A) as may be vested in such Disbursing Agent by order of the Bankruptcy Court (including any Final Order issued after the Effective Date) or pursuant to the Plan or (B) as deemed by such Disbursing Agent to be necessary and proper to implement the provisions of the Plan.

(c) Expenses Incurred on or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court and subject to the written agreement of the Reorganized Debtors, the amount of any reasonable fees and expenses incurred by a Disbursing Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement Claims (including for reasonable attorneys’ and other professional fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors in the ordinary course of business.

6.6. Expenses of Disbursing Agent.

Except as otherwise ordered by the Bankruptcy Court, any reasonable and documented fees and expenses incurred by a Disbursing Agent acting in such capacity (including reasonable and documented attorneys’ fees and expenses) on or after the Effective Date shall be paid in Cash by the Reorganized Debtors in the ordinary course of business.

6.7. No Postpetition Interest on Claims.

Except as otherwise specifically provided for in the Plan, the Confirmation Order, or another order of the Bankruptcy Court, postpetition interest shall not accrue or be paid on any Claims, and no Holder of a Claim shall be entitled to interest accruing on such Claim on or after the Petition Date.

6.8. Delivery of Distributions.

Subject to Bankruptcy Rule 9010, all distributions to any Holder of an Allowed Claim or Existing Common Interest shall be made to a Disbursing Agent, which shall transmit such distribution to the applicable Holders of Allowed Claims and Existing Common Interests as and when required by the Plan at (i) the address of such Holder on the books and records of the Debtors or their agents or (ii) at the address in any written notice of address change delivered to the Debtors or the Disbursing Agent, including any addresses including on any transfers of Claim Filed pursuant to Bankruptcy Rule 3001. In the event that any distribution to any Holder is returned as undeliverable, no further distributions shall be made to such Holder unless and until such Disbursing Agent is notified in writing of such Holder’s then-current address, at which time, or as soon thereafter as reasonably practicable, all currently-due, missed distributions shall be made to such Holder without interest. Nothing herein shall require any Disbursing Agent to attempt to locate Holders of undeliverable distributions and, if located, assist such Holders in complying with section 6.19 of the Plan.

Distributions of the New Common Interests or New Secured Notes to be distributed under the Plan pursuant to section 1145 of the Bankruptcy Code will be made through the facilities of DTC in accordance with DTC’s customary practices; provided that such New Common Interests or New Secured Notes will only be issued in accordance with DTC book-entry procedures if the same are permitted to be held through DTC’s book-entry system. To the extent distributions are to be made through the facilities of DTC, any distribution that otherwise would be made to any Holder eligible to receive a distribution who does not own or hold an account eligible to receive such a distribution through DTC on a relevant distribution date will be forfeited. For the avoidance of doubt, DTC shall be considered a single holder for purposes of distributions.

6.9. Distributions after Effective Date.

Distributions made after the Effective Date to (i) Holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims or (ii) Holders of Allowed Claims in Classes 1, 2, 3, and 8 that are entitled to receive New Common Interests pursuant to section 4.1(c)(i), 4.2(c)(i)), 4.3(c), or 4.8(b) of the Plan, as applicable, that are necessary to ensure that each such Holder receives a distribution of New Common Interests equal to the value to which such Holder is entitled pursuant to sections 4.1(c)(i), 4.2(c)(i), 4.3(c), or 4.8(b) of the Plan, as applicable, shall, in each case, be deemed to have been made on the Effective Date.

6.10. Unclaimed Property.

One year from the later of (i) the Effective Date and (ii) the date that is ten (10) Business Days after the date of a distribution on an Allowed Claim or Existing Common Interest, all distributions payable on account of such Claim that are undeliverable or otherwise unclaimed shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall revert to the Reorganized Debtors or their successors or assigns, and all claims of any other Person (including the Holder of a Claim in the same Class) to such distribution shall be discharged and forever barred. The Reorganized Debtors and the Disbursing Agent shall have no obligation to attempt to locate any Holder of an Allowed Claim or Existing Common Interest other than by reviewing the Debtors’ books and records, including the records of the Debtors’ transfer agent(s), and the Bankruptcy Court’s Filings.

6.11. Time Bar to Cash Payments.

Checks issued by a Disbursing Agent in respect of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the date of first issuance thereof. Thereafter, the amount represented by such voided check shall irrevocably revert to the Reorganized Debtors, and any Claim in respect of such voided check shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Requests for re-issuance of any check shall be made to the applicable Disbursing Agent by the Holder of the Allowed Claim to which such check was originally issued, prior to the expiration of the ninety (90) day period.

6.12. Manner of Payment under Plan.

Except as otherwise specifically provided in the Plan, at the option of the Debtors or the Reorganized Debtors, as applicable, any Cash payment to be made hereunder by the Debtors or Reorganized Debtors may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

6.13. Satisfaction of Claims.

Except as otherwise specifically provided in the Plan, any distributions and deliveries to be made on account of Allowed Claims or Existing Common Interests under the Plan shall be in complete and final satisfaction, release, settlement, and discharge of and exchange for such Allowed Claims or Existing Common Interests.

6.14. Fractional Stock and Notes.

No fractional New Common Interests shall be distributed. If any distributions of New Common Interests pursuant to the Plan would result in the issuance of a fractional share of New Common Interests, then the number of shares of New Common Interests to be issued in respect of such distribution will be calculated to one decimal place and rounded up or down to the closest whole share (with a half share or greater rounded up and less than a half share rounded down). The total number of shares of New Common Interests to be distributed in connection with the Plan shall be adjusted as necessary to account for the rounding provided for in this section 6.14. No consideration shall be provided in lieu of fractional shares that are rounded down. Neither the Reorganized Debtors nor the Disbursing Agent shall have any obligation to make a distribution that is less than one (1) share of New Common Interests. Fractional shares of New Common Interests that are not distributed in accordance with this section shall be returned to, and the ownership thereof shall vest in, the Reorganized Debtors. The New Secured Notes shall be issued in a denomination of $1.00 and integral multiples of $1.00 and any other amounts shall be rounded down.

6.15. Minimum Cash Distributions.

A Disbursing Agent shall not be required to make any distribution of Cash less than one hundred dollars ($100) to any Holder of an Allowed Claim; provided, however, that if any distribution is not made pursuant to this section 6.15, such distribution shall be added to any subsequent distribution to be made on behalf of such Holder’s Allowed Claim.

6.16. Setoffs and Recoupments.

(a) Each Debtor, Reorganized Debtor, or such entity’s designee as instructed by such Debtor or Reorganized Debtor, may, but shall not be required to, set off or recoup against any Claim, and any distribution to be made pursuant to the Plan on account of such Claim, any and all claims, rights, and Causes of Action of any nature whatsoever that a Debtor, Reorganized Debtor, or its successors may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by a Debtor, a Reorganized Debtor, or its successor of any claims, rights, or Causes of Action that a Debtor, Reorganized Debtor, or its successor or assign may possess against the Holder of such Claim.

(b) In no event shall any Holder of Claims be entitled to set off any such Claim against any claim, right, or Cause of Action of the Debtor or Reorganized Debtor, unless (i) the Debtors or the Reorganized Debtors, as applicable, have consented or (ii) such Holder has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise. Notwithstanding the foregoing, this paragraph does not create any new rights to setoff or recoupment that did not exist under any applicable law or agreement in existence prior to the Effective Date.

6.17. Allocation of Distributions between Principal and Interest.

Except as otherwise provided in the Plan and subject to section 6.7 of the Plan or as otherwise required by law (as reasonably determined by the Reorganized Debtors), distributions with respect to an Allowed Claim shall be allocated first to the principal portion of such Allowed Claim (as determined for United States federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim, if any.

6.18. No Distribution in Excess of Amount of Allowed Claim or Existing Common Interest.

Notwithstanding anything in the Plan to the contrary, no Holder of an Allowed Claim or Existing Common Interest shall receive, on account of such Allowed Claim or Existing Common Interest, Plan Distributions in excess of the Allowed amount of such Claim (plus any postpetition interest on such Claim solely to the extent permitted by the Plan) or Existing Common Interest.

6.19. Withholding and Reporting Requirements.

(a) Withholding Rights. In connection with the Plan, any Person issuing any instrument or making any distribution described in the Plan (or any other related agreement) or payment in connection therewith shall comply with all applicable withholding and reporting requirements imposed by any federal, state, local or non-U.S. taxing authority, and, notwithstanding any provision in the Plan to the contrary, any such Person shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of any distribution or payment to be made under or in connection with the Plan (or any other related agreement) to generate sufficient funds to pay applicable withholding taxes, using its own funds to pay any applicable withholding taxes and retaining a portion of the applicable distribution, withholding distributions pending receipt of information necessary or appropriate to facilitate such distributions or establishing any other mechanisms it believes are reasonable and appropriate. Any amounts withheld shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. Notwithstanding the foregoing, each Holder of an Allowed Claim or Interest or any other Person that receives a distribution pursuant to the Plan or payment in connection therewith shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including, without limitation, income, withholding, and other taxes, on account of such distribution. Any party issuing any instrument or making any distribution pursuant to the Plan has the right, but not the obligation, to not make a distribution until such Holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

(b) Forms. Any party entitled to receive any property as an issuance or distribution under the Plan shall, upon request, deliver to the applicable Disbursing Agent or such other Person designated by the Reorganized Debtors (which Person shall subsequently deliver to the applicable Disbursing Agent any applicable Internal Revenue Service (“IRS”) Form W-8 or Form W-9 received) an appropriate IRS Form W-9 or an appropriate IRS Form W-8 and any other forms or documents reasonably requested by any Reorganized Debtor to reduce or eliminate any withholding required by any federal, state, or local taxing authority. If such request is made by the Reorganized Debtors, the Disbursing Agent, or such other Person designated by the Reorganized Debtors or a Disbursing Agent and such party fails to comply before the date that is 180 days after the request is made, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtor and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.

ARTICLE VII. PROCEDURES FOR DISPUTED CLAIMS.

7.1. Disputed Claims Generally.

Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed pursuant to the Plan or Final Order, including the Confirmation Order (when it becomes a Final Order) Allowing such Claim. Except insofar as a Claim is Allowed under the Plan or was Allowed prior to the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall have and retain any and all rights and defenses such Debtor has with respect to any Disputed Claim. Any objections to Claims shall be served and Filed on or before the Claim Objection Deadline. All Disputed Claims not objected to by the end of such period shall be deemed Allowed unless such period is extended upon approval of the Bankruptcy Court.

7.2. Objections to Claims.

Except insofar as a Claim is Allowed under the Plan, the Debtors or Reorganized Debtors, as applicable, shall be entitled to object to Claims. Except as otherwise expressly provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtors shall have the authority to (i) file, withdraw, or litigate to judgment objections to Claims, (ii) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court, and (iii) administer and adjust the Debtors’ claims register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

7.3. Estimation of Claims.

The Debtor or Reorganized Debtors, as applicable, may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors or Reorganized Debtors, as applicable, may pursue supplementary proceedings to object to the allowance of such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before twenty-one (21) days after the date on which such Claim is estimated.

7.4. Adjustment to Claims Register Without Objection.

Any duplicate Claim or Interest or any Claim or Interest that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the claims register by the Debtors or Reorganized Debtors, as applicable, upon stipulation between the parties in interest without a Claims objection having to be Filed and without any further notice or action, order, or approval of the Bankruptcy Court.

7.5. Disallowance of Claims.

Any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or Reorganized Debtors, as applicable.

7.6. No Distributions Pending Allowance.

If an objection, motion to estimate, or other challenge to a Claim or Interest is Filed, no payment or distribution provided under the Plan shall be made on account of such Claim or Interest unless and until (and only to the extent that) such Claim or Interest becomes an Allowed Claim or Allowed Interest.

7.7. Distributions after Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan, including the treatment provisions provided in Article IV of the Plan.

7.8. Claim Resolution Procedures Cumulative.

All of the Claims, objection, estimation, and resolution procedures in the Plan are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently settled, compromised, withdrawn, or resolved in accordance with the Plan without further notice or Bankruptcy Court approval.

7.9. Disputed Claims Reserves.

(a) The Debtors, Reorganized Debtors or Disbursing Agent, as applicable, shall establish one or more reserves with respect to amounts that would otherwise be distributable to Holders of Claims that are Disputed Claims as of the Distribution Record Date, which reserves shall be administered by the Debtors, Reorganized Debtors, or Disbursing Agent, as applicable. In the case of New Common Interests, there shall be withheld from the New Common Interests (which withheld New Common Interests shall not be issued by the Reorganized Debtors until such time as the respective Disputed Claims are resolved) an amount of New Common Interests that would be distributable to Holders of Disputed Claims had such Disputed Claims been Allowed on the Effective Date. In the case of cash and other property (other than New Common Interests), the Debtors, Reorganized Debtors or Disbursing Agent shall hold such assets in such reserve(s) in trust for the benefit of those Holders, if any, of Claims that are Disputed Claims as of the Distribution Record Date to whom such assets would be distributed has such Disputed Claims been Allowed Claims as of the Effective Date. As and when (or as soon as reasonably practicable thereafter) any Disputed Claims are resolved by a Final Order or agreed to by settlement for which New Common Interests or other amounts have been withheld, (i) the Reorganized Debtors shall issue as appropriate such New Common Interests and (ii) the Reorganized Debtors or the Disbursing Agent, as applicable, shall distribute such New Common Interests (and any dividends that would have been payable on such New Common Interests had such New Common Interests been issued and distributed on the Effective Date) or other amounts (net of any expenses, including any allocable taxes incurred or payable by the Disputed Claims Reserve(s), including in connection with such distribution) on account of such Claims as such New Common Interests or other amounts would have been distributable had such Disputed Claims been resolved as of the Effective Date under Articles IV and VI of the Plan, solely to the extent of any New Common Interests so issued and such other amounts available in the applicable Disputed Claims Reserve(s).

(b) At such time as all Claims that are Disputed Claims as of the Distribution Record Date have been resolved, any remaining assets in the Disputed Claims Reserve(s) (net of any expenses, including any allocable taxes incurred or payable by the Disputed Claims Reserve(s), including in connection with such distribution) shall be distributed to Holders of Allowed Claims in accordance with the terms of Article IV of the Plan and, thereafter, to the Reorganized Debtors.

(c) Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary, or the receipt of a determination by the Internal Revenue Service, the Debtors, the Reorganized Debtors or the Disbursing Agent, as applicable, shall treat any cash and other property (other than the New Common Interests) held in the Disputed Claims Reserve(s) established under this section 7.9 of the Plan as one or more “disputed ownership funds” governed by Treasury Regulation section 1.468B-9 and, to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. For the avoidance of doubt, New Common Interests which are not issued and outstanding until Disputed Claims are resolved shall not be treated as held by a disputed ownership fund for U.S. federal income tax purposes; rather, as set forth in this section 7.9, such New Common Interests shall be issued by the Reorganized Debtors and distributed by the Reorganized Debtors or the Disbursing Agent, as applicable, to the applicable claimant once its Disputed Claim becomes an Allowed Claim. All parties (including the Debtors, the Reorganized Debtors, the Disbursing Agent, and the Holders of Disputed Claims) shall be required to report for tax purposes consistently with the foregoing. The Reorganized Debtors or the Disbursing Agent, as applicable, may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for or on behalf of the Disputed Claims Reserve(s) for all taxable periods through the date on which final distributions are made.

(d) Each Disputed Claims Reserve shall be responsible for payment, out of the assets of such reserve, of any taxes imposed on the Disputed Claims Reserve or its assets. In the event, and to the extent, any Cash in the Disputed Claims Reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets of such reserve (including any income that may arise upon the distribution of the assets in such reserve) or other expenses, assets of the Disputed Claims Reserve may be sold to pay such taxes or other expenses.

7.10. Single Satisfaction of Claims and Interests.

In no case shall the aggregate value of all property received or retained under the Plan on account of any Allowed Claim or Interest exceed 100 percent of the underlying Allowed Claim or Interest plus applicable interest required to be paid hereunder, if any.

7.11. Amendments to Claims.

On or after the Effective Date, except as provided in the Plan or the Confirmation Order, a Claim may not be Filed or amended without the prior authorization of (i) the Bankruptcy Court or (ii) the Reorganized Debtors.

ARTICLE VIII. EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

8.1. General Treatment.

(a) As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Amount, and subject to section 8.5 of the Plan, all Executory Contracts and Unexpired Leases to which any of the Debtors are parties shall be deemed assumed, unless such contract or lease (i) was previously assumed or rejected by the Debtors, pursuant to Final Order of the Bankruptcy Court, (ii) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto, (iii) is the subject of a motion to reject Filed by the Debtors on or before the Confirmation Date, or (iv) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts.

(b) Subject to (i) satisfaction of the conditions set forth in section 8.1(a) of the Plan, (ii) resolution of any disputes in accordance with section 8.2 of the Plan with respect to the Executory Contracts or Unexpired Leases subject to such disputes, and (iii) the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions or rejections provided for in the Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each Executory Contract and Unexpired Lease assumed or assumed and assigned pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor or assignee in accordance with its terms, except as modified by any provision of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption or assumption and assignment, or applicable law.

(c) To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

(d) The Debtors reserve the right, on or before the Effective Date, to amend the Schedule of Rejected Contracts or the Schedule of Assumed Contracts to add or remove any Executory Contract or Unexpired Lease; provided that the Debtors or Reorganized Debtors, as applicable, may amend the Schedule of Rejected Contracts or Schedule of Assumed Contracts to add or delete any Executory Contracts or Unexpired Leases after such date to the extent agreed with the relevant counterparties and entry of an order of the Bankruptcy Court.

8.2. Determination of Assumption and Cure Disputes and Deemed Consent.

(a) The Debtors shall File, as part of the Plan Supplement, the Schedule of Rejected Contracts and the Schedule of Assumed Contracts. At least ten (10) days before the deadline to object to Confirmation of the Plan, the Debtors shall serve a notice on parties to Executory Contracts or Unexpired Leases to be assumed, assumed and assigned, or rejected reflecting the Debtors’ intention to potentially assume, assume and assign, or reject the contract or lease in connection with the Plan and, where applicable, setting forth the proposed Cure Amount (if any). If a counterparty to any Executory Contract or Unexpired Lease that the Debtors or Reorganized Debtors, as applicable, intend to assume or assume and assign is not listed on such a notice, the proposed Cure amount for such Executory Contract or Unexpired Lease shall be deemed to be Zero Dollars ($0). Any objection by a counterparty to an Executory Contract or Unexpired Lease to the proposed assumption, assumption and assignment, or related Cure Amount must be Filed, served, and actually received by the Debtors within fourteen (14) days of the service of the assumption notice, or such shorter period as agreed to by the parties or authorized by the Bankruptcy Court. Any counterparty to an Executory Contract or Unexpired Lease that does not timely object to the notice of the proposed assumption of such Executory Contract or Unexpired Lease shall be deemed to have assented to assumption of the applicable Executory Contract or Unexpired Lease notwithstanding any provision thereof that purports to (i) prohibit, restrict, or condition the transfer or assignment of such contract or lease; (ii) terminate or modify, or permit the termination or modification of, a contract or lease as a result of any direct or indirect transfer or assignment of the rights of any Debtor under such contract or lease or a change, if any, in the ownership or control to the extent contemplated by the Plan; (iii) increase, accelerate, or otherwise alter any obligations or liabilities of any Debtor or any Reorganized Debtor, as applicable, under such Executory Contract or Unexpired Lease; or (iv) create or impose a Lien upon any property or Asset of any Debtor or any Reorganized Debtor, as applicable. Each such provision shall be deemed to not apply to the assumption of such Executory Contract or Unexpired Lease pursuant to the Plan and counterparties to assumed Executory Contracts or Unexpired Leases that fail to object to the proposed assumption in accordance with the terms set forth in this section 8.2(a), shall forever be barred and enjoined from objecting to the proposed assumption or to the validity of such assumption (including with respect to any Cure Amounts or the provision of adequate assurance of future performance), or taking actions prohibited by the foregoing or the Bankruptcy Code on account of transactions contemplated by the Plan.

(b) If there is an Assumption Dispute pertaining to assumption of an Executory Contract or Unexpired Lease (other than a dispute pertaining to a Cure Amount), such dispute shall be heard by the Bankruptcy Court prior to such assumption being effective; provided that the Debtors or the Reorganized Debtors, as applicable, may settle any dispute regarding the Cure Amount or the nature thereof without any further notice to any party or any action, order, or approval of the Bankruptcy Court.

(c) To the extent an Assumption Dispute relates solely to the Cure Amount, the Debtors may assume and/or assume and assign the applicable Executory Contract or Unexpired Lease prior to the resolution of the Assumption Dispute; provided that the Debtors or the Reorganized Debtors, as applicable, reserve Cash in an amount sufficient to pay the full amount reasonably asserted as the required cure payment by the non-Debtor party to such Executory Contract or Unexpired Lease (or such smaller amount as may be fixed or estimated by the Bankruptcy Court or otherwise agreed to by such non-Debtor party and the applicable Reorganized Debtor).

(d) Subject to resolution of any dispute regarding any Cure Amount, all Cure Amounts shall be satisfied promptly, or otherwise as soon as practicable, by the Debtors or Reorganized Debtors, as the case may be, upon assumption or assumption and assignment, as applicable, of the underlying Executory Contracts and Unexpired Leases. Assumption or assumption and assignment, as applicable, of any Executory Contract or Unexpired Lease pursuant to the Plan, or otherwise, shall result in the full and final satisfaction, settlement, release, and discharge of any Claims or defaults, subject to satisfaction of the Cure Amount, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the effective date of the assumption or assumption and assignment, as applicable. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned, as applicable, shall be deemed disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court or any other Entity, upon the deemed assumption of such Executory Contract or Unexpired Lease.

8.3. Rejection Claims.

Unless otherwise provided by an order of the Bankruptcy Court, Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be Filed with the Bankruptcy Court by the later of thirty (30) days from (i) the date of entry of an order of the Bankruptcy Court approving such rejection, (ii) the effective date of the rejection of such Executory Contract or Unexpired Lease, and (iii) the Effective Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within such time shall be Disallowed pursuant to the Confirmation Order or such other order of the Bankruptcy Court, as applicable, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Estates, the Reorganized Debtors, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules, if any, or a Proof of Claim to the contrary. Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and may be objected to in accordance with the provisions of section 7.2 of the Plan and applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

8.4. Survival of the Debtors’ Indemnification Obligations.

(a) Notwithstanding anything in the Plan (including section 10.3 of the Plan), all Indemnification Obligations shall (i) remain in full force and effect, (ii) not be discharged, impaired, or otherwise affected in any way, including by the Plan, the Plan Supplement, or the Confirmation Order, (iii) not be limited, reduced or terminated after the Effective Date, and (iv) survive unimpaired and unaffected irrespective of whether such Indemnification Obligation is owed for an act or event occurring before, on or after the Petition Date; provided that the Reorganized Debtors shall not indemnify officers, directors, members, or managers, as applicable, of the Debtors for any claims or Causes of Action that are not indemnified by such Indemnification Obligation. All such obligations shall be deemed and treated as Executory Contracts to be assumed by the Debtors under the Plan and shall continue as obligations of the Reorganized Debtors. Any Claim based on the Debtors’ Indemnification Obligations shall not be a Disputed Claim or subject to any objection, in either case, by reason of section 502(e)(1)(B) of the Bankruptcy Code.

(b) In accordance with the foregoing, the Reorganized Debtors shall cooperate with current and former officers, directors, members, managers, agents, or employees in relation to the Indemnification Obligations assumed under the Plan, including responding to reasonable requests for information and providing access to attorneys, financial advisors, accountants, and other professionals with knowledge of matters relevant to any such claim covered by an Indemnification Obligation assumed under the Plan, including any claim or Cause of Action arising under any state or federal securities laws.

8.5. Employee Arrangements and Employee Obligations.

(a) With respect to the KERPs, any amounts outstanding pursuant to the terms and conditions of the individual participants’ KERP agreements shall be paid to such KERP participants within fifteen (15) days following the Effective Date, in accordance with the terms of such KERP agreements, consistent with the KERP Order and Supplemental KERP Order and in full satisfaction of the Debtors’ obligations under such KERP agreements.

(b) All employment agreements and offer letters shall be deemed assumed on the Effective Date as Executory Contracts pursuant to sections 365 and 1123 of the Bankruptcy Code (which assumption shall include any modifications to such employments agreements). Any such assumption shall not trigger any applicable change of control, immediate vesting, termination, or similar provisions therein, including, e.g., any right to severance pay in connection with a change in control. No participant shall have rights under the assumed Employee Arrangements other than those existing immediately before such assumption (with respect to services performed prior to the Effective Date); provided that new rights may arise relating to the performance of services on or after the Effective Date pursuant to the terms of such assumed Employee Arrangements (e.g., go-forward salary and bonus) and any vesting of rights under such Employee Arrangements will be recognized as continuous through the Effective Date (e.g., annual bonus for calendar year 2023).

(c) As of the Effective Date, the Equity Incentive Plans will be terminated as to the issuance of any new equity awards under the plan and no new equity awards may be granted under the Equity Incentive Plans. Outstanding awards under the Equity Incentive Plans will be treated as follows:

(i)

Restricted Stock. Restricted Stock shall be Existing Common Interests treated in accordance with Class 13; provided that, as set forth in section 4.13 hereof, any New Common Interests distributed to Holders on account of Unvested Restricted Stock shall be subject to the same restrictions/vesting conditions applicable to such Unvested Restricted Stock as of the Effective Date. Consistent with the Equity Incentive Plans, for any Vested Restricted Stock for which tax withholding obligations have not been satisfied, the Debtors may reduce the number of New Equity Interests that would otherwise be deliverable as Plan Distributions on account of such Restricted Stock and pay the equivalent cash amount to the applicable tax authorities in respect of such tax obligations.

(ii)

Vested RSUs. Vested RSUs shall be deemed settled as of immediately prior to the Effective Date and shall be Existing Common Interests treated in accordance with Class 13. Consistent with the Equity Incentive Plans, for any Vested RSUs for which tax withholding obligations have not been satisfied, the Debtors may reduce the number of New Equity Interests that would otherwise be deliverable as Plan Distributions on account of such Vested RSUs and pay the equivalent cash amount to the applicable tax authorities in respect of such tax obligations.

(iii)

Unvested RSUs. RSU Award Agreements shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code; provided, that the Unvested RSUs shall be the only outstanding RSUs under such RSU Award Agreements on the Effective Date (consistent with (b)(ii), above); provided further, that such RSU Award Agreements shall be subject to adjustment by the Board such that the number of New Common Interests deliverable on account of Unvested RSUs, if and when such Unvested RSUs vest, shall be equal to the proportion of New Common Interests that Holders of Existing Common Interests receive as Plan Distributions on account of their Existing Common Interests (in accordance with the treatment prescribed to Class 13). Consistent with the Equity Incentive Plans, as and when the Unvested RSUs vest, to satisfy the holder’s withholding tax obligations, the Debtors may reduce the number of New Equity Interests that would otherwise be deliverable on account of the assumed RSU Award Agreement and pay the equivalent cash amount to the applicable tax authorities in respect of such tax obligations.

(iv)

Stock Options. Stock Option Award Agreements shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code; provided that such Stock Option Award Agreements shall be subject to adjustment by the Board such that the aggregate number of New Common Interests deliverable if all Stock Options subject to the Stock Option Award Agreement were exercised shall be equal to the proportion of New Common Interests that Holders of Existing Common Interests receive as Plan Distributions on account of their Existing Common Interests (in accordance with the treatment prescribed to Class 13).

(d) As of the Effective Date, the Debtors and the Reorganized Debtors shall continue to honor their obligations under all applicable Workers’ Compensation Programs and in accordance with all applicable workers’ compensation Laws in states in which the Reorganized Debtors operate. Any Claims arising under Workers’ Compensation Programs shall be deemed withdrawn once satisfied without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in this Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable Law, including non-bankruptcy Law, with respect to any such Workers’ Compensation Programs; provided, further, that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable state Law.

(e) With respect to any Employee Arrangements that are Executory Contracts and are not otherwise addressed in this section 8.5, all such Employee Arrangements shall be deemed assumed on the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code; provided, that any Employee Arrangements that provide for or contemplate (in whole or in part) rights to Interests (whether actual or contingent) shall not be assumed pursuant to this section 8.5(e).

(f) With respect to any Employee Arrangements that are not Executory Contracts and were not otherwise addressed in this section 8.5, all such Employee Arrangements shall be continued in the ordinary course of business following the Effective Date; provided, that any Employee Arrangements that provide for or contemplate (in whole or in part) rights to Interests (whether actual or contingent) shall not be continued as a result of this section 8.5(f). For the avoidance of doubt, the Equity Incentive Plans will remain effective with respect to assumed RSU Award Agreements and Stock Option Award Agreements.

8.6. Insurance Policies/Claims Payable By Third Parties.

(a) All insurance policies to which any Debtor is a party as of the Effective Date, including any D&O Policy, shall be deemed to be and treated as Executory Contracts and shall be assumed by the applicable Debtors or the Reorganized Debtors and shall continue in full force and effect thereafter in accordance with their respective terms, and all such insurance policies shall vest in the Reorganized Debtors. Coverage for defense and indemnity under the D&O Policy shall remain available to all individuals within the definition of “Insured Persons” in any D&O Policy.

(b) In addition, after the Effective Date, all officers, directors, agents, or employees who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any D&O Policy (including any “tail” policy) for the full term of such policy regardless of whether such officers, directors, agents, and/or employees remain in such positions after the Effective Date, in each case, to the extent set forth in such policies.

(c) In addition, after the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any D&O Policy (including any “tail policy”) in effect as of the Petition Date, and any current and former directors, officers, members, managers, agents or employees of any of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such D&O Policy for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date to the extent set forth in such policies.

(d) In the event that the Debtors determine that an Allowed Claim is covered in full or in part under one of the Debtors’ insurance policies, no distributions under the Plan shall be made on account of such Allowed Claim unless and until, and solely to the extent that, (i) the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy, and (ii) an insurer authorized to issue a coverage position under such insurance policy, or the agent of such insurer, issues a formal determination, which the Debtors in their sole discretion do not contest, that coverage under such insurance policy is excluded or otherwise unavailable for losses arising from such Allowed Claim. Any proceeds available pursuant to one of the Debtors’ insurance policies shall reduce the Allowed amount of a Claim on a dollar-for-dollar basis. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. If an applicable insurance policy has a SIR, the Holder of an Insured Litigation Claim shall have an Allowed General Unsecured Claim or a Section 510(b) Claim, as applicable, against the applicable Debtor’s Estate solely up to the amount of the SIR that may be established upon the liquidation of the Insured Litigation Claim. Such SIR shall be considered satisfied pursuant to the Plan through allowance of the General Unsecured Claim or Section 510(b) Claim, as applicable, solely in the amount of the applicable SIR, if any; provided, however that nothing herein obligates the Debtors or the Reorganized Debtors to otherwise satisfy any SIR under any insurance policy. Any recovery on account of the Insured Litigation Claim in excess of the SIR established upon the liquidation of the Claim shall be recovered solely from the Debtors’ insurance coverage, if any, and only to the extent of available insurance coverage and any proceeds thereof. Nothing in this Plan shall be construed to limit, extinguish, or diminish the insurance coverage that may exist or shall be construed as a finding that liquidated any Claim payable pursuant to an insurance policy. Nothing herein relieves any Entity from the requirement to timely File a Proof of Claim by the applicable claims bar date.

8.7. Intellectual Property Licenses and Agreements.

All intellectual property contracts, licenses, royalties, or other similar agreements to which the Debtors have any rights or obligations in effect as of the date of the Confirmation Order shall be deemed and treated as Executory Contracts pursuant to the Plan and shall be assumed by the respective Debtors and Reorganized Debtors and shall continue in full force and effect unless any such intellectual property contract, license, royalty, or other similar agreement otherwise is specifically rejected pursuant to a separate order of the Bankruptcy Court or is the subject of a separate rejection motion Filed by the Debtors in accordance with the Plan. Unless otherwise noted hereunder, all other intellectual property contracts, licenses, royalties, or other similar agreements shall vest in the Reorganized Debtors and the Reorganized Debtors may take all actions as may be necessary or appropriate to ensure such vesting as contemplated herein.

8.8. Assignment.

To the extent provided under the Bankruptcy Code or other applicable law, any Executory Contract or Unexpired Lease transferred and assigned hereunder shall remain in full force and effect for the benefit of the transferee or assignee in accordance with its terms, notwithstanding any provision in such Executory Contract or Unexpired Lease (including, without limitation, those of the type set forth in section 365(b)(2) of the Bankruptcy Code) that prohibits, restricts, or conditions such transfer or assignment. To the extent provided under the Bankruptcy Code or other applicable law, any provision that prohibits, restricts, or conditions the assignment or transfer of any such Executory Contract or Unexpired Lease or that terminates or modifies such Executory Contract or Unexpired Lease or allows the counterparty to such Executory Contract or Unexpired Lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon any such transfer and assignment, constitutes an unenforceable anti-assignment provision and is void and of no force or effect.

8.9. Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided herein or by separate order of the Bankruptcy Court, each Executory Contract and Unexpired Lease that is assumed shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such Executory Contract or Unexpired Lease, without regard to whether such agreement, instrument, or other document is listed in the Schedule of Assumed Contracts.

8.10. Reservation of Rights.

(a) Neither the exclusion nor inclusion of any contract or lease by the Debtors on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, will constitute an admission by the Debtors that any such contract or lease is or is not in fact an Executory Contract or Unexpired Lease or that the Debtors or the Reorganized Debtors or their respective Affiliates has any liability thereunder.

(b) Except as otherwise provided in the Plan, nothing in the Plan will waive, excuse, limit, diminish, or otherwise alter any of the defenses, Claims, Causes of Action, or other rights of the Debtors or the Reorganized Debtors under any executory or non-Executory Contract or any unexpired or expired lease.

(c) Nothing in the Plan will increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Reorganized Debtors under any executory or non-Executory Contract or any unexpired or expired lease.

(d) If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection under the Plan, the Debtors or Reorganized Debtors, as applicable, shall have sixty (60) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease by filing a notice indicating such altered treatment.

ARTICLE IX. CONDITIONS PRECEDENT TO EFFECTIVE DATE.

9.1. Conditions Precedent to the Effective Date.

The following are conditions precedent to the Effective Date of the Plan:

(a) the Plan Supplement shall have been Filed;

(b) the Bankruptcy Court shall have entered the Confirmation Order and such Confirmation Order shall not have been reversed, stayed, amended, modified, dismissed, vacated or reconsidered;

(c) the Bankruptcy Court shall have entered the Backstop Order, in form and substance acceptable to the Backstop Parties, and such order shall not have been reversed, stayed, amended, modified, dismissed, vacated, or reconsidered;

(d) the Backstop Commitment Agreement shall remain in full force and effect and shall not have been terminated, and the parties thereto shall be in compliance therewith;

(e) the Rights Offering shall have been conducted, in all material aspects, in accordance with the Rights Offering Procedures;

(f) all conditions precedent, if any, to the effectiveness of the New Secured Notes Documents, if any, and the Exit Facility shall have been satisfied or waived in accordance with the terms thereof, and the New Secured Notes Documents, if any, and the Exit Facility shall be in full force and effect and binding on all parties thereto;

(g) all conditions precedent, if any, to the effectiveness of the New Miner Equipment Lender Debt Documents shall have been satisfied or waived in accordance with the terms thereof, and the New Miner Equipment Lender Debt Documents shall be in full force and effect and binding on all parties thereto;

(h) the New Common Interests distributable on the Effective Date shall have been issued by the Reorganized Parent;

(i) the Professional Fee Escrow shall have been established and funded in Cash;

(j) no court of competent jurisdiction (including the Bankruptcy Court) or other competent governmental or regulatory authority shall have issued a final and non-appealable order making illegal or otherwise restricting, limiting, preventing, prohibiting, or materially affecting the consummation of any of the Restructuring Transactions;

(k) the Restructuring Fees and Expenses shall have been paid in full;

(l) the Debtors shall have implemented the Restructuring Transactions in a manner consistent in all material respects with the Plan; and

(m) all governmental and third-party approvals and consents necessary, if any, in connection with the transactions contemplated by the Plan shall have been obtained, not be subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent, or otherwise impose materially adverse conditions on such transactions.

9.2. Timing of Conditions Precedent.

Notwithstanding when a condition precedent to the Effective Date occurs, unless otherwise specified in the Plan or any Plan Supplement document, for the purposes of the Plan, such condition precedent shall be deemed to have occurred simultaneously upon the completion of the applicable conditions precedent to the Effective Date; provided that to the extent a condition precedent (the “Prerequisite Condition”) may be required to occur prior to another condition precedent (a “Subsequent Condition”) then, for purposes of the Plan, the Prerequisite Condition shall be deemed to have occurred immediately prior to the applicable Subsequent Condition regardless of when such Prerequisite Condition or Subsequent Condition shall have occurred.

9.3. Waiver of Conditions Precedent.

(a) Except as otherwise provided herein, all actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously and no such action shall be deemed to have occurred prior to the taking of any other such action. Each of the conditions precedent of the Plan may be waived by the Debtors (and, solely with respect to the conditions set forth in section 9.1(g) hereof, with the consent of the Settling Miner Equipment Lenders).

(b) The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by and upon the entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

9.4. Effect of Failure of a Condition.

If the Effective Date does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall (i) constitute a waiver or release of any Claims by or against or any Interests in the Debtors, (ii) prejudice in any manner the rights of any Person, or (iii) constitute an admission, acknowledgement, offer, or undertaking by the Debtors or any other Person.

ARTICLE X. EFFECT OF CONFIRMATION OF PLAN.

10.1. Vesting of Assets in the Reorganized Debtors.

Except as otherwise provided in the Plan or any Plan Document, on the Effective Date, pursuant to section 1141(b) and (c) of the Bankruptcy Code, all Assets of the Estates, including all claims, rights, and Causes of Action and any property acquired by the Debtors under or in connection with the Plan, shall vest in each respective Reorganized Debtor free and clear of all Liens, Claims, charges, or other interests or encumbrances unless expressly provided otherwise by the Plan or Confirmation Order. In addition, all rights, benefits, and protections provided to any of the Creditors’ Committee, the Debtors, or their Estates pursuant to the Plan, the Plan Supplement, or the Confirmation Order including, but not limited to, the release, exculpation, and injunction provisions provided in Article X of the Plan, shall vest in each respective Reorganized Debtor unless expressly provided otherwise by the Plan or the Confirmation Order. On and after the Effective Date, except as otherwise provided herein, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and pursue, compromise or settle any Claims (including any Administrative Expense Claims), Interests, and Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for professional fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

10.2. Binding Effect.

As of the Effective Date, the Plan shall bind all Holders of Claims against and Interests in the Debtors and their respective successors and assigns, notwithstanding whether any such Holders were (a) Impaired or Unimpaired under the Plan, (b) deemed to accept or reject the Plan, (c) failed to vote to accept or reject the Plan, or (d) voted to reject the Plan.

10.3. Discharge of Claims and Termination of Interests.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in a contract, instrument, or other agreement or document executed pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release, and discharge, effective as of the Effective Date, of all Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and interests in, the Debtors or any of their Assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (i) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (iii) the Holder of such a Claim or Interest has voted to accept the Plan. Any default or “event of default” by the Debtors with respect to any Claim or Interest that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date with respect to a Claim that is Unimpaired by the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

10.4. Term of Injunctions or Stays.

Unless otherwise provided herein or in a Final Order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay. For the avoidance of doubt, the Trading Order shall remain enforceable beyond the Effective Date. The Trading Order has no applicability or effect with respect to the trading of New Common Interests or New Secured Notes.

10.5. Injunction.

Except as otherwise expressly provided in the Plan or for distributions required to be paid or delivered pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold Claims or Interests that have been released pursuant to Section 10.6(a) or Section 10.6(b), shall be discharged pursuant to Section 10.3 of the Plan, or are subject to exculpation pursuant to Section 10.7, and all Subcontractors and all other parties in interest are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Released Parties, and/or the Exculpated Parties (to the extent of the exculpation provided pursuant to Section 10.7 with respect to the Exculpated Parties): (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (iii) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless (x) such Entity has timely asserted such setoff right either in a Filed Proof of Claim, or in another document Filed with the Bankruptcy Court explicitly preserving such setoff or that otherwise indicates that such entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise or (y) such right to setoff arises under a postpetition agreement with the Debtors or an Executory Contract that has been assumed by the Debtors as of the Effective Date; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released, settled, and/or treated, entitled to a distribution, or cancelled pursuant to the Plan or otherwise Disallowed; provided that such persons who have held, hold, or may hold Claims against, or Interests in, a Debtor, a Reorganized Debtor, or an Estate shall not be precluded from exercising their rights and remedies, or obtaining the benefits, solely pursuant to and consistent with the terms of the Plan.

Subject in all respects to Section 11.1, no entity or person may commence or pursue a Claim or Cause of Action of any kind against any Released Party or Exculpated Party that arose or arises from, in whole or in part, the Chapter 11 Cases, the Debtors, the governance, management, transactions, ownership, or operation of the Debtors, the purchase, sale or rescission of any security of the Debtors or the Reorganized Debtors (which includes, for the avoidance of doubt, all claims and Causes of Action asserted or assertable in the Securities Class Action), the DIP Facility, the Convertible Notes Agreements, the Miner Equipment Lender Agreements, the Mortgage Agreements, the General Contracts, any and all agreements relating to M&M Liens, and any and all related agreements, instruments, and/or other documents, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the Plan (including the Plan Supplement), the Disclosure Statement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan, the Plan Supplement, the Disclosure Statement, the Plan Settlements, the New Secured Notes Documents, the New Miner Equipment Lender Debt Documents, the Exit Credit Agreement, the New B. Riley ELOC Facility, the Rights Offering, the Backstop Commitment Agreement, the Initial DIP Loan Documents, the DIP Facility, the RSA, the Chapter 11 Cases, the pursuit of confirmation and consummation of the Plan, the administration and implementation of the Plan or Confirmation Order, including the issuance or distribution of securities pursuant to the Plan (including, but not limited to, the New Common Interests), or the distribution of property under the Plan, or any other agreement, act or omission, transaction, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing without the Bankruptcy Court (i) first determining, after notice and a hearing, that such Claim or Cause of Action represents a claim of willful misconduct, fraud or gross negligence against a Released Party or Exculpated Party and (ii) specifically authorizing such Entity or Person to bring such Claim or Cause of Action against any such Released Party or Exculpated Party. The Bankruptcy Court shall have sole and exclusive jurisdiction to determine whether a Claim or Cause of Action is colorable and, only to the extent legally permissible and as provided for in Section 11.1, shall have jurisdiction to adjudicate the underlying colorable Claim or Cause of Action.

10.6. Releases.

(a) Releases by the Debtors.

Notwithstanding anything contained in the Plan to the contrary, as of the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, including the obligations of the Debtors under the Plan and the contributions of the Released Parties to facilitate and implement the Plan, except as otherwise provided in the Plan or in the Confirmation Order, on and after the Effective Date, the Released Parties are deemed conclusively, absolutely, unconditionally and irrevocably, released and discharged by the Debtors, the Reorganized Debtors, and the Estates from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, the Reorganized Debtors, the Estates, or their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising from, in whole or in part, the Chapter 11 Cases, the Debtors, the governance, management, transactions, ownership, or operation of the Debtors, the purchase, sale or rescission of any security of the Debtors or the Reorganized Debtors (which includes, for the avoidance of doubt, all claims and Causes of Action asserted or assertable in the Securities Class Action), the DIP Facility, the Convertible Notes Agreements, the Miner Equipment Lender Agreements, the Mortgage Agreements, the General Contracts, any and all agreements relating to M&M Liens, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the Plan (including the Plan Supplement), the Disclosure Statement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan, the Plan Supplement, the Disclosure Statement, the Plan Settlements, the New Secured Notes Documents, the New Miner Equipment Lender Debt Documents, the Exit Credit Agreement, the New B. Riley ELOC Facility, the Rights Offering, the Backstop Commitment Agreement, the Initial DIP Loan Documents, the DIP Facility, the RSA, the Chapter 11 Cases, the pursuit of confirmation and consummation of the Plan, the administration and implementation of the Plan or Confirmation Order, including the issuance or distribution of securities pursuant to the Plan (including, but not limited to, the New Common Interests), or the distribution of property under the Plan, or any other agreement, act or omission, transaction, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth in this Section 10.6(a) (i) shall only be applicable to the maximum extent permitted by law; (ii) shall not be construed as (a) releasing any Released Party from Claims or Causes of Action arising from an act or omission that is judicially determined by a Final Order to have constituted actual fraud (provided that actual fraud shall not exempt from the scope of these Debtor releases any Claims or Causes of Action arising under sections 544 or 548 of the Bankruptcy Code or state laws governing fraudulent or otherwise avoidable transfers or conveyances), willful misconduct, or gross negligence, or (b) releasing any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. This section 10.6(a) is subject to approval of the Special Committee of the Board of Directors of Core Scientific, Inc.

(b) Releases by Holders of Claims and Interests.

Notwithstanding anything contained in the Plan to the contrary, as of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, except as otherwise provided in the Plan or in the Confirmation Order, to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, each Releasing Party, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released, and discharged the Debtors, the Reorganized Debtors, and the Released Parties from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims or Causes of Action asserted or that may be asserted on behalf of the Debtors or their Estates, that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, based on or relating to, or in any manner arising from, in whole or in part, any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, including any Claims or Causes of Action based on or relating to, or in any manner arising from, in whole or in part, the Chapter 11 Cases, the Debtors, the governance, management, transactions, ownership, or operation of the Debtors, the purchase, sale or rescission of any security of the Debtors or the Reorganized Debtors (which includes, for the avoidance of doubt, all claims and Causes of Action asserted or assertable in the Securities Class Action), the DIP Facility, the Convertible Notes Agreements, the Miner Equipment Lender Agreements, the Mortgage Agreements, the General Contracts, any and all agreements relating to M&M Liens, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the Plan (including the Plan Supplement), the Disclosure Statement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan, the Plan Supplement, the Disclosure Statement, the Plan Settlements, the New Secured Notes Documents, the New Miner Equipment Lender Debt Documents, the Exit Credit Agreement, the New B. Riley ELOC Facility, the Rights Offering, the Backstop Commitment Agreement, the Initial DIP Loan Documents, the DIP Facility, the RSA, the Chapter 11 Cases, the pursuit of confirmation and consummation of the Plan, the administration and implementation of the Plan or Confirmation Order, including the issuance or distribution of securities pursuant to the Plan (including, but not limited to, the New Common Interests), or the distribution of property under the Plan, or any other agreement, act or omission, transaction, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth in this Section 10.6(b) (i) shall only be applicable to the maximum extent permitted by law; and (ii) shall not be construed as (a) releasing any Released Party from Claims or Causes of Action arising from an act or omission that is judicially determined by a Final Order to have constituted actual fraud (provided that actual fraud shall not exempt from the scope of these third-party releases any Claims or Causes of Action arising under sections 544 or 548 of the Bankruptcy Code or state laws governing fraudulent or otherwise avoidable transfers or conveyances), willful misconduct, or gross negligence, or (b) releasing any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

10.7. Exculpation.

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out, in whole or in part, from the Petition Date through the Effective Date, of the Chapter 11 Cases, the Debtors, the governance, management, transactions, ownership, or operation of the Debtors, the purchase, sale or rescission of any security of the Debtors or the Reorganized Debtors, the DIP Facility, the Convertible Notes Agreements, the Miner Equipment Lender Agreements, the Mortgage Agreements, the General Contracts, any and all agreements relating to M&M Liens, and related agreements, instruments, or other documents, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the Plan (including the Plan Supplement), the Disclosure Statement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan, the Plan Supplement, the Disclosure Statement, the Plan Settlements, the New Secured Notes Documents, the New Miner Equipment Lender Debt Documents, the Exit Credit Agreement, the New B. Riley ELOC Facility, the Rights Offering, the Backstop Commitment Agreement, the Initial DIP Loan Documents, the DIP Facility, the RSA, the Chapter 11 Cases, the pursuit of confirmation and consummation of the Plan, the administration and implementation of the Plan or Confirmation Order, including the issuance or distribution of securities pursuant to the Plan (including, but not limited to, the New Common Interests), or the distribution of property under the Plan, or any other related agreement, except for Claims or Causes of Action arising from an act or omission that is judicially determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects, such Exculpated Parties shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities. The Exculpated Parties have, and upon completion of the Plan, shall be deemed to have, participated in good faith and in compliance with all applicable laws with regard to the solicitation and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the exculpations set forth in this Section 10.7 (i) shall only be applicable to the maximum extent permitted by law; and (ii) shall not be construed as (a) exculpating any Exculpated Party from Claims or Causes of Action arising from an act or omission that is judicially determined by a Final Order to have constituted actual fraud (provided that actual fraud shall not exempt from the scope of these exculpations any Claims or Causes of Action arising under sections 544 or 548 of the Bankruptcy Code or state laws governing fraudulent or otherwise avoidable transfers or conveyances), willful misconduct, or gross negligence, or (b) exculpating any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

10.8. Retention of Causes of Action/Transfer of Causes of Action and Reservation of Rights.

In accordance with section 1123(b) of the Bankruptcy Code, but subject in all respects to this Article X, the Reorganized Debtors shall have, retain, reserve and be entitled to assert, and may enforce all rights to commence and pursue, as appropriate, any and all claims or Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and such rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced. The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity not released pursuant to the Plan.

10.9. Ipso Facto and Similar Provisions Ineffective.

Any term of any prepetition policy, prepetition contract, or other prepetition obligation applicable to a Debtor shall be void and of no further force or effect with respect to any Debtor to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation of the Debtor as a result of, or gives rise to a right of any Entity based on any of the following: (a) the insolvency or financial condition of a Debtor; (b) the commencement of the Chapter 11 Cases; (c) the Confirmation or consummation of the Plan, including any change of control that shall occur as a result of such consummation; or (d) the restructuring.

10.10. Solicitation of Plan.

As of the Confirmation Date (a) the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation and (b) the Debtors and each of their respective directors, officers, employees, Affiliates, agents, financial advisors, investment bankers, professionals, accountants, and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance, and solicitation will not be, liable at any time for any violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any Securities under the Plan.

10.11. Corporate and Limited Liability Company Action.

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects, including (i) the assumption of all employee compensation and Employee Arrangements of the Debtors as provided herein, (ii) the selection of the managers, directors, and officers for the Reorganized Debtors, (iii) the distribution of the New Common Interests, (iv) the entry into the New Secured Notes Documents, the New Miner Equipment Lender Debt Documents, the M&M Lien Takeback Debt, the Mortgage Takeback Debt, the Exit Credit Agreement, and the New B. Riley ELOC Facility, and (v) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date), in each case in accordance with and subject to the terms hereof. All matters provided for in the Plan involving the corporate or limited liability company structure of the Debtors or the Reorganized Debtors, and any corporate or limited liability company action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security holders, directors, managers, or officers of the Debtors or the Reorganized Debtors. On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors, including, but not limited to, (u) the New Secured Notes Documents, (v) the New Miner Equipment Lender Debt Documents, (w) the Exit Credit Agreement, (x) the New B. Riley ELOC Facility, (y) the New Corporate Governance Documents, and (z) any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this section 10.11 shall be effective notwithstanding any requirements under non-bankruptcy law.

ARTICLE XI. RETENTION OF JURISDICTION.

11.1. Retention of Jurisdiction.

On and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising in, arising under, and related to the Chapter 11 Cases for, among other things, the following purposes:

(a) to hear and determine motions and/or applications for the assumption, assumption and assignment, or rejection of Executory Contracts or Unexpired Leases, including Assumption Disputes, and the allowance, classification, priority, compromise, estimation, or payment of Claims resulting therefrom;

(b) to determine any motion, adversary proceeding, proceeding, application, contested matter, and/or other litigated matter pending on or commenced after the Confirmation Date;

(c) to hear and resolve any disputes arising from or related to (i) any orders of the Bankruptcy Court granting relief under Bankruptcy Rule 2004 or (ii) any protective orders entered by the Bankruptcy Court in connection with the foregoing;

(d) to ensure that distributions to Holders of Allowed Claims and Existing Common Interests are accomplished as provided for in the Plan and Confirmation Order and to adjudicate any and all disputes arising from or relating to distributions under the Plan;

(e) to consider the allowance, classification, priority, compromise, estimation, or payment of any Claim or any counterclaim related thereto;

(f) to enter, implement or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(g) to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(h) to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(i) to hear and determine all Professional Fee Claims;

(j) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Plan Supplement, the Confirmation Order, any transactions or payments in furtherance of either, or any agreement, instrument, or other document governing or relating to any of the foregoing (including, but not limited to, the Rights Offering and the Rights Offering Procedures);

(k) to take any action and issue such orders, including any such action or orders as may be necessary after entry of the Confirmation Order or the occurrence of the Effective Date, as may be necessary to construe, interpret, enforce, implement, execute, and consummate the Plan;

(l) to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(m) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(n) to hear, adjudicate, decide, or resolve any and all matters related to Article X of the Plan, including, without limitation, the releases, discharge, exculpations, and injunctions issued thereunder;

(o) to resolve disputes concerning Disputed Claims or the administration thereof;

(p) to resolve any disputes concerning whether a Person had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any claims bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to a Cure Amount, in each case, for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purposes;

(q) to hear and determine any other matters related to the Chapter 11 Cases and not inconsistent with the Bankruptcy Code or title 28 of the United States Code;

(r) to enter a final decree closing the Chapter 11 Cases;

(s) to recover all Assets of the Debtors and property of the Debtors’ Estates, wherever located; and

(t) to hear and determine any rights, claims, or Causes of Action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory.

11.2. Courts of Competent Jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal, or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

ARTICLE XII. MISCELLANEOUS PROVISIONS.

12.1. Payment of Statutory Fees.

All fees due and payable pursuant to 28 U.S.C. § 1930(a) prior to the Effective Date shall be paid by the Debtors in full in Cash on the Effective Date. The Debtors shall File all monthly operating reports through the Effective Date. On and after the Effective Date, the Reorganized Debtors or any Disbursing Agent shall pay any and all such fees in full in Cash when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Debtor or Reorganized Debtor, as applicable, shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s, or Reorganized Debtor’s, as applicable, case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Notwithstanding anything to the contrary herein, the U.S. Trustee shall not be required to File a Proof of Claim or any other request for payment of quarterly fees.

12.2. Substantial Consummation of the Plan.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

12.3. Request for Expedited Determination of Taxes.

The Debtors and the Reorganized Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

12.4. Exemption from Certain Transfer Taxes.

Pursuant to section 1146 of the Bankruptcy Code, (i) the issuance, transfer or exchange of any securities, instruments or documents, (ii) the creation, filing or recording of any Lien, mortgage, deed of trust, or other security interest, (iii) the making, assignment, filing or recording of any lease or sublease or the making or delivery of any deed, bill of sale, assignment or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Plan, including, without limitation, any deeds, bills of sale (including any bill of sale referenced in the Foundry Settlement Agreement), or assignments executed in connection with any of the transactions contemplated under the Plan or the reinvesting, transfer, or sale of any real or personal property of the Debtors pursuant to, in implementation of or as contemplated in the Plan and Restructuring Transactions Exhibit (whether to one or more of the Reorganized Debtors or otherwise), including in connection with the Foundry Settlement (and the transfer or sale of the Identified Miners in connection therewith), (iv) the grant of collateral under the New Secured Notes Documents, the New Miner Equipment Lender Debt Documents, the M&M Lien Takeback Debt, the Mortgage Takeback Debt, and the Exit Facility, and (v) the issuance, renewal, modification, or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall constitute a “transfer under a plan” within the purview of section 1146 of the Bankruptcy Code and shall not be subject to or taxed under any law imposing any document recording tax, stamp tax, conveyance fee, or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city, or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax, or similar tax.

12.5. Amendments.

(a) Plan Modifications. The Plan may be amended, modified, or supplemented by the Debtors in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code. In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of Holders of Allowed Claims or Existing Common Interests pursuant to the Plan or the Rights Offering, the Debtors may remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes of effects of the Plan, and any Holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan as amended, modified, or supplemented.

(b) Other Amendments. Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan and the documents contained in the Plan Supplement without further order or approval of the Bankruptcy Court.

12.6. Effectuating Documents and Further Transactions.

Each of the officers of the Reorganized Debtors is authorized, in accordance with his or her authority under the resolutions of the applicable member(s), board of directors or managers, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

12.7. Revocation or Withdrawal of the Plan.

The Debtors reserve the right to revoke or withdraw the Plan prior to the Effective Date as to any or all of the Debtors. If, with respect to a Debtor, the Plan has been revoked or withdrawn prior to the Effective Date, or if Confirmation or the occurrence of the Effective Date as to such Debtor does not occur on the Effective Date, then, with respect to such Debtor: (i) the Plan shall be null and void in all respects; (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption of Executory Contracts or Unexpired Leases affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (iii) nothing contained in the Plan shall (a) constitute a waiver or release of any Claim by or against, or any Interest in, such Debtor or any other Person, (b) prejudice in any manner the rights of such Debtor or any other Person, or (c) constitute an admission of any sort by any Debtor or any other Person.

12.8. Severability of Plan Provisions.

If, before the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (i) valid and enforceable pursuant to its terms, (ii) integral to the Plan and may not be deleted or modified without the consent of the Debtors or the Reorganized Debtors (as the case may be), and (iii) nonseverable and mutually dependent.

12.9. Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent a Plan Document provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

12.10. Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.11. Dates of Actions to Implement the Plan.

In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

12.12. Immediate Binding Effect.

Notwithstanding any Bankruptcy Rule providing for a stay of the Confirmation Order or Plan, including Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and Plan Supplement shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the Holders of Claims and Interests, the Released Parties, each of their respective successors and assigns, including, without limitation, the Reorganized Debtors, all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim, Interest, or debt has voted on the Plan.

12.13. Deemed Acts.

Subject to and conditioned on the occurrence of the Effective Date, whenever an act or event is expressed under the Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party, by virtue of the Plan and the Confirmation Order.

12.14. Successor and Assigns.

The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, or permitted assign, if any, of each Entity.

12.15. Entire Agreement.

On the Effective Date, the Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

12.16. Exhibits to Plan.

All exhibits, schedules, supplements, and appendices to the Plan (including the Plan Supplement) are incorporated into and are a part of the Plan as if set forth in full herein.

12.17. Dissolution of Creditors’ Committee and Equity Committee.

On the Effective Date, any official committees appointed in the Chapter 11 Cases, including the Creditors’ Committee and the Equity Committee, shall dissolve; provided that following the Effective Date, any such committees, including the Creditors’ Committee and the Equity Committee, shall continue in existence solely for the purposes of (i) Filing and prosecuting applications for allowance of Professional Fee Claims and (ii) seeking removal of the committee as a party in interest in any proceeding on appeal. Upon the dissolution of any official committees appointed in the Chapter 11 Cases, including the Creditors’ Committee and the Equity Committee, such committee members and their respective Professionals shall cease to have any duty, obligation, or role arising from or related to the Chapter 11 Cases and shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases; provided that for the avoidance of doubt, any Claims or Causes of Action asserted by the Creditors’ Committee or the Equity Committee, whether direct or derivative (including any Claims seeking declaratory judgments) shall be withdrawn with prejudice and/or vest in the Debtors’ Estates, to be immediately fully and indefensibly released in accordance with section 10.6 of the Plan.

12.18. Notices.

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by electronic transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or addressed as follows:

(a)	if to the Debtors or the Reorganized Debtors:

Core Scientific, Inc.

210 Barton Springs Road, Suite 300

Austin, Texas 78704

Attn: Todd DuChene

Email: tduchene@corescientific.com

- and -

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attn:     Ray C. Schrock

             Ronit J. Berkovich

Email:    ray.schrock@weil.com

               ronit.berkovich@weil.com

- and -

700 Louisiana Street, Suite 1700

Houston, Texas 77002

Attn:  Alfredo R. Pérez

  Clifford W. Carlson

Email:    alfredo.perez@weil.com

  clifford.carlson@weil.com

(b)	if to the Creditors’ Committee

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attn:    Brett H. Miller

  Todd M. Goren

  James H. Burbage

Email:   bmiller@willkie.com

  tgoren@willkie.com

  jburbage@willkie.com

- and -

600 Travis Street

Houston, Texas 77002

Attn:      Jennifer J. Hardy

Email:   jhardy2@willkie.com

(c)	if to the Equity Committee

Vinson & Elkins LLP

1114 Avenue of the Americas, 32nd Floor

New York, New York 10036

Attn:    David S. Meyer

  Lauren R. Kanzer

  Zachary A. Paiva

Email:     dmeyer@velaw.com

  lkanzer@velaw.com

  zpaiva@velaw.com

- and -

845 Texas Avenue, Suite 4700

Houston, Texas 77002

Attn:  Paul E. Heath

  Harry A. Perrin

  Kiran Vakamudi

Email:   pheath@velaw.com

  hperrin@velaw.com

  kvakamudi@velaw.com

(d)	if to the DIP Agent:

B. Riley Commercial Capital, LLC

11100 Santa Monica Blvd., Suite 800

Los Angeles, California 90025

Attn:       Perry Mandarino

Email:     pmandarino@brileyfin.com

- and -

Choate, Hall & Stewart LLP

Two International Place, 34th Floor

Boston, Massachusetts 02110

Attn:     John Ventola

Email:  jventola@choate.com

(e)	If to the Ad Hoc Noteholder Group:

Paul Hastings LLP

600 Travis Street, 58th Floor

Houston, Texas 77002

Attn:      James T. Grogan III

Email:    jamesgrogan@paulhastings.com

- and -

200 Park Avenue

New York, New York 10166

Attn:    Kristopher M. Hansen

  Sayan Bhattacharyya

  Erez E. Gilad

  Joanne Lau

Email:  krishansen@paulhastings.com

  sayanbhattacharyya@paulhastings.com

  erezgilad@paulhastings.com

  joannelau@paulhastings.com

(f)	If to the U.S. Trustee:

Office of the United States Trustee

515 Rusk Avenue, Suite 3516

Houston, Texas 77002

Attn:  Jayson B. Ruff

  Alicia Barcomb

Email:    Jayson.b.ruff@usdoj.gov

  aliciabarcomb@usdoj.gov

After the Effective Date, the Debtors have authority to send a notice to Entities providing that, to continue to receive documents pursuant to Bankruptcy Rule 2002, they must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

[Remainder of page intentionally left blank]

Dated: August 8, 2023

    Bellevue, Washington

Respectfully submitted,

By:	/s/ Michael Bros
Name: Michael Bros
Title: Authorized Signatory

On behalf of Core Scientific, Inc.
and each of its Debtor affiliates

Exhibit A

Exit Term Sheet

Exhibit B

New April Secured Notes Term Sheet (Option 1)

Terms of New April Secured Notes (Option 1)

Set forth below is a summary of certain key terms for the New April Secured Notes (Option 1), to be issued by the Issuer (as defined below) to each Holder of April Convertible Notes Secured Claims, if Class 1 is an Accepting Class, pursuant to that certain joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including, without limitation, any appendices, schedules, and supplements to the Plan contained in the Plan Supplement), (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof, the “Plan”). This summary of proposed terms and conditions does not purport to summarize all of the terms, conditions, representations and other provisions with respect to the transactions referred to herein, which will be set forth in the New April Secured Notes Documents (Option 1). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Plan.

Issuer:	Reorganized Parent (the “Issuer”).

Security Description:	Secured convertible notes (the “New April Secured Notes (Option 1)”).

Guarantors:	Same guarantors that guarantee the pre-petition Convertible Notes (the “April 2021 Convertible Notes”) issued pursuant to the Note Purchase Agreement, dated April 19, 2021 (the “April NPA”).

Principal Amount:	Up to seventy-five percent (75%) of the Settled April Convertible Notes Secured Claims Amount based on Holders’ elections in accordance with section 4.1 of the Plan.

Initial Conversion Price:	Calculated based on a 20% premium to Plan Value (the “Conversion Price”) assuming for the purposes of such calculation that all of the New Secured Notes have been converted pursuant to the terms thereof as of the Effective Date, subject to adjustment for issuances of New Common Interests to Holders of Disputed Claims pursuant to the Disputed Claims Reserves and as otherwise specified herein.

Interest Rate:	Each New April Secured Note (Option 1) will bear interest at a fixed rate equal to 4.0% for cash interest (“Cash Interest”) and 6.0% for payment-in-kind interest (“PIK Toggle Interest”). The Issuer will elect on each payment interest date whether to pay Cash Interest or the PIK Toggle Interest on the next interest payment date; provided, however, for PIK Toggle Interest, the New April Secured Notes (Option 1) will accrue interest at the rate for PIK Toggle Interest, and be payable in-kind, if the Issuer has not made such election.

Maturity Date:	Five (5) years from the Effective Date.

Amortization:	None.

Security:	(A) First lien in all perfected collateral securing the April 2021 Convertible Notes as of the Petition Date (the “April 2021 Convertible Notes Collateral”), excluding for the avoidance of doubt, (i) any money and bank accounts, and (ii) any property acquired after the Petition Date that was not constituting proceeds of the disposition of April 2021 Convertible Notes Collateral, including any new contracts executed after the Petition Date and any bitcoin mined after such date or the proceeds of any bitcoin sold after the Petition Date; and (B) any additional collateral to be discussed with the Ad Hoc Noteholder Group.

Ranking:	Same as the April 2021 Convertible Notes.

Conversion at Option of Holders:

Holders may elect to convert their New April Secured Notes (Option 1) into New Common Interests at any time prior to maturity at the then applicable Conversion Price. The Issuer may elect to deliver cash, New Common Interests or a combination of both upon any holder conversion election.

No holder drag-along rights.

Conversion at Option of the Company:	From and after the Effective Date, the Company may, at its option, cause outstanding New April Secured Notes (Option 1) (including accrued but unpaid interest) to convert into a number of New Common Interests at the then applicable Conversion Price if the volume weighted average price of the New Common Interests exceeds 150% of the per share Plan Value for at least 20 trading days in a 30 consecutive day period. The Issuer may elect to deliver cash, New Common Interests or a combination of both.

Anti-Dilution Protection:	Customary adjustments to the Conversion Price for stock splits, stock dividends, rights offerings at discount, asset or other distribution on the New Common Interests, tender offers or exchange offers a premium, including customary exceptions.

Repurchase at Option of Holders:	At the option of each holder, for all or part of its New April Secured Notes (Option 1), right to put New April Secured Notes (Option 1) to Issuer in the event of a Fundamental Change (such defined term to be customary for convertible notes issued by other public companies) at the principal amount thereof plus accrued interest to the repurchase date.

Redemption:	Redemption terms to be agreed between the Ad Hoc Noteholder Group and the Company.

Other Covenants:	Covenants to be discussed with the Ad Hoc Noteholder Group.

2

Tradability / Liquidity:	The offer, issuance, and distribution of New April Secured Notes (Option 1) (and the issuance of the New Common Interests upon conversion thereunder) will be exempt, pursuant to section 1145 of the Bankruptcy Code from registration under the Securities Act and the New April Secured Notes (Option 1) (and the issuance of New Common Interests upon conversion thereunder) will be freely tradable on the Effective Date, subject to any contractual limitations or restrictions for “control securities” under the U.S. securities laws, if applicable.

3

Exhibit C

New April Secured Notes Term Sheet (Option 2)

Terms of New April Secured Notes (Option 2)

Set forth below is a summary of certain key terms for the New April Secured Notes (Option 2), to be issued by the Issuer (as defined below) to each Holder of April Convertible Notes Secured Claims, if Class 1 is not an Accepting Class, pursuant to that certain joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including, without limitation, any appendices, schedules, and supplements to the Plan contained in the Plan Supplement), (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof, the “Plan”). This summary of proposed terms and conditions does not purport to summarize all of the terms, conditions, representations and other provisions with respect to the transactions referred to herein, which will be set forth in the New April Secured Notes Documents (Option 2). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Plan.

Issuer:	Reorganized Parent (the “Issuer”).

Security Description:	Secured notes (the “New April Secured Notes (Option 2)”).

Guarantors:	Same guarantors that guarantee the pre-petition Convertible Notes (the “April 2021 Convertible Notes”) issued pursuant to the Note Purchase Agreement, dated April 19, 2021 (the “April NPA”).

Principal Amount:	One hundred percent (100%) of the Allowed April Convertible Notes Secured Claims.

Interest Rate:	Each New April Secured Note (Option 2) will bear interest at a fixed rate equal to 8.0% for cash interest (“Cash Interest”) and 2.0% for payment-in-kind interest (“PIK Toggle Interest”). The Issuer will elect on each payment interest date whether to pay Cash Interest or the PIK Toggle Interest on the next interest payment date; provided, however, for PIK Toggle Interest, the New April Secured Notes (Option 2) will accrue interest at the rate for PIK Toggle Interest, and be payable in-kind, if the Issuer has not made such election.

Maturity Date:	Seven (7) years from the Effective Date.

Amortization:	None.

Security:	First lien in all perfected collateral securing the April 2021 Convertible Notes as of the Petition Date (the “April 2021 Convertible Notes Collateral”), excluding for the avoidance of doubt, (i) any money and bank accounts, and (ii) any property acquired after the Petition Date that was not constituting proceeds of the disposition of April 2021 Convertible Notes Collateral, including any new contracts executed after the Petition Date and any bitcoin mined after such date or the proceeds of any bitcoin sold after the Petition Date.

Ranking:	Same as the April 2021 Convertible Notes.

Covenants:	None.

Redemption:	Redemption terms to be customary for secured nonconvertible notes issued by other public companies.

Tradability / Liquidity:	The offer, issuance, and distribution of New April Secured Notes (Option 2) will be exempt, pursuant to section 1145 of the Bankruptcy Code from registration under the Securities Act and the New April Secured Notes (Option 2) will be freely tradable on the Effective Date, subject to any contractual limitations or restrictions for “control securities” under the U.S. securities laws, if applicable.

2

Exhibit D

New August Secured Notes Term Sheet (Option 1)

Terms of New August Secured Notes (Option 1)

Set forth below is a summary of certain key terms for the New August Secured Notes (Option 1), to be issued by the Issuer (as defined below) to each Holder of August Convertible Notes Secured Claims, if Class 2 is an Accepting Class, pursuant to that certain joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including, without limitation, any appendices, schedules, and supplements to the Plan contained in the Plan Supplement), (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof, the “Plan”). This summary of proposed terms and conditions does not purport to summarize all of the terms, conditions, representations and other provisions with respect to the transactions referred to herein, which will be set forth in the New August Secured Notes Documents (Option 1). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Plan.

Issuer:	Reorganized Parent (the “Issuer”).

Security Description:	Secured convertible notes (the “New August Secured Notes (Option 1)”).

Guarantors:	Same guarantors that guarantee the pre-petition Convertible Notes (the “August 2021 Convertible Notes”) issued pursuant to the Note Purchase Agreement, dated August 20, 2021 (the “August NPA”).

Principal Amount:	Up to seventy-five percent (75%) of the Allowed August Convertible Notes Secured Claims based on Holders’ elections in accordance with section 4.2 of the Plan.

Initial Conversion Price:	Calculated based on a 20% premium to Plan Value (the “Conversion Price”) assuming for the purposes of such calculation that all of the New Secured Notes have been converted pursuant to the terms thereof as of the Effective Date, subject to adjustment for issuances of New Common Interests to Holders of Disputed Claims pursuant to the Disputed Claims Reserves and as otherwise specified herein.

Interest Rate:	Each New August Secured Note (Option 1) will bear interest at a fixed rate equal to 4.0% for cash interest (“Cash Interest”) and 6.0% for payment-in-kind interest (“PIK Toggle Interest”). The Issuer will elect on each payment interest date whether to pay Cash Interest or the PIK Toggle Interest on the next interest payment date; provided, however, for PIK Toggle Interest, the New August Secured Notes (Option 1) will accrue interest at the rate for PIK Toggle Interest, and be payable in-kind, if the Issuer has not made such election.

Maturity Date:	Five (5) years from the Effective Date.

Amortization:	None.

Security:	(A) Lien (priority to be agreed) on all perfected collateral securing the August 2021 Convertible Notes as of the Petition Date (the “August 2021 Convertible Notes Collateral”), excluding for the avoidance of doubt, (i) any money and bank accounts, and (ii) any property acquired after the Petition Date that was not constituting proceeds of the disposition of August 2021 Convertible Notes Collateral, including any new contracts executed after the Petition Date and any bitcoin mined after such date or the proceeds of any bitcoin sold after the Petition Date; and (B) any additional collateral to be discussed with the Ad Hoc Noteholder Group.

Ranking:	Same as the August 2021 Convertible Notes.

Conversion at Option of Holders:

Holders may elect to convert their New August Secured Notes (Option 1) into New Common Interests at any time prior to maturity at the then applicable Conversion Price. The Issuer may elect to deliver cash, New Common Interests or a combination of both upon any holder conversion election.

No holder drag-along rights.

Conversion at Option of the Company:	From and after the Effective Date, the Company may, at its option, cause outstanding New August Secured Notes (Option 1) (including accrued but unpaid interest) to convert into a number of New Common Interests at the then applicable Conversion Price if the volume weighted average price of the New Common Interests exceeds 150% of the per share Plan Value for at least 20 trading days in a 30 consecutive day period. The Issuer may elect to deliver cash, New Common Interests or a combination of both.

Anti-Dilution Protection:	Customary adjustments to the Conversion Price for stock splits, stock dividends, rights offerings at discount, asset or other distribution on the New Common Interests, tender offers or exchange offers a premium, including customary exceptions.

Repurchase at Option of Holders:	At the option of each holder, for all or part of its New August Secured Notes (Option 1), right to put New August Secured Notes (Option 1) to Issuer in the event of a Fundamental Change (such defined term to be customary for convertible notes issued by other public companies) at the principal amount thereof plus accrued interest to the repurchase date.

Redemption:	Redemption terms to be agreed between the Ad Hoc Noteholder Group and the Company.

Other Covenants:	Covenants to be discussed with the Ad Hoc Noteholder Group.

2

Tradability / Liquidity:	The offer, issuance, and distribution of New August Secured Notes (Option 1) (and the issuance of the New Common Interests upon conversion thereunder) will be exempt, pursuant to section 1145 of the Bankruptcy Code from registration under the Securities Act and the New August Secured Notes (Option 1) (and the issuance of New Common Interests upon conversion thereunder) will be freely tradable on the Effective Date, subject to any contractual limitations or restrictions for “control securities” under the U.S. securities laws, if applicable.

3

Exhibit E

New August Secured Notes Term Sheet (Option 2)

Terms of New August Secured Notes (Option 2)

Set forth below is a summary of certain key terms for the New August Secured Notes (Option 2), to be issued by the Issuer (as defined below) to each Holder of August Convertible Notes Secured Claims, if Class 2 is not an Accepting Class, pursuant to that certain joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including, without limitation, any appendices, schedules, and supplements to the Plan contained in the Plan Supplement), (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof, the “Plan”). This summary of proposed terms and conditions does not purport to summarize all of the terms, conditions, representations and other provisions with respect to the transactions referred to herein, which will be set forth in the New August Secured Notes Documents (Option 2). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Plan.

Issuer:	Reorganized Parent (the “Issuer”).

Security Description:	Secured notes (the “New August Secured Notes (Option 2)”).

Guarantors:	Same guarantors that guarantee the pre-petition Convertible Notes (the “August 2021 Convertible Notes”) issued pursuant to the Note Purchase Agreement, dated August 20, 2021 (the “August NPA”).

Principal Amount:	One hundred percent (100%) of the Allowed August Convertible Notes Secured Claims.

Interest Rate:	Each New August Secured Note (Option 2) will bear interest at a fixed rate equal to 8.0% for cash interest (“Cash Interest”) and 2.0% for payment-in-kind interest (“PIK Toggle Interest”). The Issuer will elect on each payment interest date whether to pay Cash Interest or the PIK Toggle Interest on the next interest payment date; provided, however, for PIK Toggle Interest, the New August Secured Notes (Option 2) will accrue interest at the rate for PIK Toggle Interest, and be payable in-kind, if the Issuer has not made such election.

Maturity Date:	Seven (7) years from the Effective Date.

Amortization:	None.

Security:	Second priority lien in all perfected collateral securing the August 2021 Convertible Notes as of the Petition Date (the “August 2021 Convertible Notes Collateral”), excluding for the avoidance of doubt, (i) any money and bank accounts, and (ii) any property acquired after the Petition Date that was not constituting proceeds of the disposition of August 2021 Convertible Notes Collateral, including any new contracts executed after the Petition Date and any bitcoin mined after such date or the proceeds of any bitcoin sold after the Petition Date.

Ranking:	Same as the August 2021 Convertible Notes.

Covenants:	None.

Redemption:	Redemption terms to be customary for secured nonconvertible notes issued by other public companies.

Tradability / Liquidity:	The offer, issuance, and distribution of New August Secured Notes (Option 2) will be exempt, pursuant to section 1145 of the Bankruptcy Code from registration under the Securities Act and the New August Secured Notes (Option 2) will be freely tradable on the Effective Date, subject to any contractual limitations or restrictions for “control securities” under the U.S. securities laws, if applicable.

2

Exhibit F

New Miner Equipment Lender Debt Term Sheet (Default)

New Miner Equipment Lender Debt Term Sheet (Default)1

Set forth below is a summary of certain key terms for the Miner Equipment Loans (as defined below), to be issued by the New Equipment Borrower (as defined below) to each Miner Equipment Lender (as defined below) that (i) is an existing lender under a Miner Equipment Lender Agreement described in the Plan (as defined below) and (ii) does not elect either Miner Equipment Lender Treatment Election 1 or Miner Equipment Lender Election 2 (each as defined in the Plan), pursuant to that certain joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including, without limitation, any appendices, schedules, and supplements to the Plan contained in the Plan Supplement), (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof, the “Plan”). This summary of proposed terms and conditions does not purport to summarize all of the terms, conditions, representations and other provisions with respect to the transactions referred to herein, which will be set forth in the Miner Equipment Facility Documents (as defined below). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Plan.

Borrower:	The Debtor that is party to the applicable Miner Equipment Lender Agreement (as defined in the Plan), a [•] [corporation] (the “New Equipment Borrower”).

Lender:	The Holder of a Miner Equipment Lender Secured Claim (the “Miner Equipment Lender”) that does not elect Miner Equipment Lender Treatment Election 1 or Miner Equipment Lender Treatment Election 2.

Closing Date:	The Effective Date.

Principal Amount:	The amount listed next to a Miner Equipment Lender’s name under the column “Principal of New Debt – Default Miner Equipment Lender Treatment” on Exhibit J of the Plan (the “Miner Equipment Facility Loan Amount”).

Miner Equipment Facility:	A senior secured U.S. dollar denominated term loan facility in an aggregate principal amount equal to the applicable Miner Equipment Facility Loan Amount (the “Miner Equipment Facility” and the loans made thereunder, the “Miner Equipment Loans”) to be issued in full and final satisfaction of the applicable Miner Equipment Lender Secured Claims upon the Effective Date.

Maturity Date:	The Miner Equipment Loans will mature five (5) years from the Effective Date.

Miner Equipment Facility Agreement Documents:	The Miner Equipment Facility will be documented in a loan and security agreement (the “Miner Equipment Facility Agreement”) and will be secured pursuant thereto. The document referred to in the preceding sentence and documents ancillary or related thereto are referred to as the “Miner Equipment Facility Documents.” The Miner Equipment Facility Documents will reflect the terms set forth therein and otherwise be in form and substance reasonably acceptable to the New Equipment Borrower and the applicable Miner Equipment Lender if such Miner Equipment Lender is a Settlement Equipment Lender.

Interest Rate:

9.00% per annum, consisting of 5.00% cash and 4.00% paid-in-kind [, subject to a five (5)- day grace period].

For Settlement Equipment Lenders, upon the occurrence and during the continuance of an Event of Default (as defined below), the obligations under the Miner Equipment Facility shall bear interest at a rate equal to an additional [•]% per annum over the rate otherwise applicable, with such interest being payable in cash on demand.

Scheduled Amortization	Commencing with the thirty-seventh (37th) month after the Effective Date:

1	This term sheet remains subject to ongoing review and comment by the Settling Equipment Lenders and the Debtors. The Settling Equipment Lenders have not yet signed off on this term sheet.

(A) Beginning at the end of the first quarter following the third anniversary of the Effective Date: 30.00 % of the outstanding principal amount of the applicable Miner Equipment Loan (including PIK interest) as of the third anniversary of the Effective Date, payable quarterly;

(B) Beginning at the end of the first quarter following the fourth anniversary of the Effective Date: 30.00 % of the remaining outstanding principal amount of the applicable Miner Equipment Loan (including PIK interest) as of the third anniversary of the Effective Date, payable quarterly; and

(C) all remaining amounts outstanding shall be due on the Maturity Date.

Optional Prepayments:	No restrictions on optional prepayment, and the Miner Equipment Loans may be prepaid at any time and from time to time at par, without premium or penalty.

Mandatory Prepayments	Limited to net cash proceeds from sales of Equipment Collateral (as defined below) and net cash proceeds of casualty events; provided, that, at the New Equipment Borrower’s option, such disposed Equipment Collateral may be replaced by equipment assigned to the Miner Equipment Lender as Equipment Collateral, the value of which shall not exceed the reasonably equivalent value of the replaced Equipment Collateral.

Prepayment / Make Whole Premium:	None.

Equipment Collateral:	The Collateral securing the Miner Equipment Lender’s existing equipment loan/lease (the “Equipment Collateral”).

Conditions Precedent:	The Miner Equipment Facility will become effective and the Miner Equipment Loans will be issued upon satisfaction (or waiver) of conditions precedent acceptable to the Miner Equipment Lenders including, without limitation: (i) the Miner Equipment Lender not timely electing Miner Equipment Lender Treatment Election 1 or Miner Equipment Lender Treatment Election 2 pursuant to the Plan, or such Miner Equipment Lender making one of such elections but such elections becoming unavailable pursuant to the terms of the Plan; (ii) the applicable Miner Equipment Facility Documents being in form and substance reasonably acceptable to the applicable Miner Equipment Lender if such Miner Equipment Lender is a Settling Equipment Lender; and (iii) the occurrence of the Effective Date.

Covenants	Usual and customary for an equipment loan, limited to use of Equipment Collateral, no further encumbrance, limitations on sales and dispositions of Equipment Collateral to be agreed, fees and taxes, insurance, and further assurances.

Financial Covenants:	None.

Representations and Warranties	Limited to existence, requisite power and authority, no consents, enforceability and no violation of law.

Reporting:	Customary for an equipment loan.

Events of Default:	Limited to customary events of default [including cross-acceleration to material debt].

Governing Law and Submission to Exclusive Jurisdiction:	State of New York.

Professional Fees:	Capped at $[3.0] million in the aggregate assuming full participation in Election 2, which shall be reduced on a pro rata basis to the extent any Miner Equipment Lenders do not elect or otherwise will receive treatment under this Default Option.

2

Exhibit G

New Miner Equipment Lender Debt Term Sheet (Election 2)

New Miner Equipment Lender Debt Term Sheet (Election 2)1

Set forth below is a summary of certain key terms for the New Equipment Loans (as defined below), to be issued by the New Equipment Borrower (as defined below) to each Miner Equipment Lender (as defined below) that (i) is an existing lender under a Miner Equipment Lender Agreement described in the Plan (as defined below) and (ii) elects Miner Equipment Lender Treatment Election 2 (as defined in the Plan), pursuant to that certain joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including, without limitation, any appendices, schedules, and supplements to the Plan contained in the Plan Supplement), (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof, the “Plan”). This summary of proposed terms and conditions does not purport to summarize all of the terms, conditions, representations and other provisions with respect to the transactions referred to herein, which will be set forth in the Miner Equipment Facility Documents (as defined below). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Plan.

Borrower:	The Debtor that is party to the applicable Miner Equipment Lender Agreement (as defined in the Plan), a [•] [corporation] (the “New Equipment Borrower”).

Lender:	The Holder of a Miner Equipment Lender Secured Claim (the “Miner Equipment Lender”) that elects Miner Equipment Lender Treatment Election 2.

Closing Date:	The Effective Date.

Original Principal Amount:

The amount listed next to a Miner Equipment Lender’s name under the column “Principal of New Debt – Miner Equipment Lender Treatment Election 2” on Exhibit J of the Plan, (the “Miner Equipment Facility Loan Amount”), which is equal to eighty percent (80%) of each Miner Equipment Lender Claim, and is subject to an aggregate cap of

$[197,000,000].[2]

Miner Equipment Facility:	A senior secured U.S. dollar denominated term loan facility in an aggregate principal amount equal to the applicable Miner Equipment Facility Loan Amount (the “Miner Equipment Facility”; the loans made thereunder, the “Miner Equipment Loans”) to be deemed issued in full and final satisfaction of the applicable Miner Equipment Lender Secured Claims upon the Effective Date.

Maturity Date:	The Miner Equipment Loans will mature five (5) years from the Effective Date.

Miner Equipment Facility Agreement Documents:	The Miner Equipment Facility will be documented in a loan and security agreement (the “Miner Equipment Facility Agreement”) and will be secured pursuant thereto. The document referred to in the preceding sentence and documents ancillary or related thereto are referred to as the “Miner Equipment Facility Documents.” The Miner Equipment Facility Documents will reflect the terms set forth herein and otherwise be in form and substance reasonably acceptable to the applicable New Equipment Borrower and the applicable Miner Equipment Lender.

Interest Rate:

Interest shall be payable quarterly in arrears on the last day of each calendar quarter[, subject to a five (5)-day grace period]:

(A) during the first two (2) years of the term, at the New Equipment Borrower’s option made at least [three] days prior to the beginning of each calendar quarter for such calendar quarter (or, in the case of the period from the Effective Date until the end of first calendar quarter to occur after the Effective Date, made on the Effective Date) (it being agreed that

[1]	This term sheet remains subject to ongoing review and comment by the Settling Equipment Lenders and the Debtors. The Settling Equipment Lenders have not yet signed off on this term sheet.
[2]

$197 million is approximately 80% of the aggregate projected $247 million Equipment Miner Claims assuming an Effective Date of September 30, 2023. This figure will be updated prior to the Effective Date to reflect the actual aggregate Equipment Miner Claims as of the Effective Date if the New Equipment Borrower fails to select an option below within such time period, it shall be deemed to have selected the option selected in the immediate preceding quarter):

	1.	13.0% annual interest, consisting of 3.0% cash interest and 10.0% paid-in-kind;

	2.	12.0% annual interest, consisting of 5.0% cash interest and 7.0% paid-in-kind; or

	3.	8.0% annual interest payable in cash.

(B) following the first two (2) years of the term, 10.0% annual interest payable in cash.

Upon the occurrence and during the continuance of an Event of Default (as defined below), the obligations under the Miner Equipment Facility shall bear interest at a rate equal to an additional [•]% per annum over the rate otherwise applicable, with such interest being payable in cash on demand.

Scheduled	Commencing with the twenty-fifth (25th) month after the Effective Date:

Amortization	(A) Beginning at the end of the first quarter following the second anniversary of the Effective Date: 50.00 % of the aggregate outstanding principal amount of the applicable Miner Equipment Loan (including PIK interest) as of the second anniversary of the Effective Date, payable quarterly;

(B) Beginning at the end of the first quarter following the third anniversary of the Effective Date: 25.00 % of the aggregate outstanding principal amount of the applicable Miner Equipment Loan (including PIK interest) as of the second anniversary of the Effective Date, payable quarterly; and

(C) Beginning at the end of the first quarter following the fourth anniversary of the Effective Date: 25.00 % of the aggregate outstanding principal amount of the applicable Miner Equipment Loan (including PIK interest) as of the second anniversary of the Effective Date, payable quarterly.

Optional Prepayments:	No restrictions on optional prepayment, and the Miner Equipment Loans, including accrued interest, may be prepaid at any time and from time to time at par, without premium or penalty.

Mandatory Prepayments	Limited to (i) the Excess Cash Flow Sweep (as defined below) and (ii) net cash proceeds from sales of such sold Equipment Collateral (as defined below) and net cash proceeds of casualty events. Mandatory prepayments will be applied to the scheduled amortization payments in inverse order of maturity.

Prepayment / Make Whole Premium:	None.

Equipment Collateral:	(A) The existing collateral securing the Miner Equipment Lender’s existing equipment loan/lease; and

(B) Each Settling Equipment Lender that elects Miner Equipment Lender Takeback Debt (Election 2) will receive an amount of the Settling Miner Equipment Lender Additional Collateral calculated as $52,500,000 multiplied by the quotient of such Settling Equipment Lender’s Allowed Miner Equipment Lender Claim (as of the Petition Date) divided by the aggregate amount of all Allowed Miner Equipment Lender Claims (as of the Petition Date); provided, however, such Settling Equipment Lenders may agree to allocate such Additional Collateral amongst themselves in a different manner than as set forth herein upon written notice to the Debtors prior to the start of the Confirmation Hearing (such clauses (A) and (B) above, together, the “Equipment Collateral”).

Conditions Precedent:	The Miner Equipment Facility will become effective and the Miner Equipment Loans will be issued upon satisfaction (or waiver) of conditions precedent acceptable to the Miner Equipment Lenders including, without limitation: (i) the Miner Equipment Lender timely electing Miner Equipment Lender Treatment Election 2 pursuant to the Plan and such option being available under the Plan; (ii) the applicable Miner Equipment Facility

2

Documents being in form and substance reasonably acceptable to the applicable Miner Equipment Lender if such Miner Equipment Lender; and (iii) the occurrence of the Effective Date.

Excess Cash Flow Sweep / Prepay	[TBD] (the “Excess Cash Flow Sweep”).

Asset Sales	The New Equipment Borrower may sell Equipment Collateral for fair market value to the extent that (i) the net cash proceeds of such sale are used to repay the New Equipment Loans as contemplated by the Mandatory Prepayments section above or (ii) it assigns replacement Equipment Collateral of reasonably equivalent value to the Miner Equipment Lender; provided that any such net cash proceeds used to repay the New Equipment Loans during the first 24 months after the Effective Date may be credited against future amortization payments beginning with the first amortization payment due following such sale and shall be applied to the scheduled amortization payments in inverse order of maturity. For the avoidance of doubt, nothing in the New Miner Equipment Facility or New Miner Equipment Loans shall restrict the sale of any other assets or equipment by the New Equipment Borrower that is not Equipment Collateral.

Covenants	Usual and customary for an equipment loan, limited to use of Equipment Collateral, no further encumbrance, limitations on sales and dispositions of Equipment Collateral to be agreed, fees and taxes, insurance, and further assurances.

Financial Covenants:	None.

Representations and Warranties	Limited to existence, requisite power and authority, no consents, enforceability and no violation of law.

Reporting:	Customary for an equipment loan.

Events of Default:	Limited to customary events of default[, including cross-acceleration to material debt.

Governing Law and	State of New York.
Submission to Exclusive Jurisdiction:

Professional Fees:	Capped at $[3.0] million in the aggregate assuming full participation in Election 2, which shall be reduced on a pro rata basis to the extent any Miner Equipment Lenders do not elect treatment under Election 2.

3

Exhibit H

New M&M Lien Debt Term Sheet

New M&M Lien Debt Term Sheet

This term sheet (the “Term Sheet”) is Exhibit H to the Joint Chapter 11 Plan of Core Scientific, Inc. and its affiliated Debtors (the “Plan”). Capitalized terms used but not defined herein have the meanings given to them in the Plan.

Set forth below are the principal terms of each M&M Lien Takeback Debt obligation (each, an “Obligation”) to be issued to each Debt Holder (as defined herein) in respect of each M&M Lien Secured Claim of such Debt Holder. The Obligations will be subject to (a) the approval of the Bankruptcy Court and (b) emergence by the Debtors from the Chapter 11 Cases on the Effective Date, in accordance with (i) the Plan and (ii) any order entered by the Bankruptcy Court authorizing the M&M Lien Takeback Debt, which may be part of the order confirming the Plan (the “Confirmation Order”).

Debt Issuer:	The applicable Debtor that owns or leases the real property encumbered by the M&M Liens which secure the M&M Lien Secured Claim (such Debtor, the “Issuer”), in each case, as set forth on Exhibit I attached to the Plan.

Debt Holder:	The General Contractor which is the Holder of the M&M Lien Secured Claim (the “Debt Holder”), in each case, as set forth on Exhibit I attached to the Plan.

Principal Amount:	The amount of the Debt Holder’s M&M Lien Secured Claim attributable to the applicable real property encumbered by the M&M Liens which secure such Debt Holder’s Allowed M&M Lien Secured Claim (such amount, the “Principal”), in each case, as set forth on Exhibit I attached to the Plan.

Payment Recipient:

With respect to Obligations in respect of M&M Lien Secured Claims attributable to amounts secured by M&M Liens of only the Debt Holder: the Debt Holder.

With respect to Obligations in respect of M&M Lien Secured Claims attributable to amounts secured by M&M Liens of the Debt Holder and, in duplication, by M&M Liens of one or more Subcontractors: Issuer shall make payments directly to each Debt Holder and Subcontractor, pro rata in the percentages set forth next to each such Debt Holder and Subcontractor on Exhibit I attached to the Plan; provided, however, that upon delivery to the Issuer of a final and unconditional lien waiver and release duly executed by a Subcontractor, in recordable form and substance sufficient to permanently waive and release such Subcontractor’s M&M Liens, the Issuer shall make all further payments on account of such Obligations attributable to such Subcontractor’s pro rata percentages set forth next to such Subcontractor on Exhibit I attached to the Plan directly to the Debt Holder.

Each payment made directly to a Subcontractor shall reduce the amount of such Obligation, such Debt Holder’s M&M Secured Lien Claim, such Debt Holder’s M&M Lien, and such Subcontractor’s M&M Lien, in each case on a dollar-for-dollar basis.

Interest Rate:	Interest shall accrue at a rate of five percent (5.00%) per annum.

Payment Date:	The Obligations shall be payable in quarterly installments, payable on the last of each calendar quarter (each such payment date, a “Payment Date”) beginning on the first such date to occur after the Effective Date (e.g., if the Effective Date is on October 1, the first monthly payment date will be December 31) (such initial payment date, the “Initial Payment Date”).

Maturity Date:	The date that is ten (10) years after the Initial Payment Date.

Scheduled	Years 1–2: Interest only shall be payable.

Amortization:	Years 3–10: The Principal shall be fully amortized and payable in equal monthly installments.

Collateral and Security:	Each Obligation shall be secured by the M&M Liens in favor of the Debt Holder that encumber the applicable property (the “Collateral”).

Voluntary Prepayments:	Each Issuer shall have the right, exercisable at any time and from time to time, to voluntarily prepay the M&M Lien Takeback Debt in whole or in part, without premium or penalty.

Any voluntary prepayment of the Obligations shall be applied in inverse or direct order of maturity in the discretion of, and as specified in a notice accompanying such prepayment from, the Issuer.

2

Automatic Release of Mechanic’s Liens:	Any M&M Lien (i) of a Subcontractor, (ii) of the Debt Holder, or (iii) otherwise securing an Obligation shall be fully and finally extinguished upon the repayment in full of the applicable Obligation. Upon repayment in full of an Obligation, the Issuer is authorized to record (and granted power of attorney to effectuate such recordation) final, unconditional lien waivers, releases of lien, and such other documents or certificates required to fully and unconditionally release any such M&M Lien in the applicable real property records, and each applicable clerk is directed to accept such documentation.

Events of Default:	The occurrence of the following event shall constitute an “Event of Default” by Issuer: Issuer fails to pay any quarterly installment on the Payment Date when such quarterly installment becomes due, and such failure continues for sixty (60) days after the Debt Holder gives written notice thereof to Issuer.

With respect to each Obligation, unless and until an Event of Default occurs, each Debt Holder and Subcontractor whose M&M Liens secure amounts attributable to M&M Lien Secured Claims in respect of such Obligation shall be barred from foreclosing or otherwise enforcing such M&M Lien or otherwise taking adverse action against the Issuer of such Obligation with regard to any amounts secured by such M&M Lien.

Governing Law:	With respect of each Obligation, the State in which the real property encumbered by the M&M Liens securing the M&M Lien Secured Claims in respect of such Obligations is situated.

Documentation:	Each M&M Lien Takeback Debt Obligation shall be automatically deemed to be issued upon the Effective Date of the Plan.

3

Exhibit I

M&M Lien Claims Schedule

M&M Lien Claims Schedule*1

Real Property Owned or Leased by Debtors	Lienholder/ Claimant	General Contractor or Subcontractor	General Contractor under applicable General Contract which gives rise to the M&M Liens and/or Claims	Proof of Claim Numbers Filed by Lienholder/ Claimant	Unreduced Amount of Allowed M&M Lien Secured Claim[2]	Allowed Unsecured Claim Amount	Unreduced Amount of Allowed M&M Lien[3]	Materials and Equipment Held by such General Contractor or Subcontractor	Value of Materials and Equipment Held by such General Contractor or Subcontractor	Amount of Allowed M&M Lien[4] (equal to Unreduced Allowed M&M Lien Amount less Value of Equipment)	Amount of Allowed M&M Lien Secured Claim[5] (which shall equal the amount of M&M Lien Takeback Debt to be issued to each General Contractor)	Amount of applicable M&M Takeback Debt to be repaid directly to such General Contractor or Subcontractor	Pro Rata Percentage of applicable M&M Lien Takeback Debt to be repaid directly to such General Contractor or Subcontractor
Denton	McCarthy Building Companies, Inc.	General Contractor	McCarthy Building Companies, Inc.	468	$17,052,583.65	$1,746,915.35	$17,052,583.65	N/A	N/A	$17,052,583.65	$17,052,583.65	$5,814,510.32	34.10%
Denton	Sure Steel – Texas, L.P.	Subcontractor	McCarthy Building Companies, Inc.	110	$0	$0	$695,277.03	N/A	N/A	$695,277.03	$0	$695,277.03	4.08%
Denton	Way Mechanical	Subcontractor	McCarthy Building Companies, Inc.	N/A	$0	$0	$436,029.00	N/A	N/A	$436,029.00	$0	$436,029.00	2.56%
Denton	McCorvey Sheet Metal Works, LP	Subcontractor	McCarthy Building Companies, Inc.	N/A	$0	$0	$20,895.50	N/A	N/A	$20,895.50	$0	$20,895.50	0.12%
Denton	BEAM Concrete Construction, Inc.	Subcontractor	McCarthy Building	187	$0	$0	$878,306.82	N/A	N/A	$878,306.82	$0	$878,306.82	5.15%

[1]

This Schedule is subject to ongoing review and revision by the Debtors and their advisors, and thus is subject to change. This schedule assumes approval is obtained with respect to all M&M Lien and Claim settlements for which the Debtors have sought Bankruptcy Court approval.

[2]

The proposed unreduced allowed amount of each M&M Lien Secured Claim set forth on this Schedule is subject to the Debtors’ ongoing analysis regarding whether each of the related M&M Liens are valid and were properly perfected in accordance with applicable law.

[3]

The proposed allowed unreduced amount of each M&M Lien set forth on this Schedule is subject to the Debtors’ ongoing analysis regarding whether each M&M Lien is valid and was properly perfected in accordance with applicable law.

[4]

The proposed allowed amount of each M&M Lien set forth on this Schedule is subject to the Debtors’ ongoing analysis regarding whether each M&M Lien is valid and was properly perfected in accordance with applicable law.

[5]

The proposed allowed amount of each M&M Lien Secured Claim set forth on this Schedule is subject to the Debtors’ ongoing analysis regarding whether each of the related M&M Liens are valid and were properly perfected in accordance with applicable law.

Real Property Owned or Leased by Debtors	Lienholder/ Claimant	General Contractor or Subcontractor	General Contractor under applicable General Contract which gives rise to the M&M Liens and/or Claims	Proof of Claim Numbers Filed by Lienholder/ Claimant	Unreduced Amount of Allowed M&M Lien Secured Claim[2]	Allowed Unsecured Claim Amount	Unreduced Amount of Allowed M&M Lien[3]	Materials and Equipment Held by such General Contractor or Subcontractor	Value of Materials and Equipment Held by such General Contractor or Subcontractor	Amount of Allowed M&M Lien[4] (equal to Unreduced Allowed M&M Lien Amount less Value of Equipment)	Amount of Allowed M&M Lien Secured Claim[5] (which shall equal the amount of M&M Lien Takeback Debt to be issued to each General Contractor)	Amount of applicable M&M Takeback Debt to be repaid directly to such General Contractor or Subcontractor	Pro Rata Percentage of applicable M&M Lien Takeback Debt to be repaid directly to such General Contractor or Subcontractor
			Companies, Inc.
Denton	Humphrey & Associates, Inc.	Subcontractor	McCarthy Building Companies, Inc.	510	$0	$0	$7,036,021.06	N/A	N/A	$7,036,021.06	$0	$7,036,021.06	41.26%
Denton	Imperial Fire Protection, LLC	Subcontractor	McCarthy Building Companies, Inc.	122	$0	$0	$209,210.00	N/A	N/A	$209,210.00	$0	$209,210.00	1.23%
Denton	ABLe Communications, Inc.	Subcontractor	McCarthy Building Companies, Inc.	538	$0	$0	$1,094,850.64	N/A	N/A	$1,094,850.64	$0	$1,094,850.64	6.42%
Denton	Pillar Electric Group, LP	Subcontractor	McCarthy Building Companies, Inc.	N/A	$0	$0	$28,266.49	N/A	N/A	$28,266.49	$0	$28,266.49	0.17%
Denton	Power Engineering Services, Inc.	Subcontractor	McCarthy Building Companies, Inc.	N/A	$0	$0	$98,440.00	N/A	N/A	$98,440.00	$0	$98,440.00	0.58%
Denton	North Texas Contracting, Inc.	Subcontractor	McCarthy Building Companies, Inc.	N/A	$0	$0	$189,425.90	N/A	N/A	$189,425.90	$0	$189,425.90	1.11%
Denton	RPM xConstruction, LLC	Subcontractor	McCarthy Building Companies, Inc.	N/A	$0	$0	$19,394.12	N/A	N/A	$19,394.12	$0	$19,394.12	0.11%
Denton	BURNCO Texas LLC	Subcontractor	McCarthy Building Companies, Inc.	N/A	$0	$0	$531,956.77	N/A	N/A	$531,956.77	$0	$531,956.77	3.12%

2

Real Property Owned or Leased by Debtors	Lienholder/ Claimant	General Contractor or Subcontractor	General Contractor under applicable General Contract which gives rise to the M&M Liens and/or Claims	Proof of Claim Numbers Filed by Lienholder/ Claimant		Unreduced Amount of Allowed M&M Lien Secured Claim[2]		Allowed Unsecured Claim Amount		Unreduced Amount of Allowed M&M Lien[3]		Materials and Equipment Held by such General Contractor or Subcontractor		Value of Materials and Equipment Held by such General Contractor or Subcontractor		Amount of Allowed M&M Lien[4] (equal to Unreduced Allowed M&M Lien Amount less Value of Equipment)		Amount of Allowed M&M Lien Secured Claim[5] (which shall equal the amount of M&M Lien Takeback Debt to be issued to each General Contractor)		Amount of applicable M&M Takeback Debt to be repaid directly to such General Contractor or Subcontractor		Pro Rata Percentage of applicable M&M Lien Takeback Debt to be repaid directly to such General Contractor or Subcontractor
Denton	Housley Communications	Subcontractor	McCarthy Building Companies, Inc.	167		$0		$0		$0		N/A		N/A		$0		$0		$0		0%
Denton	Maddox Industrial Transformer, LLC[6]	General Contractor	Maddox Industrial Transformer, LLC	295		$0		$0		$0		[TBD	]	[TBD	]	$0		$0		N/A		N/A
Denton, Cottonwood and Cedarvale	Herc Rentals, Inc.	General Contractor	Herc Rentals, Inc.	340		$0		$127,512.03		$0		N/A		N/A		$0		$0		$0		100%
Cottonwood	T&D Moravits & Co., LLC	Subcontractor	FlowTX	[TBD	]	[TBD	]	$0		[TBD	]	N/A		N/A		[TBD	]	[TBD	]	[TBD	]	[TBD	]
Muskogee	Harper Construction Company, Inc.	General Contractor	Harper Construction Company, Inc.	437		$9,700,571.00		[TBD	]	$9,700,571.00		N/A		N/A		$9,700,571.00		[TBD	]	[TBD	]	[TBD	]
Muskogee	Contech, Inc.	Subcontractor	Harper Construction Company, Inc.	N/A		$0		$0		$602,556.08		N/A		N/A		$602,556.08		$0		$602,556.08		[TBD	]
Muskogee	Gaylor Electric, Inc.	Subcontractor	Harper Construction Company, Inc.	374, 378		$0		$0		[TBD	]	[TBD	]	[TBD	]	[TBD	]	$0		[TBD	]	[TBD	]

[6]

The Debtors dispute the claims and liens asserted by Maddox Industrial Transformer, LLC and contend that they have counterclaims against Maddox Industrial Transformer, LLC which, if successful, will likely result in recoveries in favor of the Debtors.

3

Exhibit J

Miner Equipment Lender Claims Schedule

Miner Equipment Lender Claims Schedule*1

Holder	Agreement(s)	Proof of Claim Number	Miner Equipment Lender Claim (as of Petition Date)[2]	Allowed Secured Claim (as of Petition Date)	Allowed Deficiency Claim (as of Petition Date)	Collateral (# of Miners)	Principal of New Debt
							Default Miner Equipment Lender Treatment[3]	Miner Equipment Lender Treatment Election 2[4]
36th Street Capital Partners, LLC	36th Street Miner Agreement	294	$4,066,802.27	$1,016,211.33	$3,050,590.93	970	$1,016,211.33	$3,372,112.91
Anchorage Lending CA, LLC	Anchorage Agreements	362	$25,931,198.54	$4,732,276.58	$21,198,921.96	5,354	$4,732,276.58	$21,491,277.20
Barings (Consolidated)[5]	Barings (Consolidated)		$65,971,295.24	$12,316,472.00	$53,654,823.24	14,181	$12,316,472.00	$54,675,737.06

[1]	This schedule is subject to ongoing review and revision by the Debtors and their advisors, and thus is subject to change.
[2]	The amounts reflected herein do not include any legal or advisor fees or expenses, which shall be treated pursuant to section 2.5 of the Plan in accordance with section 5.13 of the Plan.
[3]	Equal to Allowed Secured Claim.
[4]	Equal to 80% of the sum of Allowed Secured Claim plus Allowed Deficiency Claim (as of Effective Date).
[5]	The Debtors have reflected the Barings entities on a consolidated basis. The Debtors may amend this schedule to reflect amounts allocated for each entity.

Holder	Agreement(s)	Proof of Claim Number		Miner Equipment Lender Claim (as of Petition Date)[2]	Allowed Secured Claim (as of Petition Date)	Allowed Deficiency Claim (as of Petition Date)	Collateral (# of Miners)	Principal of New Debt
								Default Miner Equipment Lender Treatment[3]	Miner Equipment Lender Treatment Election 2[4]
Barings BDC, Inc.	Barings Agreements	432	[6]
Barings Capital Investment Corporation	Barings Agreements	443	[7]
Barings Private Credit Corp.	Barings Agreements	442	[8]
BlockFi Lending LLC	BlockFi Agreements	447	[9]	$55,712,407.48	$15,064,256.50	$40,648,150.98	14,508	$15,064,256.50	$46,195,638.79

[6]	Any other Proofs of Claim filed by Barings BDC, Inc., including Proofs of Claim Nos. 438, 444, 453, 455, 460, 466, 467, 473, 477, and 478, are Disallowed.
[7]	Any other Proofs of Claim filed by Barings Capital Investment Corporation, including Proofs of Claim Nos. 440, 449, 451, 454, 457, 461, 463, 464, 472, and 475, are Disallowed.
[8]	Any other Proofs of Claim filed by Barings Private Credit Corp., including Proofs of Claim Nos. 433, 446, 450, 452, 458, 462, 465, 470, 471, and 474, are Disallowed.
[9]	A Proof of Claim No. 423 filed by BlockFi Lending LLC is Disallowed.

2

Holder	Agreement(s)	Proof of Claim Number		Miner Equipment Lender Claim (as of Petition Date)[2]			Allowed Secured Claim (as of Petition Date)			Allowed Deficiency Claim (as of Petition Date)			Collateral (# of Miners)		Principal of New Debt
															Default Miner Equipment Lender Treatment[3]			Miner Equipment Lender Treatment Election 2[4]
Jack Novak	Novak Agreements	224	[10]		$10,059,404.11			$0.00			$10,059,404.11		N/A			$0.00			$8,337,040.10
MassMutual Asset Finance LLC	MassMutual Agreements	298	[11]		$43,679,664.81			$14,899,759.00			$28,779,905.81		15,066			$14,899,759.00			$36,200,863.71
Stonebriar Commercial Finance LLC	Stonebriar Agreement	490			$7,254,478.10			$1,516,622.67			$5,737,855.43		1,465			$1,516,622.67			$6,012,371.53
Trinity Capital Inc.	Trinity Agreements OpCo	370		$	[16,932,454.36	]	$	[5,983,286.67	]	$	[10,949,167.69	]	[5,812	]	$	[5,983,286.67	]	$	[14,331,864.48	]
Trinity Capital Inc.	Trinity Agreement Parent	371		$	[10,000,000.00	]	$	[0.00	]	$	[10,000,000.00	]			$	[0.00	]	$	[8,000,000.00	]

[10]	Any other Proofs of Claim filed by Jack Novak, including Proof of Claim No. 201, are Disallowed.
[11]	Any other Proofs of Claim filed by MassMutual Asset Finance LLC, including Proof of Claim No. 319, are Disallowed.

3

Holder	Agreement(s)	Proof of Claim Number		Miner Equipment Lender Claim (as of Petition Date)[2]	Allowed Secured Claim (as of Petition Date)	Allowed Deficiency Claim (as of Petition Date)	Collateral (# of Miners)	Principal of New Debt
								Default Miner Equipment Lender Treatment[3]	Miner Equipment Lender Treatment Election 2[4]
Wingspire Equipment Finance LLC (f/k/a Liberty Commercial Finance LLC)	Liberty Miner Agreements	402	[12]	$2,508,444.25	$1,113,778.67	$1,394,665.59	1,070	$1,113,778.67	$2,078,950.21

[12]

For the avoidance of doubt, the Allowed Claim amounts set forth in this schedule relate only to the Liberty Miner Agreements and not the Liberty Non-Miner Agreements. Wingspire Equipment Finance LLC’s Claim with regard to the Liberty Non-Miner Agreements is treated in Class 4 as set forth in section 4.4 of the Plan.

4

Exhibit K

Secured Mortgage Claims Schedule

Secured Mortgages Claims Schedule*1

Holder	Agreement(s)	Proof of Claim Number or Schedule Number		Allowed Secured Claim
Brown Corporation	Brown Agreement	502	[2]	$187,819.93
Holliwood LLC	Holliwood Agreements	504		$571,961.55, plus (i) post- petition interest accruing at ten-percent (10%), plus (ii) reasonable and documented legal fees and expenses of Holliwood LLC relating to the Secured Mortgage Claim (Holliwood) and the Chapter 11 Cases not to exceed $25,000.

[1]	This schedule is subject to ongoing review and revision by the Debtors and their advisors, and thus is subject to change.
[2]	Proof of Claim No. 502 shall be deemed Allowed only against American Property Acquisition, LLC.